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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

REMY INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Remy International, Inc.
600 Corporation Drive
Pendleton, Indiana 46064

August 18, 2015

Dear Remy Stockholder,

        We cordially invite you to attend a special meeting of stockholders of Remy International, Inc., a Delaware corporation, which we refer to as the Company or Remy, to be held on September 22, 2015 at 10:00 a.m., local time, at 600 Corporation Drive, Pendleton, Indiana 46064.

        On July 12, 2015, the Company entered into a merger agreement with BorgWarner Inc., which we refer to as BorgWarner, and Band Merger Sub, Inc., a wholly owned subsidiary of BorgWarner that we refer to as Merger Sub. The merger agreement provides for the acquisition by BorgWarner of the Company through the merger of Merger Sub with and into the Company, with the Company as the surviving corporation.

        If the merger is completed, you will be entitled to receive $29.50 in cash, without interest, less any applicable withholding taxes, for each share of Remy common stock owned by you (unless you have properly exercised and not lost your appraisal rights with respect to such shares), which represents a premium of approximately 34.8% to the thirty trading day average closing price of our common stock as of July 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, and a premium of approximately 43.7% to the closing price of Remy's common stock on July 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement.

        Concurrently with the execution of the merger agreement, Company stockholders H Partners Management, LLC, H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd. and Rehan Jaffer (which we refer to collectively as H Partners) entered into a voting and support agreement with BorgWarner and the Company, in which such stockholders agreed, on the terms and subject to the conditions set forth in the voting and support agreement, to vote all Company shares owned by them (representing approximately 8.7% of the Company's issued and outstanding common stock, based on the Schedule 13D filed by H Partners in respect of its interest in the Company on July 14, 2015) in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any other matter to be approved by the stockholders of the Company to facilitate such transactions, and not to vote in favor of any alternative transactions.

        The board of directors of the Company has unanimously determined that the merger agreement and the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its subsidiaries) and approved and declared advisable the merger agreement and the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger. The Company's board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors.

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority in voting power of the outstanding shares of Remy's common stock entitled to vote thereon.

        The board of directors of the Company recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        If your shares of Remy common stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Remy common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Remy common stock "FOR" approval of the proposal to adopt the merger agreement will have the same effect as voting "AGAINST" approval of the proposal to adopt the merger agreement.

        The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement, the voting and support agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement, and a copy of the voting and support agreement is attached as Annex B to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement and the voting and support agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

        If you have any questions or need assistance voting your shares of our common stock, please contact Georgeson Inc., our proxy solicitor, by calling toll-free at 1-800-509-0984.

        The board of directors has unanimously approved and declared advisable the merger agreement and recommends that you vote FOR the adoption of the merger agreement.

        Thank you in advance for your cooperation and continued support.

Sincerely,

John J. Pittas President and Chief Executive Officer

        The proxy statement is dated August 18, 2015, and is first being mailed to our stockholders on or about August 20, 2015.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE VOTING AND SUPPORT AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE VOTING AND SUPPORT AGREEMENT, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Remy International, Inc.
600 Corporation Drive
Pendleton, Indiana 46064

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 22, 2015

To the Stockholders of Remy International, Inc.:

        Notice is hereby given that a special meeting of the stockholders of Remy International, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on September 22, 2015, at 600 Corporation Drive, Pendleton, Indiana 46064, for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2015, as it may be amended from time to time, which we refer to as the merger agreement, by and among Remy International, Inc., a Delaware corporation, BorgWarner Inc., a Delaware corporation, and Band Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

  2.
  To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger.

  3.
  To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        The merger agreement, the voting and support agreement executed concurrently with the merger agreement, and the merger, along with the other transactions which would be effected in connection with the merger, are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.

        Adoption of the merger agreement requires the affirmative vote of holders of a majority in voting power of the outstanding shares of Company common stock in favor of adoption of the merger agreement.

        The board of directors of the Company has unanimously determined that the merger agreement and the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its subsidiaries) and approved and declared advisable the merger agreement, the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger. The board of directors of the Company made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The board of directors of the Company recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Your vote is very important, regardless of the number of shares of common stock of the Company you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority in voting power of the outstanding shares of the Company's common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of common stock of the Company will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, it will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        The board of directors of the Company has fixed the close of business on August 14, 2015 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at (in person or by proxy), the special meeting and at any adjournment or postponement thereof. You will be entitled to one vote for each share of our common stock that you owned on the record date. A complete list of our stockholders of record entitled to vote at the special meeting will be available for inspection at our principal executive offices at least ten days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

        Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. To gain admittance, please bring the admission ticket with you to the meeting. If your shares of our common stock are held through a bank, brokerage firm or other nominee, please send proof of your ownership to the Corporate Secretary at 600 Corporation Drive, Pendleton, Indiana 46064, and the Company will send you an admission ticket. Alternatively, please bring to the special meeting proof of your beneficial ownership of our common stock. Acceptable proof could include an account statement showing that you owned shares of the Company common stock on the record date, August 14, 2015. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Jeremiah J. Shives Vice President, Deputy General Counsel and Corporate Secretary

Pendleton, Indiana
Dated: August 18, 2015.

i

Annex A	Agreement and Plan of Merger, dated as of July 12, 2015, by and among Remy International, Inc., BorgWarner Inc. and Band Merger Sub, Inc.
Annex B
Voting and Support Agreement, dated as of July 12, 2015, by and among BorgWarner Inc., Remy International, Inc. and H Partners Management, LLC, H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd. and Rehan Jaffer
Annex C	Section 262 of the General Corporation Law of the State of Delaware
Annex D	Opinion of UBS Securities LLC, dated as of July 12, 2015

ii

        This proxy statement and a proxy card are first being mailed on or about August 20, 2015 to stockholders who owned shares of the Company's common stock as of the close of business on August 14, 2015.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 97.

Parties to the Merger (Page 21)

        Remy International, Inc., a Delaware corporation, or "Remy", the "Company", "we", "us", or "our", is a leading global vehicular parts designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. We sell our products worldwide primarily under the "Delco Remy", "Remy", "World Wide Automotive", "USA Industries" and "Maval" brand names and our customers' widely recognized private label brand names. Our products include new and remanufactured, light-duty and heavy-duty starters and alternators for both original equipment and aftermarket applications, hybrid power technology, and multi-line products, such as constant velocity axles, disc brake calipers, and steering gears. These products are principally sold or distributed to original equipment manufacturers ("OEMs") for both original equipment manufacturing and aftermarket operations, as well as to warehouse distributors and retail automotive parts chains for the aftermarket. We sell our products principally in North America, Europe, South America and Asia.

        BorgWarner Inc., a Delaware corporation, or "BorgWarner" or "Parent", is a leading global supplier of highly engineered automotive systems and components primarily for powertrain applications. BorgWarner's products help improve vehicle performance, fuel efficiency, stability and air quality. These products are manufactured and sold worldwide, primarily to OEMs of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). BorgWarner's products are also sold to other OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). BorgWarner also manufactures and sells its products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. BorgWarner operates manufacturing facilities serving customers in the Americas, Europe and Asia and is an original equipment supplier to every major automotive OEM in the world.

        Band Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, or the "Merger Sub", was formed by Parent for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist as a separate entity.

The Special Meeting (Page 22)

  Date, Time, Place and Purpose of the Special Meeting (Page 22)

        The special meeting will be held on September 22, 2015, at 10:00 a.m., local time, at 600 Corporation Drive, Pendleton, Indiana 46064.

        At the special meeting, holders of our common stock, par value $0.0001 per share, which we refer to as our common stock or Company common stock, will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

  Record Date and Quorum (Page 22)

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of our common stock at the close of business on August 14, 2015, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will be entitled to one vote for each share of our common stock that you owned on the record date. As of the record date, there were 31,802,084 shares of our common stock outstanding and entitled to vote at the special meeting, held by approximately 4,115 holders of record. A majority in voting power of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.

  Vote Required (Page 23)

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger, as described under "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers" beginning on page 85, requires the affirmative vote of holders of a majority in voting power of the shares of our common stock present, in person or represented by proxy, at the special meeting and entitled to vote on this proposal. The Company is providing stockholders with the opportunity to approve, on a non-binding, advisory basis, such merger-related executive compensation in accordance with Section 14A of the Securities Exchange Act of 1934 (as amended), which we refer to as the Exchange Act. Abstentions will have the same effect as a vote "AGAINST" approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

        The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstentions will have the same effect as a vote "AGAINST" approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

        As of August 14, 2015, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 866,160 shares of our common stock (not including any shares of our common stock deliverable upon exercise or conversion of any options, stock appreciation rights, restricted shares or phantom awards), representing approximately 2.7 percent of the outstanding shares of our common stock. The directors and executive officers of the Company have informed the Company that they currently intend to vote all such shares of our common stock "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        According to the Schedule 13D filed by Company stockholders H Partners Management, LLC, H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd. and Rehan Jaffer (which we refer to collectively as "H Partners") in respect of their interests in the Company on July 14,

2015, H Partners collectively beneficially owned, as of July 14, 2015, 2,801,264 shares of our common stock, representing approximately 8.7% of the outstanding shares of our common stock. The Company has been informed by H Partners that, consistent with the terms of the voting and support agreement executed by H Partners with Parent and the Company, they intend to vote all of the Company shares held by them "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

  Proxies and Revocation (Page 25)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to approve the merger-related executive compensation or the proposal to adjourn the special meeting.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

The Merger (Page 28)

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger, which we refer to as the surviving corporation, and will continue to do business following the consummation of the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned direct or indirect subsidiary of BorgWarner. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

  Merger Consideration (Page 28)

        In the merger, each issued and outstanding share of our common stock (other than shares owned by Parent, Merger Sub or the Company or any of their subsidiaries (except to the extent held by any such person on behalf of a third party), which we refer to as excluded shares, and shares owned by stockholders who are entitled to demand and properly demand appraisal of such shares pursuant to, and who comply in all respects with, Section 262 of the General Corporation Law of the State of Delaware, which law we refer to as the "DGCL", and which shares we refer to as dissenting shares) will be converted into the right to receive cash in an amount equal to $29.50 per share, which we refer to as the per share merger consideration, without interest and less any applicable withholding taxes.

  Reasons for the Merger; Recommendation of the Board of Directors (Page 35)

        After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 35, the board of directors of the Company, which we refer to as the "Board", has unanimously (i) determined that the merger agreement and the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its subsidiaries), (ii) approved and declared advisable the merger agreement, the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, (iii) resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and (iv) recommended that the merger agreement be adopted by the stockholders of the Company in accordance with the DGCL.

        In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 51.

        The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of UBS Securities LLC (Page 39)

        On July 12, 2015, at a meeting of the Board held to evaluate the proposed merger, UBS Securities LLC, which we refer to as UBS, delivered to the Board an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated July 12, 2015, to the effect that, as of July 12, 2015 and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, the per share merger consideration to be received by holders of Company common stock (other than excluded shares and dissenting shares) was fair, from a financial point of view, to such holders.

        The full text of UBS' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference. The summary of UBS' opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS' written opinion. Holders of Company common stock are encouraged to read UBS' opinion carefully in its entirety. UBS' opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the per share merger consideration, from a financial point of view, and does not address any other aspect of the merger or any related transaction. UBS' opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the merger. UBS' opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction.

Financing of the Merger (Page 50)

        The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt by them of any financing. Parent and Merger Sub have informed the Company that they expect that funds needed by them in connection with the merger will be derived from (i) cash on hand, (ii) borrowings under Parent's existing, or any new, credit facilities, (iii) the proceeds from the sale of debt securities or (iv) any combination of the foregoing.

Interests of Certain Persons in the Merger (Page 51)

        In considering the recommendation of the Board with respect to the proposed merger, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include, but are not limited to, the following:

  •
  accelerated vesting and cash-out of Company equity awards (including Company stock options and restricted shares) based on the per share merger consideration;

  •
  the receipt of certain payments and benefits under certain executive officers' individual employment agreements or the Company's severance pay plan for salaried employees in the United States, as applicable, upon certain types of terminations of employment;

  •
  accelerated payment of the performance-based cash incentive award granted to the Company's chief executive officer upon certain terminations of employment;

  •
  payment of the transaction continuity awards granted to certain executive officers, with such payment accelerated upon certain terminations of employment; and

  •
  the entitlement to indemnification benefits in favor of directors and officers of the Company.

        For further information with respect to the arrangements between the Company and its directors and executive officers, see the information included under "The Merger—Interests of Certain Persons in the Merger" beginning on page 51 and "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers—Golden Parachute Compensation" beginning on page 85.

Material U.S. Federal Income Tax Consequences of the Merger (Page 55)

        The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" on page 55) for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their shares of our common stock in the merger for cash will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and their adjusted tax basis in their shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 55 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 57)

        Under the terms of the merger agreement, the Company, Parent and Merger Sub are required to use reasonable best efforts to obtain antitrust approvals, including from foreign governments. The merger cannot be completed until (i) any waiting periods applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, have expired or been terminated and (ii) any filings, authorizations, consents or approvals regarding the merger required pursuant to antitrust laws (as defined in the merger agreement) in Austria, Germany, China, Korea and Mexico have been made or obtained and any applicable waiting periods thereunder have expired or been terminated.

        On July 24, 2015, Parent and the Company filed notification of the proposed merger with the Federal Trade Commission, or the FTC, and the Department of Justice, or the DOJ, under the HSR Act. On August 12, 2015, the FTC granted early termination of the waiting period applicable to consummation of the merger under the HSR Act.

        On August 14, 2015, Parent filed notification of the proposed merger with the Chinese Ministry of Commerce.

        The Company currently expects that applicable filings in Korea, Mexico, Austria and Germany will be made in due course.

        The consummation of the merger is not conditioned on any antitrust law-related regulatory filings in the United States or in any other jurisdiction, other than those described above.

The Merger Agreement (Page 58)

  Treatment of Common Stock and Stock-Based Awards (Page 59)

  •
  Common Stock.  At the effective time of the merger, each share of our common stock issued and outstanding immediately prior thereto (other than excluded shares and dissenting shares) will be converted into the right to receive cash in an amount, without interest, equal to the per share merger consideration. Each outstanding or issued share that is owned by Parent, Merger Sub or the Company, or by any of their subsidiaries (except to the extent held by any such person on behalf of a third party), immediately prior to the effective time of the merger shall automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

  •
  Stock Options.  At the effective time of the merger, each option to purchase shares of our common stock (which we refer to as the Company stock options) under the Remy International, Inc. Omnibus Incentive Plan (which we refer to as the Company equity plan) that is outstanding immediately prior to the effective time of the merger will be fully vested and cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the vested portion of the total number of shares subject to such cancelled Company stock option, multiplied by the excess, if any, of the per share merger consideration over the exercise price per share for such cancelled Company stock option, less any withholding taxes. For the avoidance of doubt, any Company stock option which has an exercise price per share that is greater than or equal to the per share merger consideration will be cancelled in exchange for no consideration or payment.

  •
  Stock Appreciation Rights.  At the effective time of the merger, each stock appreciation right with respect to shares of our common stock (which we refer to as Company stock appreciation rights) granted under the Company equity plan that is outstanding immediately prior to the effective time of the merger will be fully vested and cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the vested portion of the total number of shares subject to such cancelled Company stock appreciation right, multiplied by the excess, if any, of the per share merger consideration over the base price per share for such cancelled Company stock appreciation right, less any withholding taxes. For the avoidance of doubt, any Company stock appreciation right which has a base price per share that is greater than or equal to the per share merger consideration will be cancelled in exchange for no consideration or payment.

  •
  Restricted Shares.  At the effective time of the merger, each award of shares of our common stock granted under the Company equity plan that is outstanding immediately prior to the effective time of the merger that is subject to forfeiture or other restrictions (which we refer to as Company restricted shares) will be fully vested (with any performance-based vesting conditions treated as vested at the target performance level) and all restrictions (including forfeiture restrictions) will lapse and such Company restricted shares will each be converted into the right to receive (without interest) the per share merger consideration, less any withholding taxes.

  •
  Restricted Stock Units.  At the effective time of the merger, each restricted stock unit and each other right of any kind to acquire or receive payments measured by the value of the shares of our common stock and each award consisting of our common stock other than the Company stock options, the Company stock appreciation rights and the Company restricted shares (which we refer to as Company restricted stock units) granted under the Company equity plan that is outstanding immediately prior to the effective time of the merger will be fully vested (with any performance-based vesting conditions treated as vested at the target performance level) and cancelled in exchange for the right to receive (without interest) the per share merger consideration for each share subject to such Company restricted stock unit, less any withholding taxes.

  Solicitation of Acquisition Proposals; Board Recommendation Changes (Page 69)

        The merger agreement provides that from the date of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger, we are not permitted to, directly (or indirectly through third parties), solicit, initiate or knowingly encourage, or knowingly induce or facilitate, any inquiry or the making of any proposal that constitutes, is related to or would reasonably be expected to lead to, an acquisition proposal from any person, make available non-public information regarding the Company or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an acquisition proposal, or engage in discussions or negotiations with respect to any acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an acquisition proposal.

        Notwithstanding these restrictions, under certain circumstances, we may, prior to the time the merger agreement is adopted by our stockholders, make available information regarding the Company and its subsidiaries with respect to certain unsolicited written acquisition proposals, or engage in discussions or negotiations with a person with respect to certain unsolicited written acquisition proposals.

        At any time before the merger agreement is adopted by our stockholders, to the extent that the Board determines in good faith that failure to take such action would be inconsistent with the fiduciary duties of its directors under applicable law, we may terminate the merger agreement to enter into an alternative acquisition agreement (defined as any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement with respect to an acquisition proposal, other than certain confidentiality agreements) with respect to an acquisition proposal that the Board has determined in good faith is a superior proposal (as defined under the merger agreement, see "The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 69), or make an adverse recommendation change (as defined under the merger agreement, see "The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 69) in respect of a superior proposal, so long as we have first complied with certain terms of the merger agreement, including (i) negotiating with Parent in good faith regarding revisions proposed by Parent to the terms of the merger agreement (to the extent Parent desires to negotiate) for a period of three business days, subject to additional two business days negotiation periods if the terms of the superior proposal materially change during such negotiation period and (ii) where applicable, paying a termination fee to Parent.

  Conditions to the Merger (Page 77)

        The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement. See "The Merger Agreement—Conditions to the Merger" beginning on page 77.

  Termination (Page 78)

        We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders.

        The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

  •
  by either Parent or the Company, if any of a government order termination event, stockholder vote termination event or an outside date termination event (each, as defined in the section of this proxy statement entitled "The Merger Agreement—Termination" beginning on page 78) has occurred;

  •
  by Parent, if a Company breach termination event or an adverse recommendation change termination event (each, as defined in the section of this proxy statement entitled "The Merger Agreement—Termination" beginning on page 78) has occurred; or

  •
  by the Company, if a Parent breach termination event or an alternative acquisition proposal termination event (each, as defined in the section of this proxy statement entitled "The Merger Agreement—Termination" beginning on page 78) has occurred.

  Termination Fees (Page 80)

Termination Fee Payable by the Company

        In certain circumstances, we may be required to pay Parent a termination fee if the merger agreement is terminated. The termination fee would be payable in the following circumstances:

  •
  If an acquisition proposal is made directly to the Company's stockholders or otherwise publicly disclosed (and is not withdrawn at least two (2) business days prior to the Company stockholders meeting), the merger agreement is subsequently terminated by the Company or Parent pursuant to a stockholder vote termination event, and concurrently with or within twelve months after the date of termination of the merger agreement: (i) the Company or any of its subsidiaries enters into a definitive agreement providing for the consummation of an acquisition proposal, (ii) our Board or any committee of the Board recommends that Company stockholders vote in favor of or tender into an acquisition proposal that (either within twelve months following the termination of the merger agreement or afterwards) is subsequently consummated or (iii) any acquisition proposal is consummated;

  •
  If an acquisition proposal is made directly to the Company's stockholders or otherwise publicly disclosed or otherwise communicated to the Company, the Board or a committee of the Board (and is not withdrawn prior to the termination of the merger agreement), and the merger agreement is subsequently terminated by the Company or Parent pursuant to an outside date termination event, and concurrently with or within twelve months after the date of termination of the merger agreement: (i) the Company or any of its subsidiaries enters into a definitive agreement providing for the consummation of an acquisition proposal, (ii) our Board or any committee of the Board recommends that Company stockholders vote in favor of or tender into an acquisition proposal that (either within twelve months following the termination of the merger agreement or afterwards) is subsequently consummated or (iii) any acquisition proposal is consummated;

  •
  If the merger agreement is terminated by Parent due to an adverse recommendation change termination event; or

  •
  If the merger agreement is terminated by the Company due to an alternative acquisition proposal termination event.

        In the case of the first and second bullets above, we must promptly pay Parent the termination fee concurrently with the earlier of the entry by the Company or any of its subsidiaries into an alternative acquisition agreement with respect to, or upon consummation of, an acquisition proposal meeting the conditions specified in those bullets (substituting "50%" for "15%" and "90%" in the definition of acquisition proposal), whether or not such acquisition proposal is the same acquisition proposal referred to at the beginning of either of the first or second bullet above.

        In the case of the third bullet above, we must promptly pay Parent the termination fee no later than two business days after the date of the termination of the merger agreement.

        In the case of the fourth bullet above, we must promptly pay Parent the termination fee prior to or concurrently with, and as a condition to, the termination of the merger agreement.

        The termination fee is a cash amount equal to $28,313,000. The termination fee would have been $14,156,000 if the merger agreement had been validly terminated:

  •
  by the Company before 11:59 p.m., Chicago time, on August 12, 2015, which time we refer to as the tier 1 fee deadline, pursuant to an alternative acquisition proposal termination event;

  •
  by the Company after the tier 1 fee deadline pursuant to an alternative acquisition proposal termination event with a counterparty where the acquisition proposal that is the subject of the alternative acquisition proposal termination event (i) was made by such counterparty or its affiliate prior to the tier 1 fee deadline (with proper notice of such proposal also delivered to Parent prior to the tier 1 fee deadline), (ii) would have been entered into by the Company with such counterparty or its affiliate prior to the tier 1 fee deadline but for the Company's obligation to offer Parent an opportunity to match, or make an offer superior to, such acquisition proposal (without prejudice to any changes made to such acquisition proposal after the tier 1 fee deadline in response to the counterproposals made by Parent in connection with Parent's match right) and (iii) is on the same terms and conditions as were last notified to Parent in connection with the procedures for Parent's match right; or

  •
  by Parent pursuant to an adverse recommendation change termination event in connection with an adverse recommendation change effected by the Board at or prior to the tier 1 fee deadline in connection with an acquisition proposal that the Company board determined was a superior proposal (after complying with the Company's obligations with the merger agreement to offer Parent a chance to match, or make an offer superior to, such superior proposal).

No alternative acquisition proposal that would have permitted the lower termination fee of $14,156,000 to apply was made prior to the tier 1 fee deadline.

        Please see "The Merger Agreement—Termination Fees—Termination Fee Payable by the Company" beginning on page 80, for further details regarding the payments described in the paragraph above.

  Remedies (Page 81)

        No termination of the merger agreement will relieve any party to the merger agreement of any liability resulting from any willful or intentional breach of the merger agreement or for fraud.

        Except as provided above, upon termination of the merger agreement, Parent's right, if any, to receive the termination fee (and any additional interest due on the termination fee amount as a result of the Company failing to promptly pay when due the termination fee) will be the sole and exclusive remedy of Parent and Merger Sub, and their respective affiliates, against the Company, its subsidiaries and any of the Company's respective former, current or future stockholders, directors, officers, affiliates, agents or other representatives, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in the merger agreement, or the failure of the merger or the other transactions contemplated by the merger agreement to be consummated.

        The parties are entitled to an injunction or injunctions to prevent breaches of the merger agreement, and to enforce specifically the terms of the merger agreement without proof of actual damages.

Voting and Support Agreement (Page 83)

        Concurrently with the execution of the merger agreement, Company stockholder H Partners entered into a voting and support agreement with Parent and the Company, in which such stockholders agreed, on the terms and subject to the conditions set forth in the voting and support agreement, to vote all Company shares owned by them (representing approximately 8.7% of the Company's issued and outstanding common stock, based on the Schedule 13D filed by H Partners in respect of its interest in the Company on July 14, 2015) in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any other matter to be approved by the stockholders of the Company to facilitate such transactions, and not to vote in favor of any alternative transactions.

Market Price of Common Stock (Page 89)

        The closing price of our common stock on the NASDAQ Stock Market, or the NASDAQ, on July 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, was $20.53 per share of common stock. On August 14, 2015 the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NASDAQ was $29.38 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 92)

        Stockholders are entitled to appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 92 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock (Page 97)

        If the merger is completed, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the Securities and Exchange Commission, or the SEC, on account of our common stock.

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement, and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 97.

Q.
What is the proposed merger transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. We refer to this transaction as the merger. As a result of the merger, the Company will become a wholly owned direct or indirect subsidiary of Parent and will no longer be a publicly held corporation, and you, as a holder of our common stock, will no longer have any interest in our future earnings or growth. In addition, following the merger, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

Q.
What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $29.50 in cash, without interest, less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised and not withdrawn or otherwise lost your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of our common stock, you will receive $2,950.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation. Please do NOT return your stock certificate(s) with your proxy.

Q.
How does the per share merger consideration compare to the market price of our common stock prior to announcement of the merger?

A.
The per share merger consideration represents a premium of approximately 43.7% to the closing price of our common stock on July 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement. The per share merger consideration represents a premium of approximately 34.8% to the 30 trading day average closing price of shares of our common stock as of July 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement.

Q.
How does the Board recommend that I vote?

A.
The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.
When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed in the fourth quarter of 2015.

Q.
What happens if the merger is not completed?

A.
If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of our common stock in connection with the merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NASDAQ. Under specified circumstances, the Company may be required to pay to Parent a termination fee with respect to the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 80.

Q.
What conditions must be satisfied to complete the merger?

A.
The Company, Parent and Merger Sub are not required to complete the merger unless a number of conditions are satisfied or waived. These conditions include, among others: (i) the approval of the merger by the holders of a majority in voting power of the outstanding shares of our common stock, (ii) the expiration or termination of the applicable waiting period under the HSR Act, (iii) the making or obtaining of any filings, authorizations, consents or approvals regarding the merger required pursuant to antitrust laws (as defined in the merger agreement) in Austria, Germany, China, Korea and Mexico and the termination or expiration of any applicable waiting period under such laws, (iv) other customary closing conditions, including (a) the accuracy of each party's representations and warranties (subject to customary materiality qualifiers), (b) each party's compliance with its agreements and covenants contained in the merger agreement and (c) the absence of any law, ordinance, rule, regulation, order, judgment or decree being in effect that restrains or enjoins, or otherwise prohibits or makes illegal, the consummation of the merger and (v) each of the Company, Parent and Merger Sub having delivered an officer's certificate certifying that the above conditions with respect to its representations and warranties and performance of its covenants and agreements have been satisfied. For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the merger, see "The Merger Agreement—Conditions to the Merger" beginning on page 77.

Q.
Is the merger expected to be taxable to me?

A.
Yes. The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" on page 55) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 55 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company's common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our common stock with respect to such matters.

Q.
When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on September 22, 2015 at 10:00 a.m., local time, at 600 Corporation Drive, Pendleton, Indiana 46064.

Q.
What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by Parent, to approve a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger?

A.
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, or "golden parachute" compensation.

Q.
What will happen if the Company's stockholders do not approve the golden parachute compensation?

A.
Approval of the compensation that may be paid or become payable to the Company's named executive officers that is based on or otherwise relates to the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on the Company or the surviving corporation in the merger. Because the merger-related compensation to be paid to the named executive officers in connection with the merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual obligations applicable thereto).

Q.
What vote is required for the Company's stockholders to approve the proposal to adopt the merger agreement?

A.
The adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote thereon.

  Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of our common stock present in person or represented by proxy, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

Q.
What vote of our stockholders is required to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger?

A.
Approving the merger-related executive compensation requires the affirmative vote of holders of a majority in voting power of the shares of our common stock present, in person or represented by proxy, at the special meeting and entitled to vote on the proposal to approve such merger-related compensation.

  Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposal to approve the merger-related executive compensation, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote to approve the merger-related executive compensation.

Q.
What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A.
Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting.

  Abstaining will have the same effect as a vote "AGAINST" approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of our common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Q.
Do any of the Company's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See "The Merger—Interests of Certain Persons in the Merger" beginning on page 51 and "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers" beginning on page 85.

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote in person at the meeting.

  If your shares are held by a bank, broker, trustee or nominee, you are considered the beneficial owner of shares held in "street name", and your bank, broker, trustee or nominee, or their intermediary, is considered the stockholder of record with respect to those shares. Your bank, broker, trustee or nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your bank, broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q.
If my shares of common stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our common stock. Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, which we refer to as broker non-votes, and the effect will be the same as a vote "AGAINST" approval of the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to approve the merger-related executive compensation or on the proposal to adjourn the special meeting.

Q.
Who can vote at the special meeting?

A.
All of the holders of record of our common stock as of the close of business on August 14, 2015, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of our common stock that such holder owned as of the record date.

Q.
How many votes do I have?

A.
You are entitled to one vote for each share of the Company common stock held of record as of the record date, August 14, 2015. As of close of business on the record date, there were 31,802,084 outstanding shares of Company common stock.

Q.
What is a quorum?

A.
Under our bylaws, the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting.

Q.
How do I vote?

A.
Stockholder of Record.    If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•
In Person.  You may attend the special meeting and cast your vote there.

•
Via Our Internet Voting Site at http://www.proxyvote.com.  If you received printed proxy materials, follow the instructions for Internet voting printed on your proxy card. If you vote via the

    Internet, you also can elect to receive future proxy statements and annual reports electronically rather than receiving printed proxy materials.

  •
  By Telephone.  Call toll-free 1-800-690-6903. You also can vote by telephone by following the instructions provided on the Internet voting site or, if you received printed proxy materials, by following the instructions provided on your proxy card.

  •
  In Writing.  You can vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope.

  The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Daylight Time on September 21, 2015.

Beneficial Owner.    If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. To attend the meeting in person (regardless of whether you intend to vote your shares in person at the meeting), you must obtain an admission ticket in advance of the meeting by following the instructions under "The Special Meeting—Attendance" beginning on page 23 of this proxy statement.

Q.
How can I change or revoke my vote?

A.
If you own shares in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•
sending a written statement to that effect to our Corporate Secretary, which must be received by us before the meeting;

•
submitting a properly signed proxy card or voting instruction form dated a later date;

•
submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or

•
attending the meeting in person and voting your shares.

  If you hold shares in street name, you should contact the intermediary for instructions on how to change your vote.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy", to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement". The document used to designate a proxy to vote your shares of our common stock is called a "proxy card".

Q.
If a stockholder gives a proxy, how are the shares of common stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted,

  the shares represented by your properly signed proxy will be voted "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.
How are votes counted?

A.
For the proposal to adopt the merger agreement, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and broker non-votes will have the same effect as votes "AGAINST" approval of the proposal to adopt the merger agreement.

  For the proposal to approve the merger-related executive compensation, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions will have the same effect as if you voted "AGAINST" approval of the proposal, but broker non-votes will not have an effect on the proposal.

  For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions will have the same effect as if you voted "AGAINST" approval of the proposal, but broker non-votes will not have an effect on the proposal.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you received more than one proxy card, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the meeting.

Q.
What happens if I sell my shares of common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.
What happens if I sell my shares of common stock after the special meeting but before the effective time of the merger?

A.
If you transfer your shares after the special meeting but before the effective time of the merger, you will have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares of common stock through completion of the merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged Georgeson, Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson, Inc. a fee of $7,500 and telephone charges. The Company has agreed to reimburse Georgeson, Inc. for certain fees and expenses and will also indemnify Georgeson, Inc., its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of our common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of our common stock voted at the special meeting in one of three ways: (i) using the Internet in accordance with the instructions set forth on the enclosed proxy card, (ii) calling toll-free at 1-800-690-6903 or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. If the proposal to adopt the merger agreement is approved, you will be sent a letter of transmittal promptly, and in any event within three business days, after the completion of the merger, describing how you may exchange your shares of our common stock for the per share merger consideration. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your "street name" shares of our common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of common stock?

A.
Yes. As a holder of our common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions, including that you do not vote (in person or by proxy) in favor of adoption of the merger agreement. See "Appraisal Rights" beginning on page 92.

Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson, Inc., our proxy solicitor, by calling toll-free at 1-800-509-0984.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995.

        These statements include declarations regarding intents, beliefs, estimates and current expectations of Remy International, Inc. In some cases, forward-looking statements can be identified by terminology such as "may," "might," "will," "should," "could," "expects," "intends," "assumes," "seeks to," "plans," "anticipates," "believes," "projects," "estimates," "predicts," "potential," "future," "goal," "objective," or "continue," or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause Remy International, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such estimates, assumptions, risks, uncertainties and other factors include, but are not limited to, those related to (i) the likelihood that the merger is consummated on a timely basis or at all, including whether government approvals sought in connection with the transaction will be obtained (or obtained within the time periods anticipated) and whether the other conditions required to complete the transaction will be met (or met within the time periods anticipated), (ii) whether the expected benefits of the merger will be realized, (iii) the risk that, and uncertainty as to whether, costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, suppliers and other counterparties) related to the merger may be greater than expected, (iv) future financial results and liquidity, (v) development of new products and services, (vi) the effect of competitive products or pricing, (vii) the effect of commodity and raw material prices, (viii) the impact of supply chain cost management initiatives, (ix) restructuring risks, (x) customs duty claims, (xi) litigation uncertainties and warranty claims, (xii) conditions in the automotive industry, (xiii) foreign currency fluctuations, (xiv) costs related to re-sourcing and outsourcing products and (xv) the effect of economic conditions.

        These forward-looking statements are also qualified by, and should be read together with the "Forward-Looking Statements", the "Risk Factors" and the other statements in Remy International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the Securities and Exchange Commission (SEC) and available at www.sec.gov, and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in this proxy statement (see "Where You Can Find More Information" beginning on page 97).

        Any forward-looking statements speak only as of the date of this proxy statement, and Remy International, Inc. does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events except as otherwise required by law. New factors emerge from time to time, and it is not possible for Remy International, Inc. to predict all such factors. Furthermore, it may not be possible for Remy International, Inc. to assess the impact of any such factor on its business (viewed independently or together) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents.

 PARTIES TO THE MERGER

The Company

  Remy International, Inc.
  600 Corporation Drive
  Pendleton, Indiana 46064
  Telephone: (765) 778-6499

        The Company is a leading global vehicular parts designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. We sell our products worldwide primarily under the "Delco Remy", "Remy", "World Wide Automotive", "USA Industries" and "Maval" brand names and our customers' widely recognized private label brand names. Our products include new and remanufactured, light-duty and heavy-duty starters and alternators for both original equipment and aftermarket applications, hybrid power technology, and multi-line products, such as constant velocity axles, disc brake calipers, and steering gears. These products are principally sold or distributed to OEMs for both original equipment manufacturing and aftermarket operations, as well as to warehouse distributors and retail automotive parts chains for the aftermarket. We sell our products principally in North America, Europe, South America and Asia.

Parent

  BorgWarner Inc.
  3850 Hamlin Road
  Auburn Hills, Michigan 48326
  Telephone: (248) 754-9200

        Parent is a leading global supplier of highly engineered automotive systems and components primarily for powertrain applications. Parent's products help improve vehicle performance, fuel efficiency, stability and air quality. These products are manufactured and sold worldwide, primarily to OEMs of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). Parent's products are also sold to other OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). The Parent also manufactures and sells its products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. The Parent operates manufacturing facilities serving customers in the Americas, Europe and Asia and is an original equipment supplier to every major automotive OEM in the world.

Merger Sub

  Band Merger Sub, Inc.
  3850 Hamlin Road
  Auburn Hills, Michigan 48326
  Telephone: (248) 754-9200

        Merger Sub is a Delaware corporation that was formed by Parent for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

 THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on September 22, 2015 at 10:00 a.m., local time, at 600 Corporation Drive, Pendleton, Indiana 46064, or at any postponement or adjournment thereof.

Purpose of the Special Meeting

        At the special meeting, holders of our common stock will be asked to consider and vote on:

  •
  a proposal to adopt the merger agreement (Proposal 1 on your proxy card);

  •
  a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger (Proposal 2 on your proxy card); and

  •
  a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (Proposal 3 on your proxy card).

        The Board recommends that you vote "FOR" each of the above proposals.

        Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

        We have fixed the close of business on August 14, 2015 as the record date for the special meeting, and only holders of record of the Company's common stock on the record date are entitled to notice of, and to vote at (in person or by proxy), the special meeting. As of the close of business on the record date, there were 31,802,084 shares of our common stock outstanding and entitled to vote, held by approximately 4,115 holders of record. You will have one vote on all matters properly coming before the special meeting for each share of our common stock that you owned on the record date.

        A majority in voting power of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies. Pursuant to the Company's bylaws, approval of the adjournment of the special meeting in a situation in which a quorum is not present or represented at the special meeting requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting, whether or not a quorum is present. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

Attendance

        Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. To gain admittance, please bring the admission ticket with you to the meeting. If your shares of our common stock are held through a bank, brokerage firm or other nominee, please send proof of your ownership to the Corporate Secretary at 600 Corporation Drive, Pendleton, Indiana 46064, and the Company will send you an admission ticket. Alternatively, please bring to the special meeting proof of your beneficial ownership of our common stock. Acceptable proof could include an account statement showing that you owned shares of the Company common stock on the record date, August 14, 2015. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote thereon. For the proposal to adopt the merger agreement, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of our common stock, the "stockholder of record". This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of our common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

        Banks, brokerage firms or other nominees who hold shares in street name for customers generally have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to adopt the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the proposal to approve the merger-related executive compensation, you may vote "FOR", "AGAINST" or "ABSTAIN". For purposes of this proposal, if you attend the special meeting and abstain on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" approval of the proposal. If you fail to submit a proxy or attend in person the special meeting, or if there are broker non-votes with respect to your shares of our common stock on the issue, as applicable, the shares of our common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to approve the merger-related executive compensation.

        The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote "FOR", "AGAINST" or "ABSTAIN". For purposes of this proposal, if you attend the special meeting and abstain on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" approval of the proposal. If you fail to submit a proxy or attend in person the special meeting, or if there are broker non-votes with respect to your shares of our common stock on the issue, as applicable, the shares of our common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting.

        If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

  •
  by proxy—stockholders of record have a choice of voting by proxy:

  •
  by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible; or

  •
  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

  •
  in person—you may attend the special meeting and cast your vote there.

        If you are a beneficial owner, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of our common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with our Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If you have any questions or need assistance voting your shares, please contact Georgeson, Inc., our proxy solicitor, by calling toll-free at 1-800-509-0984.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

        As of August 14, 2015, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 866,160 shares of our common stock (not including any shares of our common stock deliverable upon exercise or conversion of any options, stock appreciation rights, restricted shares or phantom awards), representing approximately 2.7 percent of the outstanding shares of our common stock. The directors and officers have informed the Company that they currently intend to vote all such shares of our common stock "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to approve the merger-related executive compensation or on the proposal to adjourn the special meeting.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Written notice of revocation should be mailed to: Remy International, Inc., Attention: Corporate Secretary, 600 Corporation Drive, Pendleton, Indiana 46064.

Adjournments

        Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Pursuant to the Company's bylaws, approval of the adjournment of the special meeting in a situation in which a quorum is not present or represented at the special meeting requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting, whether or not a quorum is present. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Anticipated Date of Completion of the Merger

        We are working towards completing the merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed in the fourth quarter of 2015. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to the terms of the merger agreement. See "The Merger Agreement—Closing and Effective Time of the Merger" beginning on page 59.

Rights of Stockholders Who Seek Appraisal

        Stockholders are entitled to appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 92 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged Georgeson, Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson, Inc. a fee of $7,500 and telephone charges. The Company has agreed to reimburse Georgeson, Inc. for certain fees and expenses and will also indemnify Georgeson, Inc., its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Georgeson, Inc., our proxy solicitor, by calling toll-free at 1-800-509-0984.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned direct or indirect subsidiary of the Parent. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

        In the merger, each outstanding share of our common stock (other than excluded shares and dissenting shares) will automatically be converted into the right to receive an amount in cash equal to $29.50, without interest and less any applicable withholding taxes.

Background of the Merger

        In 2007, like many companies in the automotive industry, the Company's predecessor, Remy Holdings, Inc. (which was formerly known as Remy International, Inc. and as Remy Worldwide Holdings, Inc., and is referred to in this proxy statement as "Old Remy"), encountered financial difficulties, and in October 2007, Old Remy filed a voluntary petition under a prepackaged arrangement for relief pursuant to Chapter 11 of the U.S. Bankruptcy Code. Old Remy emerged from bankruptcy in December 2007. As part of the court-approved prepackaged plan, Old Remy carried out a debt-for-equity swap with its debt holders, including Fidelity National Financial, Inc. and its affiliates (which we collectively refer to in this proxy statement as "FNF"). As a result of this debt-for-equity swap, FNF became the holder of a substantial minority interest in Old Remy, and following additional purchases by FNF of Old Remy equity on August 14, 2012, FNF became the majority shareholder of Old Remy.

        On September 7, 2014, the Company and Old Remy entered into a series of agreements for a transaction with FNF, which was consummated on December 31, 2014, and which in effect resulted in the indirect distribution of the shares of common stock of Old Remy that were held by FNF to the holders of FNF's Fidelity National Financial Ventures, LLC ("FNFV") tracking stock, and also resulted in the Company becoming the publicly-traded holding company for Old Remy and its affiliates. The transaction with FNF described above is referred to in this proxy statement as the reorganization transaction. The Company completed the reorganization transaction on December 31, 2014.

        In addition, the Board and senior management of the Company regularly review and assess strategic alternatives available to the Company to enhance stockholder value. As part of this review, the Board has from time to time considered different potential business combination transactions.

        Between the end of 2011 and April 5, 2015, employees of the Company and Parent engaged in intermittent discussions and cooperation regarding the joint development of certain products and technologies by the Company and Parent, and intermittent discussions regarding potential supply arrangements to be entered into between the Company and Parent in the event any of those products or technologies were commercialized.

        On April 6, 2015, the Chief Executive Officer of Parent, Mr. James R. Verrier, and the Chief Executive Officer of the Company, Mr. John J. Pittas, met for dinner in Detroit, Michigan to discuss the status of the technology and products that the Company and Parent had been developing together. In the course of those discussions, Mr. Verrier asked Mr. Pittas if the Company would be interested in a "strategic partnership" of some kind to further exploit the technology being jointly developed. Mr. Pittas noted to Mr. Verrier that the Company was generally open to discussing new business opportunities and that if Parent had any specific proposals for cooperation between the Company and Parent, Mr. Pittas would consider discussing such proposals with the Board. Mr. Verrier did not make a more specific proposal at the dinner.

        On April 22, 2015, Mr. Verrier telephoned Mr. Pittas, and indicated that Parent might be interested in making a proposal to acquire the Company and requested that the Company enter into a non-disclosure agreement with Parent and provide Parent with certain nonpublic information to facilitate the making of such a proposal by Parent. Mr. Verrier said Parent was only interested in exploring such a proposal on an exclusive basis and was not interested in participating in an auction. Mr. Pittas informed Mr. Verrier that he was not then in a position to respond to Mr. Verrier's proposal, but that he would discuss Parent's proposal with the Board at the next-scheduled Board meeting. Later that day, Mr. Pittas informed the chairman of the Board, Mr. John H. Weber, of Parent's approach, and Mr. Weber agreed to add a discussion of Parent's proposal to the agenda for the Company's next Board meeting.

        On April 24, 2015, Mr. Verrier sent a proposed form of non-disclosure agreement and an initial due diligence request list to Mr. Pittas.

        On April 29, 2015, the Company held a regularly scheduled meeting of its Board and discussed Parent's proposal. After considering, among other things, the risks and benefits of providing nonpublic information to Parent, the Board unanimously authorized the Company to negotiate and enter into a non-disclosure agreement with Parent and, following the execution of such non-disclosure agreement, to provide Parent with some of the due diligence materials Parent had requested.

        Between April 29, 2015 and April 30, 2015, the Company negotiated the terms of the non-disclosure agreement with Parent, and on April 30, 2015, the Company executed the non-disclosure agreement with Parent.

        On May 8, 2015, the Board resolved to form a strategic committee, consisting of Mr. Weber and Mr. Douglas K. Ammerman, with Mr. Arik Ruchim, an employee of Company shareholder H Partners, participating as an observer pending the shareholder vote on Mr. Ruchim's election to the Board. The committee was formed to facilitate the Board's exploration and evaluation of strategic alternatives (including the potential proposal from Parent), not due to any Board conflict.

        On May 19, 2015, Mr. Pittas, Mr. Weber, Mr. Albert E. VanDenBergh (the Chief Financial Officer of the Company) and Ms. Tania Wingfield (Senior Vice President—Strategic Marketing of the Company) met with Mr. Verrier, Mr. Ronald T. Hundzinski (the Chief Financial Officer of Parent), Mr. Stephan Demmerle (the head of Parent's torque transfer business unit) and Mr. Chris Vance (head of business development for Parent). At the meeting, the Company's representatives provided Parent's representatives with a presentation regarding the Company and responded to questions raised by Parent's representatives.

        On May 28, 2015, Mr. Verrier contacted Mr. Weber and indicated that Parent planned on June 1, 2015 to make a proposal to acquire the Company.

        On May 30, 2015, the Company engaged Sullivan & Cromwell LLP, which we refer to in this proxy statement as S&C, as its outside legal counsel with respect to any potential transaction.

        On June 1, 2015, Mr. Verrier called Mr. Weber and stated that Parent proposed to acquire all of the Company's outstanding equity for $29.00 per share in cash, subject to certain conditions. Later that same day, Parent delivered a written offer letter setting forth a non-binding proposal to acquire all of the Company's outstanding equity for $29.00 per share in cash, subject to, among other things, Parent's satisfactory completion of due diligence and the Company providing Parent with a 30-day period of exclusivity in which to conduct such further due diligence and negotiate and agree upon a merger agreement and ancillary documentation, and enclosing a proposed form of exclusivity agreement.

The $29.00 per share price offered by Parent represented an approximately 31.2% premium to the closing price of the Company's common stock on May 29, 2015 and an approximately 30.0% premium to the Company's average closing price for the thirty trading days ended May 29, 2015. Mr. Verrier advised Mr. Weber that Mr. Verrier would call Mr. Weber again on June 5, 2015 to discuss the Board's response to Parent's proposal.

        Also on June 1, 2015, the strategic committee of the Board convened a meeting, which S&C, Mr. David Krall (the Company's General Counsel) and Mr. Ruchim also attended at the invitation of the strategic committee, to discuss the offer received from Parent and determined to present Parent's proposal to the full Board for discussion at a meeting scheduled for June 2, 2015.

        On June 2, 2015, the Board held a telephonic meeting, which S&C, Mr. Krall, other representatives of the Company and Mr. Ruchim also attended at the invitation of the Board, to discuss the offer received from Parent. At the meeting, the Board authorized the strategic committee to engage an outside financial adviser to assist it and the Board in evaluating and responding to Parent's offer and in considering other strategic alternatives.

        On June 4, 2015, the strategic committee and representatives of the Company met with and received presentations from two investment banks. During these meetings, the representatives of the banks discussed their credentials, the Company's strategic review process, and potential responses to Parent's offer.

        At the conclusion of these meetings, the strategic committee engaged UBS Securities LLC, which we refer to in this proxy statement as UBS, as its financial adviser. The strategic committee selected UBS based on, among other factors, the strength of the investment banking team that UBS proposed to dedicate to the Company, UBS's extensive knowledge of the Company, having served as an adviser to the Company since 2007, UBS's experience advising clients in the automotive industry with respect to strategic transactions, UBS's strong international presence, UBS's willingness to agree to a fee structure that would, in the event the Board were to resolve to sell the Company, incentivize UBS to seek a higher price for the Company than the price already offered by Parent and UBS's knowledge of the universe of potential bidders for the Company. Prior to its engagement, UBS confirmed to the Company that it wasn't aware of any matters (including work for Parent) that would conflict with it serving as the Company's financial adviser in connection with the Company's review of strategic alternatives.

        After further discussions with its financial and legal advisors, on June 5, 2015, the strategic committee determined that Mr. Weber should, when called by Mr. Verrier, inform him that Parent's proposed price was too low and state that subject to the approval of the Board, the Company would be willing to make additional diligence materials available to Parent to enable Parent to make a higher offer.

        On June 5, 2015, Mr. Weber participated in a telephone call with Mr. Verrier in which Mr. Weber delivered the message agreed to by the strategic committee. Mr. Verrier indicated that he welcomed the potential opportunity to conduct further due diligence and indicated that Parent would consider the Company's request for a higher price. Mr. Verrier also stressed to Mr. Weber that Parent would not be willing to undertake the additional time and expense required to do further due diligence unless the Company were to agree to provide Parent with exclusivity while it conducted such further due diligence.

        On June 7, 2015, the Board held a telephonic meeting, to which Mr. Ruchim was invited as an observer and at which senior Company management and representatives of UBS and S&C were also in attendance. At the meeting, representatives of UBS provided the Board with UBS's preliminary financial analyses and preliminary views regarding strategic alternatives the Company could consider if it were to undertake a strategic review, including the sale of all or part of the Company to Parent or another party, growth of the Company by acquisition, conducting a recapitalization transaction and continuing to operate the Company on a standalone basis, which we refer to in this proxy statement, collectively, as strategic alternatives. Representatives of UBS additionally identified possible alternative partners to Parent for a strategic transaction with the Company and discussed the difficulties it believed such alternative partners would have in matching or improving upon the $29.00 per share offered by Parent. Additionally, S&C reviewed with the Board the Board's fiduciary duties under Delaware law. The Board and its advisers also discussed whether the Company should solicit potential interest from other potentially-interested counterparties in a transaction with the Company. The Board discussed the fact that Parent's offer was contingent on an exclusivity period, the risk of Parent terminating discussions with the Company if the Company refused to agree to grant Parent an exclusivity period, which the Board, based on discussions with its advisers, considered to be likely, and other possible advantages and disadvantages of granting Parent exclusivity, and thereafter authorized the strategic committee to negotiate and agree an exclusivity agreement with Parent.

        From June 7, 2015 until June 9, 2015, S&C and Parent's outside counsel, Sidley Austin LLP, which we refer to in this proxy statement as Sidley, negotiated the terms of an exclusivity agreement between the Company and Parent, which was executed on June 9, 2015. The exclusivity agreement provided the Company with a unilateral right to terminate the exclusivity period if Parent did not send to the Company an improved and revised offer on or before 5:00 p.m., Eastern Time, on June 22, 2015.

        On June 9, 2015, Sidley provided to S&C a proposed draft merger agreement to be executed between Parent and the Company, and a proposed draft voting and support agreement to be executed among Parent, the Company and Company shareholder H Partners. The proposed draft merger agreement included, among other things, (i) a proposed single tier termination fee of 3.75% of the equity value of the proposed transaction, (ii) a proposed five business day renewable right for Parent to match superior proposals received by the Company, (iii) closing conditions related to the absence of appraisal rights being demanded by more than 10% of Company shareholders and the delivery to Parent and FNF at closing of a tax opinion meeting the requirements of the Tax Matters Agreement (defined below) (and delivery of a written confirmation from FNF that it found such opinion acceptable) and (iv) a robust "anti-hell or high water" provision that significantly limited Parent's obligations to take steps to obtain antitrust approvals or to suffer any negative commercial effects with respect to the merger. Parent's proposed draft merger agreement also prohibited the Company from being able to pay regular quarterly dividends to its stockholders.

        Between June 10, 2015 and June 17, 2015, a number of legal, financial and operational due diligence phone calls were held among varying combinations of the Company, Parent, S&C, Sidley, UBS and Parent's financial advisor, Bank of America Merrill Lynch, which we refer to in this proxy statement as BAML.

        On June 12, 2015, the strategic committee of the Board (including Mr. Ruchim as a member following his election to the Board at the Company's annual meeting on June 10, 2015) held a telephonic meeting to discuss the status of Parent's due diligence process, government approvals that might be required in connection with a strategic transaction with Parent and the draft merger agreement and draft voting and support agreement received from Sidley earlier in the week. Mr. Krall, Mr. Pittas, Mr. VanDenBergh, UBS and S&C were also in attendance at such meeting. Another telephonic meeting of the strategic committee of the Board was held on June 16, 2015, at which Mr. Krall, Mr. Pittas, Mr. VanDenBergh, UBS and S&C were also in attendance, to further discuss the draft merger agreement and the timing for Parent's revised offer. At the June 16, 2015 meeting, S&C provided the committee members with a further overview of the transaction structure proposed by Parent and the key terms of the draft merger agreement received from Sidley. The strategic committee and S&C discussed possible responses to Parent on the key items presented by Parent's proposal, with the strategic committee instructing S&C to seek to improve upon Parent's requested terms and also to seek additional terms favorable to the Company. The strategic committee also agreed that H Partners should negotiate the voting and support agreement directly with Sidley, subject to the Company's final review, since Parent had only proposed that the Company sign that agreement for purposes of confirming that it did not conflict with other obligations owed by H Partners to the Company.

        On June 17, 2015, in accordance with the guidance received from the special committee on June 12, 2015 and June 16, 2015, S&C provided Sidley with a markup of the draft merger agreement, which among other things included a go-shop provision that would permit the Company to solicit other potential offers to acquire the Company.

        On June 19, 2015 and again on June 22, 2015, UBS and representatives of the Company, including Mr. VanDenBergh, met with representatives of Parent, BAML and KPMG (Parent's accountants in connection with the potential transaction), to provide further background and detail to Parent, BAML and KPMG regarding the Company's performance relative to the financial projections provided to Parent by the Company and to answer Parent's, BAML's and KPMG's questions regarding the same.

        On the evening of June 22, 2015, Mr. Verrier telephoned Mr. Weber and reaffirmed Parent's previous offer of $29.00 per share. On the morning of June 23, 2015, Parent sent a written letter to the Company confirming the $29.00 per share offer and also stating that Parent's offer was conditional on the Company agreeing to a 3.5% termination fee and to an extension of the exclusivity period to July 14. Parent's letter also stated that Parent was not willing to agree to a go-shop provision.

        On June 23, 2015, an in-person meeting of the Board was held in Detroit, Michigan, with UBS, S&C and Company management in attendance. At the meeting, the Board received a presentation from Company management regarding the Company's projected financial performance in the second quarter of 2015 and for the second half of 2015 and also discussed the revised offer received from Parent. The strategic committee, UBS and S&C also each provided the Board with an update on the status of discussions with Parent, and UBS provided the Board with an updated presentation regarding strategic alternatives, an updated financial analysis of the offer made by Parent and further views regarding the possible future financial performance of the Company on a standalone basis and possible alternative partners to Parent for a strategic transaction with the Company, and discussed the difficulties it believed such alternative partners would have in matching or improving upon the $29.00 per share offered by Parent. S&C also made a presentation to the Board regarding the Board's fiduciary duties. The Board discussed, among other things, the offer price proposed by Parent in light of the expected financial performance of the Company for the remainder of 2015 and beyond and the probability of the Company meeting, exceeding or falling short of those expectations. The Board also discussed the risk of Parent terminating discussions with the Company if the exclusivity period were not extended, which the Board, based on discussions with its advisers, considered likely, and the possibility that Parent would increase its price in response to a demand from the Company if Parent and Parent's advisers were given more time to fine tune their financial analysis of the Company. Following further discussions, the Board authorized the strategic committee to extend the exclusivity period with Parent to July 14 and to continue negotiations with Parent with the objective of obtaining a higher offer price from Parent.

        Following the June 23, 2015 Board meeting, Mr. Weber telephoned Mr. Verrier to notify him that the Company would extend the exclusivity period to July 14 as requested, but in return, the Company expected to see a higher price, a reduced termination fee and a revised draft merger agreement containing terms that were more favorable to the Company. Mr. Verrier indicated that he would revert to the Company on the Company's proposal but that based on Parent's due diligence as of such date, Parent did not have much room to increase the per share price already offered to the Company.

        On June 25, 2015, Sidley delivered a revised draft merger agreement to S&C. The revised markup, among other things, (i) rejected the Company's request for a go-shop provision but counter-proposed a single-tier termination fee equal to 3.25% of the equity value of the proposed transaction, (ii) proposed a four business day right for Parent to match superior proposals received by the Company, subject to extension for additional periods of two business days, (iii) generally accepted the Company's proposal for when actions taken or not taken by Parent would be deemed to constitute adverse recommendation changes triggering Parent's right to terminate the merger agreement and receive a termination fee, but proposed a provision that would in certain circumstances require the Company to present the merger to the Company's shareholders even if the Company no longer recommended the merger, (iv) generally accepted the Company's revisions to the closing conditions but reiterated their request for an additional condition related to the representation regarding absence of changes in business that would have an material adverse effect being true and correct at the closing and reinserted their prior request that delivery of a tax opinion and an FNF acknowledgment letter be a condition to the closing, (v) reinserted Parent's prior anti-hell or high water antitrust provision and deleted language added by the Company that would prohibit Parent from engaging in mergers and acquisitions activity that could negatively affect Parent's acquisition of the Company and (vi) permitted the Company to make quarterly dividends consistent with past practice.

        On the evening of June 28, 2015, the strategic committee of the Board held a telephonic meeting, with UBS, S&C and Mr. Krall in attendance, at which S&C provided the Company with an overview of changes in Parent's positions on key merger agreement items previously discussed with the committee and proposed responses on key items were discussed.

        On July 1, 2015, S&C delivered a revised draft merger agreement to Sidley, followed early in the morning of July 2, 2015 by an initial draft Company disclosure letter. The revised merger agreement, among other things, (i) reinserted the Company's previously-requested go-shop provision and rejected Parent's proposed 3.25% termination fee, (ii) counter-proposed a three business day right for Parent to match superior proposals received by the Company, subject to extension for additional periods of one business day, (iii) rejected Parent's proposed requirement that the merger be presented to Company stockholders in certain circumstances even if the Company no longer recommended the merger and (iv) reverted to the Company's prior position on antitrust cooperation, but proposed that Parent would not be required to agree to any request made by a governmental authority that would have a material adverse effect on Parent or the Company.

        On July 3, 2015, Sidley delivered a revised draft merger agreement to S&C and on July 5, 2015, Sidley provided S&C with comments on the draft Company disclosure letter. S&C and Sidley also discussed how to approach FNF regarding Sidley's request that FNF acknowledge that the tax opinion to be provided by S&C to FNF met the conditions required by the Tax Matters Agreement (defined below).

        On July 6, 2015, Mr. Krall contacted the general counsel of FNF, and, after FNF had executed a non-disclosure agreement, advised the general counsel of FNF of the ongoing negotiations with Parent, and requested FNF's cooperation in agreeing to (i) a form of tax opinion to be delivered to FNF in connection with the tax matters agreement, a form of which was previously filed by New Remy Holdco Corp. (the Company's former name) on Form S-4 on October 6, 2014 (the "Tax Matters Agreement") and (ii) a form of acknowledgement from FNF regarding the acceptability of such tax opinion. In return for its cooperation, FNF requested that Parent execute a joinder to the Tax Matters Agreement in which Parent would agree to assume the Company's indemnification obligations pursuant to the Tax Matters Agreement following the effective time of the merger. FNF, the Company, Parent, Sidley and S&C negotiated the form of such opinion, acknowledgment letter, Tax Matters Agreement joinder and other related documents between July 6, 2015 and July 12, 2015 and executed and delivered the final forms of such documents on July 12, 2015 simultaneously with the execution of the merger agreement.

        On July 7, 2015, Mr. Verrier telephoned Mr. Weber to convey Parent's revised offer of $29.50 per share, which was conditioned on the Company agreeing to a flat 3% termination fee and dropping its request for a go shop provision, and on H Partners executing a voting and support agreement acceptable to Parent. Mr. Weber again invited Parent to improve the financial terms of its proposal and stated that he would raise the other conditions requested by Parent with counsel. Later that same day, S&C and Sidley held a call to discuss the termination fee structure, and on that call, S&C, as previously discussed with the strategic committee, informed Sidley that the Company was only willing to consider dropping its request for a go-shop provision in return for a two-tier termination fee. The $29.50 per share offer price by Parent represented an approximately 39.9% premium to the closing price of the Company's common stock on July 6, 2015 and an approximately 33.2% premium to the Company's average closing price for the thirty trading days ended July 6, 2015.

        On July 8, 2015, Parent delivered a revised offer letter to the Company, reaffirming Parent's offer of $29.50 per share and offering to agree to a two tier termination fee, with a first tier of 1.5% of the equity value of the proposed transaction and a second tier of 3.0% of the equity value of the transaction. Such offer was contingent on the Company dropping its request for a go-shop, on H Partners executing the voting and support agreement and on FNF affirming prior to the delivery of the merger agreement that it had received the tax opinion required to be delivered to it pursuant to the Tax Matters Agreement. Mr. Verrier also telephoned Mr. Weber on July 8, 2015 and confirmed to Mr. Weber that $29.50 per share was Parent's "best and final" offer. During the afternoon of July 8, 2015, the strategic committee of the Board held a telephonic meeting, with UBS, S&C and Mr. Krall also in attendance, to discuss the revised proposal received from Parent and to assess whether it was likely that Parent would further raise its price. After receiving advice from UBS and S&C, the strategic committee determined to call a telephonic meeting of the full Board to consider how best to address Parent's revised offer letter but authorized S&C in the meantime to continue to negotiate the open merger agreement points in a manner consistent with the guidance previously provided by the strategic committee.

        From the afternoon through the evening of July 8, 2015, S&C and Sidley held a call to negotiate the open points on the merger agreement, including among other things, representations, warranties and interim covenants, the details of the merger agreement no shop provisions, closing conditions, termination rights and the conditions on which termination fees were payable, the scope of damages available to the parties, the appropriate standard for antitrust cooperation, and adverse recommendation changes.

        During the evening of July 8, 2015, a telephonic meeting of the Board was held to update the Board on discussions with Parent. S&C, UBS and senior Company management also attended the meeting. After a discussion, the Board indicated their support for the strategic committee and the Company's advisers continuing discussions with Parent and for maintaining on the Board's calendar the meeting previously scheduled for July 12, 2015 to further consider the status of the potential transaction with Parent.

        During the course of the morning of July 9, 2015, S&C delivered a revised draft merger agreement to Sidley, and during the course of the afternoon of July 9, 2015, S&C and Sidley held a call to discuss open points on the Company disclosure letter.

        On the morning of July 10, 2015, Sidley delivered a revised draft merger agreement to S&C. Later that same day, S&C delivered a revised Company disclosure letter to Sidley. S&C and Sidley also held a call to further discuss open items in the Company disclosure letter. On that same date, representatives of Parent informed representatives of the Company that Parent's board of directors had approved the transaction with the Company, subject to resolution of the remaining outstanding points in a manner satisfactory to Parent.

        Early in the morning of July 11, 2015, S&C delivered a revised draft merger agreement to Sidley. During the course of the later morning and early afternoon on that same day, S&C, Sidley and Mr. Krall held a call to further negotiate open items in the merger agreement and the Company disclosure letter, including provisions related to the termination fee structure, the appropriate standard for antitrust cooperation, representations, warranties and interim covenants. On the evening of July 11, 2015, Sidley delivered a revised draft of the merger agreement to S&C. Also on the evening of July 11, 2015, S&C and Sidley held multiple calls to discuss the Company disclosure letter and the antitrust cooperation standard in the merger agreement, and Mr. Weber sent an email to Mr. Verrier to emphasize the importance to the Company of the open antitrust cooperation covenant being resolved in a manner consistent with the Company's proposal.

        Early in the morning of July 12, 2015, Sidley delivered further comments on the Company disclosure letter to S&C, which S&C and Sidley resolved on a phone call later that morning. Also that morning, Mr. Weber and Mr. Verrier held a call to discuss the antitrust cooperation standard as it related to restrictions on Parent's ability to effect transactions that would, or would reasonably be expected to, prevent or materially delay or impair the consummation of the merger for antitrust law-related reasons. Mr. Verrier confirmed to Mr. Weber on that call that Parent was prepared to agree to antitrust cooperation language along the lines requested by the Company.

        On July 12, 2015, the Board held an in-person meeting in Phoenix, Arizona. Members of senior management as well as representatives of UBS and S&C attended the meeting. Representatives of UBS and S&C summarized the negotiations that had taken place since the previous Board meeting and presented the proposed final terms of the merger agreement to the Board. S&C also provided the Board with both a written and an oral summary of the key terms of the merger agreement and responded to questions received from the Board regarding the merger agreement. S&C also again reviewed with the Board the Board's fiduciary obligations under Delaware law. UBS delivered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated July 12, 2015), to the effect that, based on and subject to various assumptions made, matters considered and limitations described in its written opinion, as of July 12, 2015, the per share merger consideration to be received by holders of Company common stock (other than excluded shares and dissenting shares) was fair, from a financial point of view, to such holders. Following further discussion, the Board thereafter unanimously determined at such meeting that the merger agreement and the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, were fair to, and in the best interests of, the Company and its stockholders (other than Parent and its subsidiaries), approved and declared advisable the merger agreement, the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, upon and subject to the conditions set forth in the merger agreement and the voting and support agreement, resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders, and recommended that the stockholders of the Company vote to adopt the merger agreement.

        Later that same day, Parent, Merger Sub and the Company executed the merger agreement and the related documents, and the following morning, the Company and Parent issued separate press releases announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of the Board

  The Board recommends that you vote "FOR" the merger proposal.

        The Board, at a meeting held on July 12, 2015, unanimously (i) determined that the merger agreement and the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its subsidiaries), (ii) approved and declared advisable the merger agreement, the voting and support agreement, and the transactions contemplated by the merger agreement and the voting and support agreement, including the merger, upon and subject to the conditions set forth in the merger agreement and the voting and support agreement, (iii) resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders, and (iv) recommended that the stockholders of the Company vote to adopt the merger agreement. The Board consulted with the Company's outside financial and legal advisors and senior management at various times and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Board believes support its decision:

  •
  that the all-cash per share merger consideration of $29.50 will provide our stockholders with immediate fair value, in cash, for their shares of Company common stock, while avoiding long-term business risk, and while also providing such stockholders with certainty of value for their shares of Company common stock if they elect to approve the merger;

  •
  the implied premium over the closing price of the Company common stock on July 10, 2015, and over the 30 trading day average closing price of the Company common stock as of July 10, 2015, represented by the per share merger consideration of $29.50;

  •
  the amount of the per share merger consideration offered in relation to the Board's estimate of the current and future value of the Company as an independent entity, assuming the full realization of Company management's five year financial projections included herein, and also the challenges associated with the attainment of such projections;

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  the enhancements that the Company and its advisors were able to obtain as a result of extensive negotiations with Parent, including the increase in the offer price proposed by Parent from the time of its initial proposal to the end of the negotiations, notwithstanding a decrease in the Company's share price over the same period, and by narrowing the closing conditions, increasing the likelihood of consummating the merger if approved by the stockholders;

  •
  the belief of the Board, after extensive negotiations with Parent, that the per share merger consideration provided for in the merger agreement represented the highest per share consideration reasonably attainable;

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  the Board's judgment, after discussions with UBS and Company management, that (i) there were few, if any, potentially interested and capable alternative counterparties to Parent that would likely be able to compete with the financial terms proposed by Parent and (ii) should any such potential counterparty be interested in pursuing a transaction on terms more favorable to the Company and its stockholders than the merger, such counterparty would be able to pursue such an offer for the Company, and the Board would be able to respond to such an offer, pursuant to the terms of the merger agreement;

  •
  the Board's analyses, after discussions with UBS, of the possible alternatives to the merger, including, in addition to the execution of management's stand-alone plan, a sale of the Company, a sale of part or all of the Company's aftermarket business, a sale of part or all of the Company's original equipment business, a recapitalization transaction, various forms of spin-offs of either the aftermarket business or the original equipment business or growth of the Company through acquisition, and the risks associated with these alternatives, each of which the Board determined not to pursue in light of its belief that the merger is more favorable to the Company's stockholders than such alternatives;

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  management's and the Board's views and opinions on the Company's financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions, trends and cycles;

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  the Board's consideration of the current state of the economy and assessment of the stage of the automotive industry cycle, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally and within the Company's industry in particular;

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  the financial analyses presented to the Board by UBS, as well as the opinion of UBS, dated July 12, 2015, to the Board to the effect that, as of that date, and based on and subject to the various assumptions made, matters considered and limitations described in the opinion, the per share merger consideration to be received by holders of Company common stock (other than excluded shares and dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption "The Merger—Opinion of UBS Securities LLC" beginning on page 39;

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  the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

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  the fact that there is no financing or due diligence condition to the completion of the merger in the merger agreement;

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  more generally, the fact that the conditions to the closing of the merger are specific and limited in scope;

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  the business reputation and capabilities of Parent, and the Board's perception that Parent is willing to devote the resources necessary to close the merger in an expeditious manner;

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  Parent's willingness to agree to a robust antitrust cooperation covenant in the merger agreement and the absence of perceived competitive overlaps between the Company and Parent;

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  Parent's financial condition and the discussions thereof between the Board and UBS, and Parent's representation that Parent has, through a combination of cash on hand and committed financing, all funds necessary for the payment of the aggregate per share merger consideration and to satisfy all of Parent's other obligations under the merger agreement; and

  •
  the Company's ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement by Parent and Merger Sub and to enforce specifically the terms of the merger agreement;

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  the ability of the Board to withhold, withdraw, qualify or modify its recommendation to stockholders concerning the transactions contemplated by the merger agreement in the manner contemplated thereby;

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  the ability of the Board to terminate the merger agreement to enter into a superior proposal, subject to certain conditions (including certain rights of Parent to have an opportunity to match the superior proposal and the payment of the termination fee), as described under "The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 69 and "The Merger Agreement—Termination Fees" beginning on page 80;

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  Parent's willingness to agree to a two-tiered termination fee that would have applied a lower termination fee of approximately 1.5% of the equity value of the transaction to the termination of the merger agreement in connection with certain superior proposals made within the first thirty days after the execution of the merger agreement and would apply a termination fee of approximately 3.0% of the equity value of the transaction in the other circumstances where a termination fee is payable, as described under "The Merger Agreement—Termination Fees" beginning on page 80;

  •
  the broad carve-outs from the definition of "material adverse effect" obtained in the merger agreement;

  •
  the rights of Company stockholders to demand appraisal of their shares and receive payment of the "fair value" of such shares pursuant to Section 262 of the DGCL if they comply in all respects with Section 262 of the DGCL and the absence of any closing conditions related to the exercise of appraisal rights; and

  •
  the fact that the merger and the merger agreement are subject to approval by the Company's stockholders.

        The Board also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not in any relative order of importance):

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  that the merger would preclude the Company's stockholders from having the opportunity to participate in the future performance of the Company's assets and any potential future appreciation of the value of Company common stock;

  •
  the termination fee to be paid to Parent under the circumstances specified in the merger agreement, which, while as a percentage of the equity value of the Company is within a customary range for similar transactions, may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company, or may reduce the price offered by such other parties in a competing bid (see the section entitled "The Merger Agreement—Termination Fees" beginning on page 80);

  •
  that the right afforded to Parent under the merger agreement to match acquisition proposals that the Board determines in good faith are superior proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company;

  •
  the restrictions on the conduct of the Company's business prior to the completion of the merger, which, subject to specific exceptions, could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the merger;

  •
  the fact that significant costs are involved in connection with entering into and completing the merger and substantial time and effort of management is required to complete the merger, potentially resulting in disruptions to the operation of the Company's business;

  •
  the fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to relationships with the Company's employees, suppliers and customers and may divert management and employee attention away from the day-to-day operation of the Company's business;

  •
  the fact that, while the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties' obligations to complete the merger agreement will be satisfied, and, as a result, the merger may not be consummated;

  •
  the risks associated with the potential need to make antitrust filings, and obtain antitrust consents and approvals, in the United States, Austria, Germany, China, Korea and Mexico;

  •
  the risk that, while the merger agreement is not subject to any financing condition and the Company has received representations from Parent regarding the availability of sufficient funds, if Parent nonetheless does not have sufficient funds to pay the aggregate per share merger consideration at the closing, the merger is unlikely to be consummated;

  •
  the effects that a failure to consummate the merger could have on the price of the Company's common stock and on the market's perceptions of the Company's prospects;

  •
  the fact that the Company's directors and executive officers may have interests in the merger that are different from, or in addition to, the Company's stockholders. See "The Merger—Interests of Certain Persons in the Merger" beginning on page 51; and

  •
  the fact that an all-cash transaction generally would be taxable to the Company's stockholders that are U.S. holders for U.S. federal income tax purposes.

        The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

        Portions of this explanation of the reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Opinion of UBS Securities LLC

        The Company retained UBS to act as financial advisor to the Board and, if requested, to render to the Board an opinion as to the fairness, from a financial point of view, of the per share merger consideration to be received by holders of Company common stock (other than excluded shares and dissenting shares). On July 12, 2015, at a meeting of the Board held to evaluate the proposed merger, UBS delivered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated July 12, 2015, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in its opinion, the per share merger consideration to be received by holders of Company common stock (other than excluded shares and dissenting shares) was fair, from a financial point of view, to such holders.

        The full text of UBS' opinion to the Board describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached to this proxy statement as Annex D and is incorporated herein by reference. Holders of Company common stock are encouraged to read UBS' opinion carefully in its entirety. UBS' opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the per share merger consideration, from a financial point of view, and does not address any other aspect of the merger or any related transaction. UBS' opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the merger. UBS' opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction. The following summary of UBS' opinion is qualified in its entirety by reference to the full text of UBS' opinion.

        In arriving at its opinion, UBS, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company and Parent;

  •
  reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that the Board directed UBS to utilize for purposes of its analysis;

  •
  conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company;

  •
  performed a discounted cash flow analysis of the Company in which UBS analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company that the Board directed UBS to utilize for purposes of its analysis;

  •
  reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

  •
  compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

  •
  reviewed current and historical market prices of the Company common stock;

  •
  reviewed the merger agreement; and

  •
  conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

        In connection with its review, with the consent of the Board, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the Board, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the direction of the Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to it as of, the date of its opinion.

        At the direction of the Board, UBS was not asked to, nor did UBS, offer any opinion as to the terms, other than the per share merger consideration to the extent expressly specified in UBS' opinion, of the merger agreement or any related documents or the form of the merger or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share merger consideration. In rendering its opinion, UBS assumed, with the consent of the Board, that (i) the parties to the merger agreement would comply with all material terms of the merger agreement and (ii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the Company, Parent or the merger. UBS was not authorized to solicit and did not solicit indications of interest in a transaction with the Company from any party. The issuance of UBS' opinion was approved by an authorized committee of UBS.

        In connection with rendering its opinion to the Board, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion, but is a summary of the material analyses underlying UBS' opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to the Company or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

        UBS believes that its analyses and the summary contained in this proxy statement must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS' analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

        The estimates of the future performance of the Company underlying UBS' analyses are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. These estimates are necessarily subject to uncertainty because, among other things, they are based upon numerous factors and events beyond the control of the parties or their respective advisors. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

        The per share merger consideration was determined through negotiation between the Company and Parent, and the decision by the Company to enter into the merger was solely that of the Board. UBS' opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board or management of the Company with respect to the merger or the per share merger consideration. While UBS provided advice to the Board during the Company's negotiation with Parent, the Board determined the per share merger consideration and UBS did not recommend any specific amount or type of merger consideration.

        The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Board on July 12, 2015 in connection with UBS' opinion. The financial analyses summarized below include information presented in tabular format. In order for UBS' financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS' financial analyses.

  Illustrative Discounted Cash Flow Analysis

        UBS performed an illustrative discounted cash flow analysis of the Company utilizing financial forecasts and estimates prepared by the Company's management, and UBS's calculation of unlevered free cash flows (calculated as earnings before interest, taxes, depreciation and amortization, referred to in this section of the proxy statement as EBITDA, less unlevered taxes, less total capital expenditures, less increases in working capital and less restructuring charges) based on such financial forecasts and estimates. See the section entitled "The Merger—Certain Company Forecasts" beginning on page 45 for more information regarding the forecasts and estimates provided by the Company's management. UBS calculated a range of implied present values (as of June 30, 2015) of the standalone unlevered, after-tax, free cash flows that the Company was forecasted to generate from July 1, 2015 through calendar year 2019 and of terminal values for the Company. Implied terminal values were derived by applying to the Company's calendar year 2019 estimated Adjusted EBITDA a range of estimated EBITDA exit multiples of 6.0x to 7.5x. Present values of cash flows and terminal values were calculated using discount rates ranging from 9.75% to 11.25%, which range was selected based on the weighted average cost of capital of the Company.

        The discounted cash flow analysis resulted in a range of implied present equity values of approximately $23.56 to $30.86 per share of Company common stock, as compared to the per share merger consideration.

  Selected Public Trading Companies Analysis

        UBS compared selected financial and stock market data of the Company with corresponding data of certain United States and Canada based, publicly traded companies whose primary business is to manufacture, supply and distribute automotive components for light vehicle and commercial vehicle original equipment and replacement end-markets while generating EBITDA margin of less than 25%. Based upon its professional judgment and expertise, UBS deemed the following companies to be the most relevant comparable public companies:

  United States and Canada Light Vehicle Original Equipment Manufacturer Suppliers

  •
  Delphi Automotive

  •
  BorgWarner

  •
  Federal-Mogul Corporation

  •
  Magna International

  •
  Lear Corporation

  •
  Tenneco Inc.

  •
  Dana Corporation

  •
  Metaldyne Performance Group Inc.

  •
  American Axle & Manufacturing Holdings, Inc.

  •
  Tower International

  United States and Canada Commercial Vehicle Original Equipment Manufacturer Suppliers

  •
  Stoneridge, Inc.

  •
  Cummins Inc.

  •
  Meritor, Inc.

  •
  Accuride International

  •
  Commercial Vehicle Group, Inc.

  •
  Modine Manufacturing Company

  Aftermarket Parts Suppliers

  •
  Dorman Products, Inc.

  •
  Standard Motor Products, Inc.

  •
  Motorcar Parts of American, Inc.

        UBS reviewed, among other things, (1) the enterprise values, calculated based on closing stock prices on July 10, 2015, of the selected companies as a multiple of actual EBITDA for the last twelve-months ended March 31, 2015 (adjusted for non-recurring one-time items) and calendar year 2015 and 2016 estimated EBITDA and (2) the price-earnings ratio of the selected companies based on estimated calendar year 2015 and 2016 earnings. Estimated EBITDA and earnings represented I/B/E/S consensus estimates as of July 10, 2015. I/B/E/S is a database owned and operated by Thomson Financial, which contains estimated earnings, cash flows, dividends and other data based on published reports by equity research analysts for companies in the U.S. and foreign markets. UBS then compared the multiples derived for the selected companies with corresponding multiples implied for the Company based on the per share merger consideration, actual last twelve-months Adjusted EBITDA as of March 31, 2015, and Company management and I/B/E/S consensus EBITDA and earnings estimates. This analysis indicated the following implied mean and median multiples for the selected companies, as compared to corresponding multiples implied for the Company:

	Enterprise Value/ EBITDA			P/E
	LTM	2015E	2016E	2015E	2016E
US & Canada Light Vehicle OEM Suppliers
Mean	6.7x	6.7x	6.0x	11.6x	9.9x
Median	6.2x	5.9x	5.6x	11.2x	9.7x
US & Canada Comm. Vehicle OEM Suppliers
Mean	6.7x	6.2x	5.5x	12.5x	9.8x
Median	6.4x	6.0x	5.6x	13.2x	9.7x
Aftermarket Parts Suppliers
Mean	8.9x	8.3x	7.4x	15.2x	13.3x
Median	8.2x	7.7x	6.9x	14.2x	12.6x
Overall Mean	7.0x	6.8x	6.1x	12.5x	10.4x
Overall Median	6.7x	6.7x	6.1x	12.9x	10.0x
Company @ Offer Price of $29.50 (3/31/15A)*	9.2x	9.1x	7.5x	14.2x	13.7x
Company @ Offer Price of $29.50 (I/B/E/S 3/31/15A)*	9.2x	9.4x	7.9x	13.9x	13.7x
Company @ Offer Price of $29.50 (6/30/15E)**†	10.1x	9.1x	7.5x	14.2x	13.7x

*
3/31/15A Enterprise Value assumes, among other things, (i) 32.0 million shares of Company common stock outstanding, (ii) $331.3 million in Company debt outstanding and (iii) $87.3 million in Company cash.

**
6/30/15E Enterprise Value assumes, among other things, (i) 32.0 million shares of Company common stock outstanding, (ii) $349.5 million in Company debt outstanding and (iii) $102.4 million in Company cash.

†
6/30/15 EBITDA projections are the 6/30/15 Adjusted EBITDA projections provided by Company management. Please see "The Merger—Certain Company Forecasts" on page 45 of this proxy statement for further information regarding these projections.

Selected Transactions Analysis

        UBS reviewed publicly available information relating to the following six selected transactions since 2009 that are greater than $500mm in enterprise value with targets that are United States and Canadian manufacturers of automotive components for light vehicle and commercial vehicle original equipment and replacement end-markets that UBS believed were comparable to the Company's business profile:

Announcement Date	Acquirer	Target
February 2015	MAHLE GmbH	Delphi Automotive (Thermal division)
December 2014	Hahn & Co. / Hankook Tire Co.	Halla Visteon Climate Control Corp. (70% stake)
September 2014	ZF Friedrichshafen AG	TRW Automotive
October 2012	American Securities LLC	HHI Group Holdings LLC
November 2010	Rank Group Ltd.	UCI International Ltd.
November 2009	Faurecia	EMCON Technologies

        UBS reviewed, among other things, transaction values in the selected transactions as a multiple of the last twelve-months sales and EBITDA (adjusted for non-recurring one-time items). UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for the Company based on the per share merger consideration, actual last twelve-months Adjusted EBITDA as of March 31, 2015, and Company management Adjusted EBITDA and sales estimates. Financial data regarding the selected transactions were based on publicly available information, including equity research and analysts' reports. This analysis indicated the following implied mean and median multiples for the selected transactions, as compared to corresponding multiples implied for the Company:

Enterprise Value / LTM
	Sales	EBITDA
Mean	0.7x	7.6x
Median	0.8x	7.5x
Company @ Offer Price of $29.50 (3/31/15A)*	1.0x	9.2x
Company @ Offer Price of $29.50 (6/30/15E)**†	1.0x	10.1x

*
3/31/15A Enterprise Value assumes, among other things, (i) 32.0 million shares of Company common stock outstanding, (ii) $331.3 million in Company debt outstanding and (iii) $87.3 million in Company cash.

**
6/30/15E Enterprise Value assumes, among other things (i) 32.0 million shares of Company common stock outstanding, (ii) $349.5 million in Company debt outstanding and (iii) $102.4 million in Company cash.

†
6/30/15 Adjusted EBITDA projections provided by Company management. Please see "The Merger—Certain Company Forecasts" on page 45 of this proxy statement for further information regarding these projections.

  Other Factors

        In rendering its opinion, UBS also reviewed:

  •
  the fact that the per share merger consideration implies (1) a premium of 43.7% to the closing price of the Company common stock on the last trading day before the announcement of the merger, (2) premia of 34.8%, 33.4%, 32.5% and 40.1%, respectively, to the average closing price of the Company common stock in the 30 trading day, 60 trading day, 90 trading day and 1-year periods prior to the announcement of the merger and (3) premia of 23.5% and 80.9%, respectively, to the 52-week high and low intraday trading prices of the Company common stock;

  •
  the publicly available forward price targets for the Company's common shares published by independent equity research analysts associated with various non-UBS Wall Street firms; and

  •
  the fact that the implied enterprise value of the Company based on the per share merger consideration presents transaction multiples of (1) 9.2x utilizing the Company's actual Adjusted EBITDA for the last twelve-months ended March 31, 2015, (2) 10.1x utilizing the Company's projected Adjusted EBITDA for the last twelve-months ended June 30, 2015, (3) 9.1x and 9.4x utilizing the Company's estimated Adjusted EBITDA for fiscal year 2015 as determined by Company management and I/B/E/S consensus, respectively, and (4) 7.5x and 7.9x utilizing the Company's estimated Adjusted EBITDA for fiscal year 2016 as determined by Company management and I/B/E/S consensus, respectively.

  Miscellaneous

        Under the terms of UBS' engagement, the Company agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $8.6 million, a portion of which has been paid in connection with UBS' opinion and approximately $7.6 million of which is contingent upon consummation of the merger. In addition, the Company agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS and its affiliates have provided investment banking and financial advisory services to the Company unrelated to the merger, for which UBS and its affiliates received compensation, including having acted as financial advisor to the Company in its 2014 transaction with Fidelity National Financial, Inc. and Joint Lead Arranger and Bookrunner in the refinancing of the Company's debt facility in 2013. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Parent and, accordingly, may at any time hold a long or short position in such securities.

        The Company selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Company Forecasts

        While the Company does not, as a matter of course, publicly disclose earnings forecasts, it has previously provided limited guidance relating to certain operating metrics for the year ending December 31, 2015. The Company has not previously provided guidance for periods longer than through December 31, 2015 due to the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving the Company, the Company provided UBS, Parent and/or the Board with certain nonpublic financial forecasts covering multiple years that were prepared by management of the Company and not for public disclosure.

        Summaries of certain of those financial forecasts and estimates, which we refer to in this proxy statement as the Company financial forecasts, are not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but are being included because they were made available to UBS, Parent and/or the Board. The inclusion of this information should not be regarded as an indication that the Board, its advisors or any other person considered, or now considers, the Company financial forecasts to be material or to be a reliable prediction of actual future results, and the Company financial forecasts should not be relied upon as such. Our management's internal financial forecasts, upon which the Company financial forecasts were based, are subjective in many respects, are not fact, were prepared at different prior periods in time, and where indicated, were preliminary in nature. There can be no assurance that the Company financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The Company financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the Company financial forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.

        In addition, the Company financial forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Company financial forecasts.

        Additionally, although the Company financial forecasts presented below are presented with numerical specificity, they are not facts. The Company financial forecasts were based on numerous variables and assumptions that were deemed to be reasonable as of the respective dates when such projections were finalized. Such assumptions are inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause these Company financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Company's business (including its ability to achieve strategic goals, objectives and targets), industry performance, the legal and regulatory environment, general business and economic conditions and other factors described or referenced under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 20. In addition, the Company financial forecasts reflect assumptions that are subject to change and do not reflect revised prospects for the Company's business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur. We have not prepared revised forecasts to take into account other variables that have changed since the dates on which the applicable Company financial forecasts were finalized. There can be no assurance that these Company financial forecasts will be realized or that the Company's future financial results will not materially vary from these Company financial forecasts.

        The Company does not assume responsibility if future results are materially different from the financial forecasts set forth below. Some or all of the assumptions which have been made regarding, among other things, production and demand levels, foreign exchange rates, the pricing of certain inputs and the timing of certain occurrences or impacts, have changed since the date such financial forecasts were made. As of the date of the filing of this proxy statement, we have not updated or otherwise revised the Company financial forecasts to reflect, and we do not intend to prepare for public disclosure updated or revised Company financial forecasts reflecting, circumstances existing after the date when the Company financial forecasts were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such Company financial forecasts were based are shown to be in error. The Company has made publicly available its actual results of operations for the fiscal quarter ended June 30, 2015, and stockholders are urged to review carefully the Company's Form 10-Q for such period, filed August 3, 2015. See "Where You Can Find More Information" beginning on page 97.

        The Company financial forecasts are not facts. The Company financial forecasts are forward-looking statements. For information on factors that may cause the Company's future financial results to materially vary, see "Cautionary Statement Regarding Forward-Looking Statements" on page 20.

        The following is a summary of certain of the Company financial forecasts prepared by management of the Company, and given to UBS, the Board and (except as otherwise noted) to Parent, and to their respective advisors, and which were used by UBS for purposes of their fairness opinion. All amounts in the table below are in millions unless otherwise specified.

	LTM(1)(2) 6/30/2015E	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E(6)
Revenue	$1,148.4	$1,171.8	$1,274.0	$1,376.0	$1,421.7	$1,492.8
Growth from Prior Year (%)	—	(0.9%)	8.7%	8.0%	3.3%	5.0%
Adjusted EBITDA(3)	$117.6	$131.0	$159.0	$171.3	$177.7	$186.6
Margin (%)(4)	10.2%	11.2%	12.5%	12.4%	12.5%	12.5%
Depreciation & Amortization(5)	$74.3	$70.9	$71.2	$61.6	$61.6	$61.6
% of Revenue	6.5%	6.1%	5.6%	4.5%	4.3%	4.1%
Capital Expenditures	$21.2	$29.8	$28.0	$26.0	$25.0	$28.0
% of Revenue	1.8%	2.5%	2.2%	1.9%	1.8%	1.9%

Notes:

(1)
"LTM" means last twelve months.

(2)
Calculated using (i) actual monthly revenue, Adjusted EBITDA, depreciation and amortization and capital expenditure information for July 2014 through May 2015 and (ii) estimated monthly revenue, Adjusted EBITDA, depreciation and amortization and capital expenditure information for June 2015. Parent and its advisors were not provided the aggregated LTM 6/30/15E information set forth above but were provided with estimated revenue, Adjusted EBITDA, and depreciation and amortization information for the second quarter of 2015 of approximately $272.0 million, $25.1 million and $20.0 million, respectively, that, when aggregated with actual historical revenue, Adjusted EBITDA and depreciation and amortization information for from July 2014 through and including March 2015, are approximately the same as the aggregated LTM 6/30/15E revenue, Adjusted EBITDA, and depreciation and amortization information set forth above. Parent and its advisors also received actual capital expenditure information for from July 2014 through and including May 2015, but did not request or receive estimated capital expenditure information for June 2015.

(3)
As used in this proxy statement, "Adjusted EBITDA" means net income attributable to common stockholders before (a) interest expense—net, (b) income tax expense, (c) depreciation and amortization, (d) stock-based compensation expense, (e) restructuring, other charges and other impairment charges, (f) certain purchase accounting finished goods inventory step-up costs, (g) litigation settlements and related legal fees, (h) fees related to the reorganization transaction and the potential merger and (i) other adjustments. The Company believes that Adjusted EBITDA, which is frequently used by management, analysts, investors and other interested parties, can be a useful measure for evaluating a company's performance since it excludes certain items that do not reflect ongoing operations. Adjusted EBITDA as defined by the Company may differ from EBITDA or adjusted EBITDA used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company's profitability or liquidity.

(4)
Refers to Adjusted EBITDA as a percentage of revenue.

(5)
The depreciation and amortization numbers provided to UBS and the Board, which are the numbers included in the table above, include increased depreciation and amortization resulting from the reorganization transaction effected with FNF. The depreciation and amortization estimates provided to Parent for fiscal years 2015 through 2018 did not include the increase in depreciation and amortization resulting from the FNF reorganization transaction, though Parent was informed that such amounts had not been included. The depreciation and amortization numbers provided to Parent were as follows: $45.6 million for fiscal year 2015 and $47.6 million for fiscal years 2016 through 2018.

(6)
The information included in this column was not requested by, or provided to, Parent or its advisors.

        The key assumptions underlying the Company financial forecasts set forth above include the following:

  •
  Original equipment sales forecasts for the Company are highly dependent on the underlying original equipment manufacturers' production forecasts for both the passenger and commercial vehicle markets. The Company financial forecasts assume that original equipment manufacturers' production in 2015, 2016, 2017, 2018 and 2019 would be as set forth in the table below.

(Units in millions)	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E
Global Light Vehicle	88.8	92.2	97.5	100.2	100.9
Growth (%)		3.9%	5.7%	2.8%	0.7%
Global Heavy Vehicle	6.0	6.3	6.7	7.0	6.8
Growth (%)		5.2%	7.1%	3.2%	(1.7)%
  •
  The Company financial forecasts for North America assume 0% growth in the Company's light duty aftermarket sales from and including 2015 through 2019 (excluding the impact of a one-time core settlement in 2015), 0% growth in the Company's heavy duty aftermarket sales in 2015 and growth of 2% per annum in the Company's heavy duty aftermarket sales from and including 2016 through 2019.

  •
  The Company financial forecasts for Europe assume 1.6% average annual growth in the Company's aftermarket sales from 2015 through 2019.

  •
  The Company sells and produces products across the globe and as such our results are highly dependent on global currency exchange rates, principally the Euro/USD, MXN/USD, BRL/USD and KRW/USD exchange rates. The Company financial forecasts assume that exchange rates for the dollar (USD) against each of the Euro (EUR), Mexican Peso (MXN), Brazilian Real (BRL) and Korean Won (KRW) in 2015, 2016, 2017, 2018 and 2019 would be as set forth in the table below.

Exchange Rate	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E
USD/EUR	1.099	1.099	1.322	1.322	1.322
MXN/USD	15.3737	15.3737	13.31	13.31	13.31
BRL/USD	3.1788	3.1788	2.319	2.319	2.319
KRW/USD	1108.03	1108.03	1112.18	1112.18	1112.18
  •
  While the Company's products contain various raw materials, the Company has significant exposure to the price of copper. The Company financial forecasts assume that the price of copper would be $3.19/lb for all periods from 2015 through 2019.

  •
  The Company financial forecasts assume the completion of the Company's plan to consolidate its aftermarket production for North America at a new facility located in Mexico on the Mexico/Texas border.

        In addition to the Company financial forecasts above, the Company provided to Parent preliminary top line revenue forecasts for 2015 through 2019 based on initial work then-being performed by members of management in connection with the preparation of the Company's 2015 Strategic Long Range Plan. This information was requested by Parent on an expedited basis to assist its accountants in their due diligence review. These preliminary revenue forecasts (i) were not approved by senior Company management, or reviewed or approved by the audit committee of the Board or the Board, (ii) were not relied upon by UBS for purposes of its fairness opinion and (iii) relied upon foreign currency and global production assumptions from October 2014. All amounts in the table below are in millions.

	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E
Revenue	$1,222.0	$1,287.8	$1,379.0	$1,444.3	$1,542.3

        The key assumptions underlying the Company financial forecasts set forth immediately above include those described below.

  •
  Original equipment sales forecasts for the Company are highly dependent on the underlying original equipment manufacturers' production forecasts for both the passenger and commercial vehicle markets. The preliminary revenue forecasts assume that original equipment manufacturers' production in 2015, 2016, 2017, 2018 and 2019 would be as set forth in the table below.

(Units in millions)	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E
Global Light Vehicle	89.0	92.2	95.4	98.2	100.9
Growth (%)		3.6%	3.5%	2.9%	2.8%
Global Heavy Vehicle	6.0	6.3	6.5	6.7	6.8
Growth (%)		4.2%	3.6%	3.0%	1.8%
  •
  The preliminary revenue forecasts for North America assume an average annual growth rate of 0.7% in the Company's light duty aftermarket sales from and including 2015 through 2019 (excluding the impact of a one-time core settlement in 2015), and average growth of 2% per annum in the Company's heavy duty aftermarket sales from and including 2015 through 2019.

  •
  The preliminary revenue forecasts for Europe assume 0% growth in the Company's aftermarket sales from 2015 through 2019.

  •
  The Company sells and produces products across the globe and as such our results are highly dependent on global currency exchange rates, principally the Euro/USD, MXN/USD, BRL/USD and KRW/USD exchange rates. The preliminary revenue forecasts assume that exchange rates for the dollar (USD) against each of the Euro (EUR), Mexican Peso (MXN), Brazilian Real (BRL) and Korean Won (KRW) in 2015, 2016, 2017, 2018 and 2019 would be as set forth in the table below.

Exchange Rate	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E
USD/EUR	1.314	1.314	1.314	1.314	1.314
MXN/USD	13.41	13.41	13.41	13.41	13.41
BRL/USD	2.423	2.423	2.423	2.423	2.423
KRW/USD	1055.67	1055.67	1055.67	1055.67	1055.67

Financing of the Merger

        The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt by them of any financing. Parent and Merger Sub have informed the Company that they expect that funds needed by them in connection with the merger will be derived from (i) cash on hand, (ii) borrowings under its existing, or any new, credit facilities, (iii) the proceeds from the sale of debt securities or (iv) any combination of the foregoing.

        Parent and Merger Sub have represented to the Company in the merger agreement that they had available to them on the date of the merger agreement (through a combination of cash on hand and committed financing), and will have available to them, in cash, at the effective time for the merger and at the closing of the merger, all funds necessary for the payment to the paying agent in cash of the aggregate per share merger consideration and to satisfy all of their other obligations under the merger agreement.

Closing and Effective Time of Merger

        The merger agreement provides that the closing of the merger will take place on the fifth business day following the date on which the last of the conditions to closing of the merger (described under "The Merger Agreement—Conditions to the Merger" beginning on page 77) has been satisfied or waived (other than those conditions that by their nature may only be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions on the closing date for the merger)), or such other date as may be agreed in writing among the Company, Parent and Merger Sub. Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we currently expect the closing of the merger to occur in the fourth quarter of 2015.

        The effective time of the merger will occur upon the certificate of merger having been duly filed with and accepted by the Secretary of State of the State of Delaware (or at such later date and time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

        As soon as possible, and in any event within three business days, after the date of the effective time of the merger, each holder of record of a certificate representing shares of our common stock (other than holders who solely hold excluded shares or dissenting shares) will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the per share merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        Any holder of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book entry shares whose shares of our common stock were converted into the right to receive the per share merger consideration will upon receipt by the paying agent of an "agent's message" in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive, and Parent shall cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time of the merger, the per share merger consideration in respect of each such share of our common stock and the book entry shares of such holder will forthwith be cancelled.

        No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book entry shares or certificates.

        The Company, Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom it is withheld.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent or the paying agent, post a bond in such reasonable and customary amount as Parent or the paying agent may direct as indemnity against any claim that may be made against it or the surviving corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in their entirety.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Board with respect to the Company merger proposal, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The directors of the Company were aware of these interests and considered them at the time they evaluated and negotiated the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests are described below.

  Treatment of Company Equity Awards

        Company stock options and Company restricted shares held by the Company's executive officers and directors immediately prior to the effective time of the merger will be fully vested and cancelled in exchange for a cash payment in the same manner as those equity awards held by other employees of the Company. As described further in the section titled "The Merger Agreement—Treatment of Common Stock and Stock-Based Awards" beginning on page 59, such awards will generally be subject to the following treatment:

  •
  each Company stock option that is outstanding immediately prior to the effective time will be fully vested and cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the vested portion of the total number of shares subject to such Company stock option, multiplied by the excess, if any, of the per share merger consideration over the exercise price per share for such Company stock option (less any withholding taxes), and any such Company stock option which has an exercise price per common share that is greater than or equal to the per share merger consideration will be cancelled in exchange for no consideration or payment;

  •
  each Company restricted share that is outstanding immediately prior to the effective time will be fully vested (with any performance-based vesting conditions treated as vested at the target performance level) and all restrictions (including forfeiture restrictions) will lapse, and such Company restricted shares will be cancelled in exchange for the right to receive (without interest) an amount in cash equal to the per share merger consideration (less any withholding taxes).

        The following table sets forth for (i) each individual named executive officer, (ii) the three other executive officers (as a group) and (iii) the non-employee directors (as a group), the number of restricted shares and unvested stock options outstanding as of August 14, 2015 and the cash amounts payable (on a pre-tax basis) in respect of such Company equity awards at the effective time of the merger (including, with respect to outstanding restricted shares, the amount of accumulated dividends). Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company or the achievement of applicable performance goals, in each case, independent of the merger. No individual reported in the table held any other unvested equity awards as of August 14, 2015. Fred S. Knechtel, our former Senior Vice President and Chief Financial Officer and Michael L. Gravelle, our former Senior Vice President, General Counsel and Corporate Secretary, have been excluded from the below table because they had no outstanding equity awards in the Company as of August 14, 2015.

	Restricted Shares (#)	Restricted Shares ($)	Dividends on Restricted Shares ($)	Unvested Stock Options (#)	Unvested Stock Options ($)	Estimated Total Cash Consideration for Equity Awards ($)
Barbara J. Bitzer	10,531	310,665	4,600	17,944	126,779	442,044
Mark R. McFeely(1)	4,414	130,213	4,502	—	—	134,715
Shawn J. Pallagi	26,923	794,229	13,356	43,827	319,883	1,127,468
John J. Pittas	121,763	3,592,009	60,237	198,461	1,447,509	5,099,755
Albert E. VanDenBergh	41,069	1,211,536	9,035	37,136	241,013	1,461,584
Other Executive Officers (as a group)(2)	58,396	1,722,682	17,493	83,957	639,093	2,379,268
Non-Employee Directors (as a group)(3)	30,780	908,010	9,957	57,033	381,078	1,299,045

Notes:

(1)
Mr. McFeely's employment with the Company terminated effective February 27, 2015.

(2)
Includes equity holdings of the following executive officers of the Company: David G. Krall, Victor A. Polen and Debra E. Poppas.

(3)
Includes equity holdings of the following non-employee directors of the Company: Douglas K. Ammerman, Karl G. Glassman, Lawrence F. Hagenbuch, Charles G. McClure, George P. Scanlon, J. Norman Stout and John H. Weber. Arik W. Ruchim previously waived receipt of director compensation in consideration for service on the Board and consequently does not hold any equity awards with respect to the Company.

  Employment Agreements with Certain Executive Officers

        The Company previously entered into employment agreements (each, an "employment agreement," and collectively, the "employment agreements") with certain of its executive officers, specifying certain compensation and benefits payable to such executive officers in the event of a qualifying termination of employment.

        Under their employment agreements, each of Messrs. Pittas, VanDenBergh, Pallagi, Polen and Krall will be entitled to the termination payments and benefits set forth below if (a) his employment is terminated by the Company without "cause," or (b) he terminates his employment for "good reason" (as each such term is defined in the executive's respective employment agreement). At the Company's election, each of the executives may be required to execute a release of claims in favor of the Company as a condition to receiving these severance payments and benefits.

  •
  The executive's annual bonus for the year in which the termination occurs, based on the actual bonus that would have been earned (using the executive's target annual bonus opportunity in the year of termination and prorated to the executive's date of termination), payable no later than March 15 of the calendar year following the year in which the executive's termination occurs);

  •
  A lump sum cash severance payment equal to 200% (100% for Mr. Pallagi) of the sum of the executive's annual base salary as of the date of the termination and the executive's target annual bonus for the year of termination;

  •
  As long as the executive pays the full monthly premiums for COBRA coverage, continued medical and dental coverage on Company benefit plans on the same basis as provided to active employees until the earlier of 24 months following the termination, or the date the executive becomes eligible for coverage with a subsequent employer;

  •
  A lump sum cash payment equal to 24 months of medical and dental COBRA insurance premiums based on the level of coverage in effect on the date of termination for the executive and the executive's spouse and dependents (as applicable);

  •
  For Messrs. VanDenBergh, Polen and Krall, reasonable reimbursement of relocation expenses, including moving expenses and broker's commissions, closing and other transaction costs related to the sale of the executive's home in the Indianapolis, Indiana area and the purchase of a new residence which is incurred at any time during the nine (9) month period following the date of the executive's termination as long as the request for reimbursement is made no later than twelve (12) months following the executive's date of termination.

        We note that the employment agreements with each of Messrs. VanDenBergh, Polen and Krall were amended by the Company concurrently with the Company's entry into the merger agreement. The amendments to each such officer's employment agreement (1) increased the multiple used to calculate the amount of the lump sum cash severance payable upon a termination of employment from 100% to 200% of the sum of the executive's annual base salary as of the date of the termination and the executive's target annual bonus for the year of termination and (2) provided each officer with the right to reimbursement for reasonable relocation expenses incurred by the executive within nine (9) months after such termination in connection with relocating from the Indianapolis, Indiana area (each as described above). The Company determined that such amendments were appropriate given that each of Messrs. VanDenBergh, Polen and Krall commenced employment with the Company in the 2015 calendar year and would be expected to devote a substantial amount of time and effort through completion of the merger and thereafter.

        Because Ms. Bitzer and Ms. Poppas do not have employment agreements with the Company, upon a termination without "cause" (as determined by the Company in its sole discretion), each executive would be entitled to severance in the form of six (6) months of salary continuation payments pursuant to the terms of the Company's severance pay plan for salaried employees in the United States. If, however, Ms. Bitzer is terminated by the Company without cause prior to February 20, 2016, her severance entitlement is increased to that of 12 months of salary continuation, pursuant to an agreement she entered into with the Company on September 9, 2014. The Company has historically subsidized COBRA premiums at active employee rates for employees receiving payments under the severance plan and therefore, upon a qualifying termination, Ms. Bitzer and Ms. Poppas would each be eligible for such subsidized COBRA rates (based on the level of coverage in effect on the date of termination) for the duration of the period she receives salary continuation payments under the severance plan. Because Ms. Bitzer has not currently elected coverage under company medical and dental plans, she would not be eligible for these subsidized COBRA rates in the event she experiences a qualifying termination of employment. The Company has historically provided employees terminated without cause a pro-rated annual bonus for the year of termination, calculated in the same manner as the annual bonus entitlement for each of Messrs. Pittas, VanDenBergh, Pallagi, Polen and Krall described above. Accordingly, pursuant to the Company's standard practice, each of Ms. Bitzer and Ms. Poppas would be eligible for such a pro-rated bonus in the event such executive was terminated without cause.

        Based on the executives' compensation levels as of August 14, 2015, the amount of cash severance that would be payable upon a qualifying termination are as follows: Ms. Bitzer, $255,398, Mr. Pallagi, $602,250 (plus an estimated $2,709 in respect of the COBRA payment), Mr. Pittas, $2,838,000 (plus an estimated $37,309 in respect of the COBRA payment), Mr. VanDenBergh $1,122,000 (plus an estimated $32,023 in respect of the COBRA payment), and the other three executive officers as a group, $2,267,000 (plus an estimated $57,296 in respect of the COBRA payment or subsidized COBRA premiums, as applicable).

        The compensation and benefits payable to an executive officer under the employment agreements and the Company's severance plan upon a qualifying termination are not subject to any change in control or other transaction-related enhancement. Accordingly, the closing of the merger will have no impact on the executive officers' severance entitlements enumerated above.

  Transaction Continuity Awards

        In recognition of their continued contributions to the Company, and to motivate a high level of commitment and maintain continuity through the completion of the merger and thereafter, the Company, in connection with entering into the merger agreement, entered into transaction continuity award agreements with certain employees, including Ms. Bitzer and Ms. Poppas, who received awards of $120,000 and $100,000, respectively. Each such executive officer will, subject to her continued employment with the Company, be eligible to receive payment of the award on June 30, 2016, or if earlier, upon a termination of employment by the Company without "cause" or a resignation by the executive officer for "good reason" (as each such term is defined in the transaction continuity award agreement). If Ms. Bitzer's or Ms. Poppas's employment terminates as a result of death or disability prior to June 30, 2016, the amount of the award will be prorated based on the number of days elapsed from the date of the award letter through the date of such termination.

  Performance-Based Cash Incentive Award

        On February 5, 2014, the Company granted a $500,000 performance-based cash incentive award under the Company equity plan to Mr. Pittas that is subject to vesting based on the achievement of certain adjusted operating income targets for the fiscal year ending December 31, 2016 and Mr. Pittas' continued service with the Company through February 5, 2017. This performance-based award will vest in full and be paid pursuant to its terms if, following the completion of the merger, Mr. Pittas is terminated by the Company without "cause" or resigns with "good reason" (as such terms are defined in the executive's employment agreement with the Company), in each case, prior to February 5, 2017. If Mr. Pittas' employment terminates as a result of death or disability prior to February 5, 2017, the award will immediately vest with respect to a pro rata amount of the award based on the number of months employed since the grant date.

  Strategic Committee Fees

        On July 12, 2015, the Board approved fees of $200,000 and $100,000 for each of John H. Weber and Douglas K. Ammerman, respectively, in consideration for the additional time commitment and effort expended by each such director while serving as Chairman and an active member, respectively, of the Company's Strategic Committee. The Strategic Committee was established by the Board in order to facilitate the Board's exploration and evaluation of strategic alternatives and the negotiation of the merger agreement on behalf of the Company, as well as assisting the Company with preparation for and completion of the merger. Consistent with his earlier waiver of director compensation in consideration for his service on the Board, Arik W. Ruchim waived receipt of any compensation in respect of his service as an active member of the Strategic Committee.

        For further information with respect to the arrangements between the Company and its named executive officers, see the information included under "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers—Golden Parachute Compensation" beginning on page 85.

  Indemnification and Insurance

        Pursuant to the terms of the merger agreement, the Company's directors and officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies. See the section entitled "The Merger Agreement—Indemnification; Directors' and Officers' Insurance" beginning on page 82 for a description of such ongoing indemnification and coverage obligations.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the tax treatment of the partnership. A partner of a partnership holding our common stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners who hold shares of our common stock as capital assets, and does not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Parent or the surviving corporation after the merger, stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the plans). This discussion does not address any aspect of state, local or foreign tax laws.

  Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

        The exchange of shares of our common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under "Backup Withholding and Information Reporting") and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of our common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss where the U.S. holder's holding period for such shares of common stock is more than one year at the effective time of the merger. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. There are limitations on the deductibility of capital losses. In addition, a 3.8% tax is imposed on all or a portion of the "net investment income" (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. The 3.8% tax generally is imposed on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual's circumstances). For these purposes, "net investment income" generally will include any gain recognized on the receipt of cash for shares pursuant to the merger.

  Backup Withholding and Information Reporting

        A U.S. holder may be subject to information reporting. In addition, backup withholding of tax will apply at the statutory rate to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Substitute Form W-9 to be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. U.S. holders are urged to consult their independent tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the plans).

Regulatory Approvals

        To complete the merger, the parties must make filings with and obtain authorizations, approvals or consents from certain antitrust authorities. Under the terms of the merger agreement, the merger cannot be completed until any waiting periods applicable to the consummation of the merger under the HSR Act have expired or been terminated. The merger also cannot be completed without the making or obtaining of any filings, authorizations, consents or approvals regarding the merger required pursuant to antitrust laws (as defined in the merger agreement) in Austria, Germany, China, Korea and Mexico and the termination or expiration of any applicable waiting period under such antitrust laws.

        On July 24, 2015, Parent and the Company filed notification of the proposed merger with the FTC and DOJ, under the HSR Act. On August 12, 2015, the FTC granted early termination of the waiting period applicable to consummation of the merger under the HSR Act.

        On August 14, 2015, Parent filed notification of the proposed merger with the Chinese Ministry of Commerce.

        The Company currently expects that applicable filings in Korea, Mexico, Austria and Germany will be made in due course.

        The consummation of the merger is not conditioned on any antitrust-law-related regulatory filings in the United States or in any other jurisdiction, other than those described above.

        At any time before or after consummation of the merger, the DOJ or the FTC (notwithstanding the termination of the waiting period under the HSR Act) could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger and seeking divestiture of substantial assets of the Company, Parent or Merger Sub. At any time before or after the completion of the merger (and notwithstanding the termination of the waiting period under the HSR Act), any state or non-U.S. governmental entity could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger and seeking divestiture of substantial assets of the Company, Parent or Merger Sub. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

        There can be no assurance that all of the regulatory approvals described above, or any other regulatory approvals that might be required to consummate the merger, will be sought or obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result. For a description of the parties' obligations with respect to regulatory approvals related to the merger, see "The Merger Agreement—Filings; Other Actions; Notification" beginning on page 73.

THE MERGER AGREEMENT

        This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

        The merger agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement, and upon which the separate corporate existence of Merger Sub will cease. As the surviving corporation, the Company will continue to exist following the merger. As a result of the merger, the surviving corporation will be a wholly owned direct or indirect subsidiary of Parent.

        The directors and officers of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors and officers of the surviving corporation, in each case until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable laws.

        At the effective time of the merger, the certificate of incorporation of the Company will be amended and restated to read as set forth in Exhibit A to the merger agreement, until changed or amended in accordance with its terms or by applicable law. The bylaws of the Merger Sub, in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation, until changed or amended as provided therein or by applicable law.

        Following the completion of the merger, our common stock will be delisted from the NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Merger

        Unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the closing of the merger will take place on the fifth business day following the day on which the last of the conditions to the closing of the merger (described under "The Merger Agreement—Conditions to the Merger" beginning on page 77) have been satisfied or waived (other than those conditions that by their nature may only be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions on such date).

        Assuming timely satisfaction of the necessary closing conditions, we currently expect the closing of the merger to occur in the fourth quarter of 2015. The effective time of the merger will occur upon the certificate for the merger having been duly filed with, and accepted by, the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Treatment of Common Stock and Stock-Based Awards

  Common Stock

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior thereto (other than excluded shares and dissenting shares) will be converted into the right to receive cash in an amount, without interest, equal to the per share merger consideration of $29.50, subject to and reduced by the amount of withholding that is required under any applicable tax law. Each share of our common stock owned immediately prior to the effective time of the merger by Parent, Merger Sub or the Company, or any subsidiary of Parent, Merger Sub or the Company (except to the extent held by any such person on behalf of a third party), which we refer to collectively in this proxy statement as excluded shares, will be cancelled without payment of consideration and will cease to exist. Our shares of common stock owned by stockholders who are entitled to demand appraisal rights and properly demand appraisal of such shares of common stock pursuant to, and comply in all respects with, Section 262 of the DGCL, which shares we refer to in this proxy statement as dissenting shares, will not be converted into the right to receive per share merger consideration. Instead, holders of dissenting shares will be entitled to the appraisal rights provided under the DGCL as described under "Appraisal Rights" beginning on page 92.

  Company Stock Options

        At the effective time of the merger, each Company stock option outstanding immediately prior to the effective time will, automatically and without any required action on the part of the holder thereof, be fully vested and cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the vested portion of the total number of shares subject to such cancelled Company stock option, multiplied by the excess, if any, of the per share merger consideration over the exercise price per share for such cancelled Company stock option, less any tax withholdings. For the avoidance of doubt, any Company stock option which has an exercise price per common share that is greater than or equal to the per share merger consideration will be cancelled in exchange for no consideration or payment.

  Company Stock Appreciation Rights

        At the effective time of the merger, each Company stock appreciation right outstanding immediately prior to the effective time will, automatically and without any required action on the part of the holder thereof, be fully vested and cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the vested portion of the total number of shares subject to such cancelled Company stock appreciation right, multiplied by the excess, if any, of the per share merger consideration over the base price per share for such cancelled Company stock appreciation right, less any tax withholdings. For the avoidance of doubt, any Company stock appreciation right which has a base price per share that is greater than or equal to the per share merger consideration will be cancelled in exchange for no consideration or payment.

  Company Restricted Shares

        At the effective time of the merger, each Company restricted share outstanding immediately prior to the effective time will, automatically and without any required action on the part of the holder thereof, be fully vested (with any performance-based vesting conditions treated as vested at the target performance level) and all restrictions (including forfeiture restrictions) will lapse, and such Company restricted shares will be cancelled in exchange for the right to receive (without interest) the per share merger consideration, less any tax withholdings.

  Company Restricted Stock Units

        At the effective time of the merger, each Company restricted stock unit outstanding immediately prior to the effective time will be fully vested (with any performance-based vesting conditions treated as vested at the target performance level), and each such Company restricted stock unit will be cancelled in exchange for the right to receive (without interest) the per share merger consideration (less any tax withholdings) for each share subject to such Company restricted stock unit, less any tax withholdings. Notwithstanding the foregoing, if any Company restricted stock units constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, and are not permitted to be paid at the effective time of the merger without triggering taxes or penalties, such payments will be made at the earliest time permitted under the applicable plan and award agreement that does not trigger such taxes or penalties.

Exchange and Payment Procedures

        Prior to or at the closing, Parent will deposit with the paying agent cash in immediately available funds in the amount necessary to make payment of the aggregate per share merger consideration to the holders of shares of our common stock (other than with respect to excluded shares or dissenting shares).

        As soon as possible, and in any event within three business days, after the date of the effective time of the merger, each holder of record of a certificate representing shares of our common stock (other than holders who solely hold excluded shares or dissenting shares) will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the applicable amount of per share merger consideration (less any tax withholdings).

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        Any holder of book entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book entry shares whose shares of our common stock were converted into the right to receive the per share merger consideration will upon receipt by the paying agent of an "agent's message" in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive, and Parent shall cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time of the merger, the applicable amount of per share merger consideration (less any tax withholdings) in respect of each such share of our common stock and the book entry shares of such holder will forthwith be cancelled.

        If you are a record holder of certificated shares of our common stock, you will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent, and you must also surrender your stock certificate or certificates (or affidavits of loss in lieu thereof) to the paying agent. In the event of a transfer of ownership of shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the certificate is registered only if such certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes required by reason of the payment of the per share merger consideration to a person other than the registered holder of such certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable.

        No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book entry shares or certificates.

        The Company, Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom it is withheld.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent or the paying agent, post a bond in such reasonable and customary amount as Parent or the paying agent may direct as indemnity against any claim that may be made against it or the surviving corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in their entirety.

        From and after the effective time of the merger, our stock transfer books will be closed. Thereafter there will be no transfers on the records of the Company of shares of our common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any person presents to the surviving corporation, Parent or the paying agent any certificate or book entry share (other than certificates and book entry shares in respect of excluded shares or dissenting shares), such certificate or book entry share will be cancelled and exchanged for the cash amount to which such person is entitled pursuant to the merger agreement.

        Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by our stockholders for six months after the effective time of the merger will be delivered to the surviving corporation. Holders of our common stock (other than excluded shares or dissenting shares) who have not complied with the above-described exchange and payment procedures may thereafter only look to the surviving corporation, and only as general creditors of the surviving corporation, for payment of the per share merger consideration (subject to abandoned property, escheat or similar laws).

        None of Parent, Merger Sub, the surviving corporation, the Company or the paying agent, or any employee, officer, director, agent, representative or affiliate thereof, shall be liable to any person for any cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

  Representations and Warranties of the Company

        We made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure letter that the Company delivered in connection with the merger agreement, or in certain reports filed with the SEC. These representations and warranties relate to, among other things:

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  our and our subsidiaries' due organization, existence and good standing and authority to carry on our and their businesses;

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  the effectiveness of, and absence of violations of, our organizational documents and those of our significant subsidiaries;

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  our capitalization, including:

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  regarding our ownership of the equity interests of our subsidiaries;

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  the number of shares of our common stock, shares of preferred stock and Company equity awards outstanding;

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  the absence of securities of us or our subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of us or our subsidiaries, the absence of encumbrances on such equity interests and our and our subsidiaries not owning any material interests in entities other than our subsidiaries;

  •
  the absence of options, calls, warrants, preemptive rights, anti-dilution rights or shareholder rights plans or other similar rights that obligate the Company or any of its subsidiaries to issue or sell any shares of their capital stock or other equity securities or give any person a right to subscribe for or acquire any equity securities of the Company or any of its subsidiaries or any securities or obligations convertible into or exchangeable for capital stock or voting securities of us or any of our subsidiaries;

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  the absence of certain obligations of us or any subsidiary to repurchase, redeem or otherwise acquire any of our or their capital stock, voting securities, or securities convertible into or exchangeable for our or their capital stock or voting securities;

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  the absence of certain obligations of us or any subsidiary to provide funds to, or make any investment in, any Company subsidiary not wholly owned by the Company;

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  the absence of certain stock appreciation rights and of any phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of us or any subsidiary;

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  the absence of certain voting trusts or other agreements or understandings with respect to the voting of capital stock of us or any subsidiary;

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  the absence of any bonds, debentures, notes or other indebtedness the holders of which have the right to vote, or which are convertible or exchangeable into the right to vote, with our stockholders on any matter; and

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  the exercise prices of and certain other details regarding Company equity awards;

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  our corporate power and authority related to the merger agreement and the voting and support agreement, including:

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  our power to enter into, perform our obligations under, and consummate the transactions under, the merger agreement and the voting and support agreement, and the enforceability of the merger agreement and the voting and support agreement against us; and

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  the declaration of advisability of the merger agreement and the merger by the Board, and the approval of the merger agreement and the merger by the Board;

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  the absence of violations of, or conflicts with, our or our subsidiaries' governing documents, governmental orders, applicable law and certain agreements as a result of our entering into and performing under the merger agreement;

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  required governmental consents, approvals, notices and filings;

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  our SEC filings since January 1, 2013 and the financial statements included therein, and our disclosure controls and procedures and internal controls over financial reporting;

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  the absence of complaints regarding auditing or accounting practices or reports of material violations of law or breach of fiduciary duties;

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  the absence of unresolved SEC comments and government investigations regarding Company accounting practices;

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  the absence of certain undisclosed liabilities;

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  the compliance of this proxy statement with requirements under applicable law;

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  the conduct of business in the ordinary course since January 1, 2015 and the absence since January 1, 2015 of certain conditions, events, changes, circumstances or effects that have had or would be reasonably expected to have a material adverse effect (as described below);

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  the absence between January 1, 2015 and the date of the merger agreement of any action taken or not taken that would have breached certain merger agreement interim covenants if taken after the execution of the merger agreement;

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  the absence of certain legal proceedings, investigations and governmental orders against us or our subsidiaries;

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  compliance with applicable laws, the existence, effectiveness and status of necessary licenses and permits and the absence of whistleblower claims and certain types of investigations by governmental entities;

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  employee benefit plans;

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  certain labor matters;

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  environmental matters;

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  tax matters, including regarding the reorganization transaction completed by the Company on December 31, 2014;

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  the provision of certain material contracts and compliance with, absence of defaults under, and validity and effectiveness of, certain material contracts;

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  insurance policies;

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  good title to, and absence of liens and rights of first refusal on, real property, and disclosure of, compliance with, and absence of default under, material leases of real property;

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  intellectual property;

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  our relationship with persons that were our largest customers and suppliers for the fiscal year ended December 31, 2014;

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  the absence of undisclosed affiliate arrangements required to be described under Item 404 of Regulation S-K under the Securities Act;

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  compliance with the Company's hedging policy;

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  quality and safety of Company products;

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  the absence of any undisclosed broker's or finder's fees;

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  the inapplicability of any anti-takeover law or anti-takeover provision of the Company's certificate of incorporation or bylaws to the merger; and

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  receipt of a fairness opinion from UBS.

  Material Adverse Effect

        Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a "material adverse effect", which means any condition, event, change, circumstance or effect that has a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however:

  •
  that none of the following will be taken into account in determining whether there has been, is or would be a material adverse effect:

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  the execution and delivery of the merger agreement, the performance by any party of its obligations under the merger agreement (other than pursuant to the Company's covenant to conduct its business in the ordinary course between the date of the merger agreement and the effective time of the merger) or the public announcement or pendency of the merger, including the impact of the announcement on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with its customers, employees, or suppliers, or with any other third party (other than as the definition of material adverse effect applies to the representation that the execution and performance of the merger agreement will not violate law or the contracts or organizational documents of the Company and its subsidiaries (including as such representation applies for purposes of the related closing condition));

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  any litigation brought by or on behalf of any current or former Company security holder (in its capacity as such) arising from allegations of any breach of fiduciary duty or violation of law relating to the merger agreement or the merger;

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  any action required to be taken (or required not to be taken) pursuant to the merger agreement, other than (i) pursuant to the Company's covenant to conduct its business in the ordinary course between the date of the merger agreement and the effective time of the merger or (ii) as the definition of material adverse effect applies to the representation that the execution and performance of the merger agreement will not violate law or the contracts or organizational documents of the Company and its subsidiaries (including as such representation applies for purposes of the related closing condition); and

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  any action taken at the request or instruction, or with the consent, of Parent or Merger Sub;

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  that none of the following will be taken into account in determining whether there has been, is or would be a material adverse effect, except to the extent such condition, event, change, circumstance or effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect that such changes have on other companies primarily engaged in the manufacture of the applicable of aftermarket automotive parts, light duty vehicle original equipment or commercial vehicle original equipment:

    •
    changes, trends or developments generally affecting manufacturers of aftermarket automotive parts, light duty vehicle original equipment or commercial vehicle original equipment;

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    changes in global, national or regional economic, business, regulatory, legislative, political, or market conditions or in national or global financial markets;

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    any geopolitical conditions, disease, the outbreak or escalation of hostilities, an act of war (whether or not declared), sabotage, terrorism, civil disorder, military actions or the escalation thereof;

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    changes or proposed changes in GAAP or in laws applicable to the Company or any of its subsidiaries; and

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    any change resulting from or arising out of a hurricane, earthquake, tornado, flood, or other weather-related condition or natural disaster; or

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  that none of the following will be taken into account in determining whether there has been, is or would be a material adverse effect, but will not prevent or otherwise affect a determination that any condition, event, change, circumstance or effect underlying such decline or failure has resulted in, or contributed to, a material adverse effect:

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  any decline in the market price or change in the trading volume of the Company's shares on the NASDAQ Global Select Market; and

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  any failure, in and of itself, by the Company or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, including (to the extent otherwise permitted by the definition of material adverse effect) adverse developments with respect to customers.

  Representations and Warranties of Parent and Merger Sub

        The merger agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

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  their due organization, existence, good standing and authority to carry on their businesses;

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  their corporate or similar power and authority to enter into, perform their obligations under, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

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  the absence of violations of, or conflicts with, their subsidiaries' governing documents, governmental orders, applicable law and certain agreements as a result of them entering into and performing under the merger agreement;

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  the accuracy of information supplied by the Parent or Merger Sub for inclusion in this proxy statement;

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  the capitalization, ownership and operations of Merger Sub;

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  the absence of certain legal proceedings, investigations and governmental orders against Parent and Merger Sub;

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  Parent and Merger Sub having sufficient funds for the merger and all other obligations under the merger agreement;

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  the votes or consents required to approve the merger agreement, merger and the other transactions contemplated by the merger agreement;

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  the absence of any undisclosed broker's or finder's fees;

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  Parent, Merger Sub and their affiliates not being or having been during the prior three years an "interested stockholder", as defined by the DGCL, of the Company;

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  ownership of Company securities by Parent, Merger Sub and their affiliates; and

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  acknowledgement as to the absence of any Company representations and warranties with respect to any estimates, projections, forecasts, forward-looking statements or business plans provided by the Company.

        The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure letter we delivered in connection with the merger agreement, between the date of the merger agreement and the effective time of the merger, unless Parent gives its prior written approval (which cannot be unreasonably withheld, conditioned or delayed) or unless required by applicable law or by a governmental entity, or required or specifically permitted by the merger agreement, we and our subsidiaries will conduct our businesses in the ordinary course of business, consistent with past practice and will use our commercially reasonable efforts to preserve substantially intact our business organizations and maintain satisfactory relationships with our material customers, suppliers and distributors and other persons with which we have material business relations.

        Except as required by applicable law or a governmental entity, as otherwise required or specifically permitted by the merger agreement or set forth in the disclosure letter that we delivered in connection with the merger agreement, or with prior written approval by Parent (which cannot be unreasonably withheld, conditioned or delayed), we will not, and we will not cause our subsidiaries to:

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  make changes to organizational documents;

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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  issue, grant, deliver, sell, pledge, dispose of or encumber (i) any equity interests or voting securities (except for the issuance of Company common stock pursuant to the exercise of Company options outstanding on the date of the merger agreement) or securities convertible into or exercisable or exchangeable for equity interests or voting securities of, the Company or any of its subsidiaries, (ii) any other right to acquire equity interests in or voting securities of the Company or any Company subsidiary, (iii) any contractual rights based on the sale of securities of the Company or any Company subsidiary or (iv) any debt having, or convertible or exchangeable into, the right to vote with the equity securities of the Company or any Company subsidiary on any matter;

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  declare, make or pay any dividend or other distribution, except for dividends by Company subsidiaries to other Company subsidiaries and for any regular quarterly dividends declared and paid by the Company in an amount not in excess of $0.11 per share per quarter, at such times as are consistent with the Company's historical practice;

  •
  enter into any interest rate, derivatives or hedging transaction other than in the ordinary course of business in accordance with the Company hedging policy made available to Parent;

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  adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except in connection with the cashless exercises or similar transactions, pursuant to the exercise of Company stock options outstanding as of the date of the merger agreement);

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  adjust, split, combine, redeem, repurchase or otherwise acquire any Company or Company subsidiary equity interests (except in connection with the exercise of Company options);

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  reclassify, combine, split, subdivide or otherwise amend the terms of the capital stock or other equity interests of the Company or any Company subsidiary;

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  enter into any agreement with respect to the voting of any of the Company's capital stock or other securities or the capital stock or other securities of a subsidiary of the Company;

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  amend, terminate or otherwise modify in a manner adverse to the Company or Parent the support agreement between the Company and H Partners and certain of its affiliates, dated February 3, 2015, or the related confidentiality agreement;

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  authorize, or make any binding commitment with respect to, any capital expenditure, other than (i) capital expenditures that are set forth in the most recent version of the Company's budget made available to Parent prior to the date of the merger agreement, (ii) additional capital expenditures not in excess of $5,000,000 in the aggregate or (iii) capital expenditures that are reasonably necessary in response to operational emergencies, equipment failures or outages so long as the aggregate amount of such expenditures does not exceed a further $5,000,000;

  •
  acquire any corporation, partnership or other business organization or division thereof or any material assets, other than (i) purchases of inventory and other assets in the ordinary course of business, (ii) pursuant to contracts disclosed to Parent and in effect on the date of the merger agreement, (iii) pursuant to transactions solely among the Company and its subsidiaries or between its subsidiaries or (iv) with respect to the acquisition of assets, the making of permitted capital expenditures;

  •
  sell, lease, exchange, mortgage, pledge, transfer, subject to any lien or otherwise dispose of any corporation, partnership or other business organization or division thereof or any material assets, other than (i) sales, leases, exchanges or other dispositions of inventory and other assets in the ordinary course of business, (ii) grants of permitted liens, (iii) pursuant to transactions solely among the Company and its subsidiaries or between its subsidiaries or (iv) pursuant to contracts disclosed to Parent and in effect on the date of the merger agreement;

  •
  enter into any material joint venture or partnership;

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  engage in any transactions or agreements with any person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

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  make any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a Company subsidiary) in excess of $1 million in the aggregate, other than trade credit and similar loans and advances made to contract counterparties in the ordinary course of business consistent with past practice;

  •
  incur any additional indebtedness for borrowed money other than (i) for additional indebtedness, in excess of amounts outstanding as of the date of the merger agreement, in an aggregate amount outstanding at any time not in excess of $10 million borrowed pursuant to the Company's existing credit agreements or other arrangements not containing change of control provisions and not providing for prepayment penalties, (ii) trade credit or similar loans or advances in the ordinary course of business or (iii) additional amounts in connection with emergency capital expenditures not in excess of $5 million in the aggregate not containing change of control provisions and not providing for prepayment penalties;

  •
  assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness for borrowed money of any person other than the Company or its subsidiaries;

  •
  subject to certain exceptions, and except to the extent required by law, or the terms of any employee benefit plan, (i) increase the compensation or benefits of any current or former director, officer or employee whose annual base salary as of the date of the merger agreement is in excess of $200,000, (ii) establish, amend, terminate or adopt any compensation or benefit plan, (iii) accelerate the vesting of, or the lapsing of restrictions with respect to, any Company equity award, (iv) fail to make any required contributions under any employee benefit plan or (v) hire or terminate the employment, or enter into or modify the contractual relationship of, any director, officer or employee with an annual base salary in excess of $200,000, except for new hires filling positions that were open as of the date of the merger agreement, or replacing persons who left the employ of the Company in the ordinary course of business after the date of the merger agreement, in each case, as consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), and where the annual base salary for such hire shall not exceed that of the person he or she replaced;

  •
  make any changes with respect to its method of accounting, except as required by law or GAAP, change its fiscal year or make any material change in internal accounting controls and or disclosure controls or procedures that would reasonably be expected to negatively affect the Company;

  •
  prepare or file any material tax return that is materially inconsistent with past practice, take any position, make or change any election, or adopt any method in a manner that is inconsistent with positions taken or with elections made in the past, settle or compromise any material tax liability or refund or rescind any election in a manner that is inconsistent with past practice, or file any amended tax return involving a material amount of taxes, or waive or extend the statute of limitations in respect of taxes;

  •
  other than with respect to matters of the type described under "Appraisal Rights" beginning on page 92 or "The Merger Agreement—Transaction Litigation" beginning on page 76, which are further described therein, settle or compromise, or propose to settle or compromise, any action or proceeding before a government authority (i) for monetary damages that exceed $3,500,000 (together with all other settlements or compromises after the date of the merger agreement), net of any amount covered by insurance or (ii) if such settlement or compromise imposes any material equitable or non-monetary relief on the Company or any of its subsidiaries; provided that the Company and its subsidiaries may at any time, without Parent's consent, settle warranty or product liability claims received in the ordinary course of business, in a manner and amounts consistent with past practice;

  •
  other than non-exclusive licenses granted in the ordinary course of business, enter into any agreement, arrangement or commitment to grant a license of material owned intellectual property to any other person that is not the Company or a Company subsidiary;

  •
  dispose of or permit to lapse any ownership or right to use, or fail to maintain registration of any material owned intellectual property, except in the ordinary course of business consistent with past practice;

  •
  except in the ordinary course of business: enter into, materially amend, materially modify or terminate (other than for a termination in accordance with its terms) any material contract or material real property lease;

  •
  waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation or similar contract that (i) would, following the closing, apply such a restriction to Parent or any of its subsidiaries (other than the Company and its subsidiaries) or (ii) would restrict or limit, in any material respect, the freedom of the Company and its subsidiaries in conducting their operations or business after the closing of the merger (other than the renewal of any existing customer or supplier contract, or entry into a new customer or supplier contract, containing any such restrictions that are substantially similar or more favorable to the Company and its subsidiaries than those set forth in existing contracts with such customer or supplier);

  •
  effectuate a "plant closing" or "mass layoff", as those terms are defined in the Workers Adjustment and Retraining Notification Act;

  •
  create any subsidiary;

  •
  enter into any new line of business;

  •
  enter into, amend or modify any union recognition agreement, collective bargaining agreement or similar agreement with any trade union or representative body of the Company or any Company subsidiary, or enter into negotiations regarding any such agreement;

  •
  sell, pledge, dispose of or encumber any owned real property other than, in the case of pledges and encumbrances, for liens permitted under the merger agreement; or

  •
  agree to, authorize, or enter into any contract obligating it to take any of the actions described in any of the bullet points above.

        The merger agreement is not intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct our or our subsidiaries' operations prior to the effective time of the merger, or to give us, directly or indirectly, the right to control or direct Parent's or its subsidiaries' operations. Prior to the effective time of the merger, each of Parent and us will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over our and our subsidiaries' respective operations.

Solicitation of Acquisition Proposals; Board Recommendation Changes

        Except as permitted by the terms of the merger agreement described below, we have agreed in the merger agreement that neither the Board nor a committee of the Board will:

  •
  fail to include a recommendation in favor of the merger, or the Board's determination that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders (other than Parent and its subsidiaries), in the Company's proxy statement;

  •
  withhold, withdraw or adversely qualify or modify its recommendation in favor of the merger and the merger agreement, or the Board's determination that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders (other than Parent and its subsidiaries), (or publicly propose to do so);

  •
  make any recommendation in connection with a tender offer or exchange offer for Company shares, other than a recommendation against such offer or a "stop, look and listen" communication by the Board (as contemplated under the Exchange Act);

  •
  fail to recommend against acceptance of a competing tender or exchange offer, including by taking no position with respect to acceptance of such tender or exchange offer, within the earlier of ten (10) business days after the offer is commenced and three (3) business days before the date of the stockholder's meeting to approve the merger;

  •
  adopt, approve, recommend to the stockholders, endorse or otherwise declare advisable any acquisition proposal or publicly propose to take any such actions;

  •
  fail to publicly reaffirm the Company's recommendation in favor of the merger within the later of (i) five (5) business days following the receipt of a written notice from Parent requesting such reaffirmation, delivered following the public announcement of any acquisition proposal and (ii) the earlier of ten (10) business days after the announcement of the acquisition proposal and three (3) business days before the date of the stockholders meeting (any of the actions described in this and the preceding bullets are referred to in this proxy statement as an adverse recommendation change); or

  •
  (subject to certain limited exceptions described below) cause or permit the Company to enter into any alternative acquisition agreement relating to any acquisition proposal.

  No Shop Provisions

        From the time of the execution of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we, our subsidiaries and the officers or directors of us or our subsidiaries may not, and we have agreed to use reasonable best efforts to cause our and our subsidiaries' other representatives not to, directly or indirectly through third parties:

  •
  solicit, initiate or knowingly encourage, or knowingly induce or facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that would reasonably be expected to lead to an acquisition proposal, which we refer to as a possible acquisition proposal;

  •
  make available non-public information regarding the Company or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or possible acquisition proposal;

  •
  engage in discussions or negotiations with any person with respect to any acquisition proposal or any possible acquisition proposal (other than to state that they are not currently permitted to have discussions);

  •
  enter into any letter of intent or agreement in principle or any contract concerning any acquisition proposal or any possible acquisition proposal (other than an acceptable confidentiality agreement); or

  •
  reimburse or agree to reimburse the expenses of any other person (other than the Company's representatives) in connection with an acquisition proposal or any possible acquisition proposal.

        The merger agreement also provides that any action taken or not taken by any representative of the Company or any of its subsidiaries at the express or implied direction of the Company that, if taken or not taken by the Company, would constitute a breach of the no shop provisions of the merger agreement, will be deemed a breach of the merger agreement by the Company.

        No Shop Exceptions; Permitted Adverse Recommendation Changes and Permitted Termination to Enter into a Superior Proposal

        At any time prior to the time our stockholders adopt the merger agreement, the Company may take the following actions if our Board determines in good faith (after consultation with outside legal counsel) that failure to take any of the following actions would be inconsistent with the directors' fiduciary duties under applicable law:

  •
  make available information regarding the Company and its subsidiaries to a person who has made an unsolicited bona fide written acquisition proposal after the date of the merger agreement that did not result from a breach of the no-shop provisions of the merger agreement and that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a superior proposal or would reasonably be expected to lead to a superior proposal if, prior to providing such information, we receive from that person an executed confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the confidentiality agreement between the Company and Parent, it being understood that such confidentiality agreement need not contain a standstill or otherwise prohibit the making, or amendment, of an acquisition proposal; provided that any non-public information made available to any such person will have been previously made available to Parent or shall be made available to Parent prior to, concurrently with or within twenty-four hours after the time it is provided or made available to such person. The Company and its subsidiaries are required to, and to cause their representatives to, cease the activities described in this bullet point promptly following the time that the Board determines in good faith (after consultation with its financial advisor and outside counsel) that the applicable acquisition proposal has ceased to be a superior proposal and has ceased to be an acquisition proposal that would reasonably be expected to lead to a superior proposal;

  •
  participate in any discussions or negotiations with any person who has made such an unsolicited bona fide acquisition proposal that did not result from a breach of the no-shop provisions of the merger agreement and that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a superior proposal or would reasonably be expected to lead to a superior proposal;

  •
  terminate, waive or amend or release a counterparty from, modify or fail to enforce, standstills and confidentiality agreements, provided that the Company notifies Parent within twenty-four hours after executing any such release or waiver; and

  •
  make an adverse recommendation change, or cause the Company to terminate the merger agreement, pay the applicable termination fee to Parent and enter into an alternative acquisition agreement with respect to an acquisition proposal if (i) an acquisition proposal is made that did not result from a breach of the no-shop provisions of the merger agreement and that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a superior proposal and (ii) the Company has complied with its match right obligations, which are described directly below.

  Match Rights

        Prior to effecting an adverse recommendation change or terminating the merger agreement to enter into a superior proposal as described directly above:

  •
  the Company must provide Parent at least three (3) business days' notice of its intention to effect such adverse recommendation change or to terminate the merger agreement. The notice must state that the Company has received a superior proposal, specify the material terms and conditions of such proposal, identify the person making such proposal, and enclose the most recent draft of any agreements intended to be entered into with the person making or providing the superior proposal (or any affiliate of such person);

  •
  if Parent wishes to do so, the Company will and will cause its representatives to negotiate in good faith, during the three business days following delivery of the notice described above, with Parent any revisions to the terms and conditions of the merger agreement Parent proposes in response to the superior proposal; and

  •
  the Board must have determined, after complying with the two requirements above, (i) that the other acquisition proposal continues to constitute a superior proposal after giving due consideration to any changes proposed to be made to the merger agreement by Parent in a signed writing and (ii) that the failure to make an adverse recommendation change with respect to the other proposal and/or to enter into an alternative acquisition agreement with respect to such other acquisition proposal continues to be inconsistent with the directors' fiduciary duties under applicable law.

        In the event the other acquisition proposal is materially modified by the party making such acquisition proposal after the Company notifies Parent of such acquisition proposal in the manner described above, the Company must notify Parent in writing of such modification and must again comply with the requirements noted above, except that the Parent's negotiation period would thereafter be the longer of two business days and the period, if any, remaining on the original three-business day negotiation period.

        Nothing in the no-shop provisions of the merger agreement is deemed to prevent us or the Board from complying with our or their disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to our stockholders a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act or making any "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act to our stockholders; provided that no adverse recommendation change may be made except as provided above.

        In this proxy statement, an "acquisition proposal" means: any proposal or offer (whether or not in writing) with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of the Company or otherwise) of any business or assets of the Company or any of its subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company, (iv) transaction in which the holders of the voting power of the Company immediately prior to such transaction own 90% or less of the voting power of the Company immediately following the transaction, (v) transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of our common stock or (vi) any combination of the foregoing (in each case, other than the merger).

        In this proxy statement, a "superior proposal" means: any bona fide written offer made by a third party or group pursuant to which such third party or group would acquire, directly or indirectly, more than 50% of the shares or more than 50% of the assets of the Company and its subsidiaries, taken as a whole, on terms which the Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation), taking into account all factors the Company board considers relevant, including financial, regulatory, legal and other aspects of such acquisition proposal (and any changes proposed by Parent to the terms of the merger agreement in a signed writing) is more favorable to Company stockholders than the merger from a financial point of view.

Stockholders Meeting

        Unless an adverse recommendation change has occurred, we are required to duly call, give notice of, convene and hold a meeting of our stockholders to vote on the adoption of the merger agreement. We may not postpone or adjourn the stockholders meeting without the prior written consent of Parent, other than for any postponements or adjournments required by the SEC or the order of a court of competent jurisdiction, or for postponements or adjournments of not more than thirty days in the aggregate that are otherwise required by law or that are due to the failure of a quorum to be present on the date scheduled for such meeting. Subject to the provisions of the merger agreement discussed above under "The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes" beginning on page 69, the Board will recommend that our stockholders vote to adopt the merger agreement and, unless there has been an adverse recommendation change, the Company will include the Company recommendation in the proxy statement, and use reasonable best efforts to solicit the adoption of the merger agreement. The Company has also agreed not to include in the proxy statement any proposal to vote upon or consider any acquisition proposal other than the merger or the merger agreement.

Filings; Other Actions; Notification

        We and Parent will cooperate with each other and use (and cause our respective subsidiaries to use) our respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable law to consummate the merger as soon as reasonably practicable.

        We and Parent have agreed to make, if required, appropriate filings under any antitrust law as promptly as reasonably practicable, including an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated in the merger agreement and such filings as are required under applicable antitrust laws in Austria, Germany, China, Korea and Mexico. On July 24, 2015, Parent and the Company filed notification of the proposed merger with the FTC and DOJ, under the HSR Act. On August 12, 2015, the FTC granted early termination of the waiting period applicable to the consummation of the merger under the HSR Act. On August 14, 2015, Parent filed notification of the proposed merger with the Chinese Ministry of Commerce.

        We and Parent have also agreed to provide to every federal, state, local or foreign court with jurisdiction over enforcement of any applicable antitrust law all non-privileged information and documents requested by such entity that are necessary, proper or advisable to permit the consummation of the transactions contemplated by merger agreement.

        In connection with the efforts to obtain all requisite approvals and authorizations for the transactions under any antitrust law, we, Parent and Merger Sub have agreed to use our respective reasonable best efforts to, among other things:

  •
  reasonably cooperate in all respects with each other in connection with any filing or submission to and in connection with any investigation or other inquiry by a governmental entity;

  •
  keep each other reasonably informed of the status of any notice, approval, investigation or inquiry under antitrust law, or any other material investigation or other inquiry by a governmental entity, relating to the completion of the merger; and

  •
  permit each other a reasonable opportunity to review and comment on any substantive written communication to be given to a governmental entity in connection with the matters that are the subject of the merger agreement and to have such comments considered in good faith.

        Neither the Company nor Parent will permit any of its officers or any other representatives to participate in any meeting or substantive telephone discussion with any governmental entity in respect of any filings, investigation or other inquiry with respect to the merger or other transactions contemplated by the merger agreement unless to the extent practicable (i) it consults with the other party in advance, and (ii) to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate.

  •
  Parent has also agreed to the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment under antitrust laws that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement, including the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person under antitrust laws, including any government entity, that seeks to delay, restrain, prevent, enjoin or otherwise prohibit the consummation of the transaction contemplated by the merger agreement; and

  •
  We and Parent have also agreed to the prompt use of our respective reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree under antitrust laws is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the transactions contemplated by the merger agreement in accordance with the terms of the merger agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement, any and all steps necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by the merger agreement.

        Except as provided in the paragraph directly below, the forgoing efforts do not require Parent or any of its subsidiaries to, in connection with any antitrust law or pursuant to the request or order of any government antitrust entity, (i) proffer to, agree to or become subject to any order, judgment or decree to sell, license or dispose of or hold separate, before or after the closing of the merger, any assets, businesses, product lines or interest in any assets or businesses of Parent or any of its affiliates or the Company or any of its subsidiaries, or to consent to any sale, license, or disposition, or agreement to sell, license or dispose, by the Company or any of its subsidiaries, of any of their assets or businesses or product lines, (ii) proffer to, agree to, or become subject to any order, judgment or decree to make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Parent or the Company or any of their respective subsidiaries, or (iii) proffer to or agree to any new concession, accommodation or liability.

        Parent is required to consent to the sale, license, disposition, holding separate of, or an agreement to sell, license, dispose of or hold separate, assets of the Company and the Company's subsidiaries or any changes, modifications, limitations or restrictions in the operations of any assets or businesses of the Company or any of the Company's subsidiaries or any concession, accommodation or liability, solely with respect to the assets, businesses or product lines (or interests therein), or operations, of the Company and its subsidiaries, to the extent that (i) such sale, license, disposition, holding separate, change, modification, limitation, restriction, concession, accommodation or other matter or agreement to sell, license, dispose of, hold separate, modify, limit, restrict, make a concession or accommodation or incur a liability, or other matter, is required by a government antitrust entity in order to obtain any consent or approval in connection with HSR or under any antitrust law in Austria, Germany, China, Korea and Mexico and (ii) such sale, license, disposition, holding separate or agreement to sell, license, dispose of, hold separate, change, modification, limitation, restriction, concession, accommodation, liability or other matter (or agreement to do any of the foregoing), taken together with all other such sales, licenses, dispositions, holdings separate, changes, modifications, limitations, restrictions, concessions, accommodations, liabilities or other matters (and agreements to do any of the foregoing)

Parent and its subsidiaries have agreed or become subject to, would not materially diminish the value of the Company and its subsidiaries taken as a whole.

        Neither the Company nor any of its subsidiaries are permitted to proffer to, agree to or become subject to any of the items described in the paragraph above without the prior written consent of Parent, and none of the Company and its subsidiaries are required to agree to any of the items described in the preceding paragraph that is not conditioned on the occurrence of the effective time of the merger.

        Parent has also agreed that, prior to the closing of the merger, it shall not negotiate, effect or agree to any business combination, or the acquisition of any assets, licenses, rights, product lines, operations or businesses of any person, that would, or would reasonably be expected to, prevent or materially delay or impair the consummation of the merger for or due to antitrust law-related reasons.

        The Company, Parent and Merger Sub have also agreed that in the event any "moratorium", "control share acquisition", "fair price", "business combination" or other similar state anti-takeover laws and regulations are or become applicable to the merger or other transactions contemplated by the merger agreement, they will take all actions reasonably necessary to permit the consummation of the merger and other transactions contemplated by the merger agreement, and otherwise act reasonably to eliminate or minimize the effect of such laws on the merger and such other transactions.

Other Efforts

        In the event that Parent notifies the Company at least ten (10) ten business days prior to the effective time of the merger that Parent has determined to repay amounts outstanding under certain credit agreements that the Company has entered into with creditors, the Company will, at Parent's request and sole cost, use commercially reasonable efforts to obtain customary payoff letters and instruments of discharge providing for the payoff, discharge and termination in full of all obligations under, and the release of all liens made in connection with, such credit agreement. Parent is required to provide the funds needed to repay such debt and has agreed to indemnify and hold harmless the Company, its subsidiaries and its representatives from and against any damages or losses incurred by the Company as a result of or in connection with the performance of such obligations.

        We have agreed to use our reasonable best efforts to enforce our rights under the support agreement between the Company and H Partners, dated February 3, 2015, and the related confidentiality agreement.

        We have agreed that, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, we will use our reasonable best efforts to provide Parent, Merger Sub and their respective representatives with reasonable access to our and our subsidiaries' officers, employees, properties, offices, other facilities and books and records and to provide Parent, Merger Sub and their respective representatives with financial, operating and other data and information, in each case subject to certain conditions and exceptions.

Financing

        Parent's and Merger Sub's obligations under the merger agreement are not subject to the availability of any financing.

        Parent and Merger Sub have represented to the Company in the merger agreement that they had available to them on the date of the merger agreement (through a combination of cash on hand and committed financing), and will have available to them, in cash, at the effective time for the merger and at the closing of the merger, all funds necessary for the payment to the paying agent in cash of the aggregate per share merger consideration and to satisfy all of their other obligations under the merger agreement.

Transaction Litigation

        The merger agreement requires the Company to promptly notify Parent of all proceedings, and provide to Parent copies of all correspondence received from or to be sent to actual or prospective adverse parties (or any of their representatives) or a governmental entity, related to any stockholder litigation arising out of or related to the merger agreement, the merger or other transactions contemplated by the merger agreement that is brought against the Company, any of its subsidiaries and/or any of their respective officers or directors. The Company will give Parent the opportunity to participate in the defense or settlement of any such stockholder litigation (subject to the Company's control of such defense or settlement of such litigation). The Company has agreed not to settle any such stockholder litigation without the prior written consent of Parent (which may not be unreasonably withheld, conditioned or delayed), except for settlements providing solely for (i) money damages and the payment of attorney's fees in an aggregate amount (together with all other such stockholder litigation settlements) not in excess of amounts equal to the dollar amount of the limits of the Company's insurance and/or (ii) providing additional disclosure in this proxy statement that does not disparage Parent, Merger Sub, the Company, the surviving corporation, any of their respective affiliates or any of their respective businesses.

Employee Benefits Matters

        During the period starting at the effective time of the merger until December 31, 2016, Parent has agreed to provide to each employee of the Company and its subsidiaries, each of whom we refer to as a continuing employee, (i) base salary or base wage, target annual cash incentive compensation and employee benefits (excluding long-term incentive compensation opportunities and post-termination welfare benefits) which, in the aggregate are no less favorable than the base salary or base wage, target annual cash incentive compensation and employee benefits (but excluding long-term incentive compensation opportunities and post-termination welfare benefits) provided by the Company and its subsidiaries to each such continuing employee immediately prior to the effective time of the merger and (ii) severance benefits that are no less favorable than the severance benefits provided by the Company and its subsidiaries to each such continuing employee immediately prior to the effective time of the merger. The requirements described in this paragraph do not apply to continuing employees who are covered by a collective bargaining agreement.

        Parent will give each continuing employee full credit for prior service with the Company or its subsidiaries to the extent such service would be recognized if it had been performed as an employee of Parent for purposes of eligibility, vesting and determination of benefit levels under any employee benefit plans of Parent or its subsidiaries or Parent's policies of general application relating to vacation or severance (except for benefit accrual purposes under any defined benefit plan of Parent, for purposes of determining eligibility for retiree and other post-termination health and welfare benefits or to the extent it would result in a duplication of benefits).

        In the event Parent requires the Company to terminate the Company 401(k) Plans (as defined in the merger agreement) effective as of no later than the day immediately preceding the closing of the merger, Parent will, subject to its determination that the Company 401(k) Plans meet the applicable requirements of the United States Internal Revenue Code, permit each continuing employee participating in the Company 401(k) Plans to effect a direct rollover of his or her account balances (including earnings thereon through the date of transfer and, to the extent practicable with the use of commercially reasonable efforts, promissory notes evidencing all outstanding loans) to the Parent's 401(k) plan. Each continuing employee will become a participant in the Parent 401(k) plan on the closing date, and no continuing employee will experience a gap in eligibility to participate in a tax-qualified defined contribution plan as a result of the transactions contemplated by the merger agreement.

        From and after the effective time, Parent will, and will cause the surviving corporation to, honor all employee benefit obligations to current and former employees under certain of the Company's individual employment, severance, bonus and retirement plans, policies, programs, agreements and arrangements maintained by the Company immediately prior to the effective time, including with respect to payments, benefits or rights arising as a result of the merger (either alone or in combination with any other event).

Conditions to the Merger

        The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver at or prior to the closing of the merger of the following conditions:

  •
  the merger agreement must have been duly adopted by holders of at least a majority of the outstanding shares of Company common stock entitled to vote thereon;

  •
  any waiting period (and extensions thereof) applicable to the merger under the HSR Act shall have expired or been terminated, and any filings, authorizations, consents, or approvals required pursuant to antitrust laws in Austria, Germany, China, Korea and Mexico must have been obtained and remain in full force and effect and any applicable waiting periods thereunder shall have been terminated or shall have expired; and

  •
  no governmental entity of competent jurisdiction may have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect that restrains or enjoins, or otherwise prohibits or makes illegal, the consummation of the merger.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the closing of the merger of the following additional conditions:

  •
  our representations and warranties regarding certain aspects of our capitalization must be true and correct both when made and on the closing date for the merger (except to the extent any such representation or warranty is expressly made as of an earlier date, in which case it shall only be required to be true and correct as of such earlier date), except for de minimis inaccuracies;

  •
  our representations and warranties regarding the absence of any material adverse effect on the Company must be true and correct in all respects both when made and on the closing date for the merger;

  •
  certain of our representations and warranties regarding ownership of our subsidiaries, due organization, corporate power and authority and corporate approvals, disclosure of brokers and broker's fees, inapplicability of certain anti-takeover statutes and anti-takeover provisions in our certificate of incorporation and bylaws, and receipt of a fairness opinion from UBS must be true and correct in all material respects when made and at and as of the closing date (except to the extent any such representation or warranty is expressly made as of an earlier date, in which case it shall only be required to be true and correct as of such earlier date);

  •
  our other representations and warranties set forth in the merger agreement, and disregarding all qualifications and exceptions relating to materiality or material adverse effect or similar qualifications, must be true and correct both when made and at and as of the closing date for the merger (except to the extent such representation or warranty is expressly made as of an earlier date, in which case it shall only be required to be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

  •
  the Company having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the effective time of the merger; and

  •
  Parent having received from us a certificate signed by one of our executive officers, dated as of the closing date of the merger, certifying that all of the above conditions with respect to the representations and warranties and performance of agreements and covenants of the Company have been satisfied.

        Our obligation to effect the merger is also subject to the satisfaction or waiver by us at or prior to the closing of the merger of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub set forth in the merger agreement must be true and correct in all respects both when made and at and as of the closing date of the merger (except to the extent such representation and warranty is expressly made as of an earlier date, in which case it shall only be required to be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth in the merger agreement), individually or in the aggregate, would not reasonably be expected to prevent, materially delay or impair the consummation by Parent and Merger Sub of the merger in the manner contemplated by the merger agreement;

  •
  each of Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the effective time of the merger; and

  •
  our having received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of each of Parent and Merger Sub, dated as of the closing date of the merger, certifying that all of the above conditions with respect to the representations and warranties and the agreement and covenant of Parent and Merger Sub have been satisfied.

        The conditions to each of the parties' obligations to complete the merger are for the sole benefit of such party and may be waived by such party in whole or in part (to the extent permitted by applicable laws).

Termination

        We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, notwithstanding any adoption of the merger agreement by our stockholders.

        The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger, notwithstanding any adoption of the merger agreement by our stockholders, as follows:

  •
  by either Parent or the Company, if:

  •
  any judgment, order, injunction, rule or decree that permanently restrains or enjoins, or otherwise permanently prohibits or makes illegal, the consummation of the merger is issued by a governmental entity of competent jurisdiction and becomes final and non-appealable, which we refer to as a government order termination event; provided that this termination right will not be available to a party whose breach of any covenant or agreement in the merger agreement materially contributed to the issuance of such judgment, order, injunction, rule or decree, or to such judgment, order, injunction, rule or decree becoming final and non-appealable;

    •
    our stockholders do not, upon a vote taken, adopt the merger agreement at any duly held stockholders meeting or any adjournment or postponement of such meeting, which we refer to as a stockholder vote termination event; or

    •
    the merger has not been consummated on or before April 12, 2016, which we refer to as an outside date termination event; provided that this termination right will not be available to any party whose breach of the merger agreement materially contributed to the failure of the merger to be consummated on or prior to April 12, 2016, which date we also refer to as the outside date.

  •
  by Parent, if:

  •
  any of the representations or warranties made by the Company in the merger agreement are or become untrue or inaccurate, or the Company breaches or fails to perform when required any of its covenants or agreements as set forth in the merger agreement, such that the condition to the closing that is related to the accuracy of the representations and warranties of the Company or of the condition to closing related to the Company's compliance with its covenants would not be satisfied if measured at the time of such breach or failure, and such breach, untruth or inaccuracy cannot be cured, or if curable, is not cured prior to the earlier of (i) 30 days after written notice is given by Parent to us and (ii) two business days prior to the outside date, which we refer to as a Company breach termination event; provided that the Parent shall not have this termination right if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement such that any conditions to the Company's obligation to effect the closing that relate to the truth and accuracy of Parent's and Merger Sub's representations or compliance by Parent and Merger Sub with their covenants would not be satisfied if they were to be measured as of the time of such breach; or

  •
  the Board effects an adverse recommendation change, which we refer to as an adverse recommendation change termination event.

  •
  by the Company:

  •
  if any of the representations or warranties made by the Parent or Merger Sub set forth in the merger agreement are or become untrue or inaccurate, or Parent or Merger Sub breach or fail to perform when required any of their respective covenants or agreements set forth in the merger agreement, such that the condition to the closing that is related to the accuracy of the representations and warranties of the Parent or Merger Sub or of the condition to closing related to their compliance with their respective covenants would not be satisfied if measured at the time of such breach or failure, and such breach, untruth or inaccuracy cannot be cured, or if curable, is not cured prior to the earlier of (i) 30 days after we give written notice to Parent or (ii) two business days prior to the outside date, which we refer to as a Parent breach termination event; provided that we will not have this termination right if we are then in material breach of any of our representations, warranties, covenants or agreements set forth in the merger agreement such that any conditions to Parent's and Merger's Sub's obligation to effect the closing that relate to the truth and accuracy of the Company's representations or compliance by the Company with its covenants would not be satisfied if they were to be measured as of the time of such breach; or

  •
  at any time prior to the adoption of the merger agreement by our stockholders, to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the merger agreement, which we refer to as an alternative acquisition proposal termination event, if (i) the Company has notified Parent in writing that it intends to enter into such an agreement and provided the Parent opportunity to negotiate in good faith concerning any revisions to the merger agreement for the period required by the merger agreement, (ii) the Company, substantially concurrently with the termination of the merger agreement, enters into an alternative acquisition agreement providing for the consummation of that superior proposal (and has otherwise complied with the no-shop requirements of the merger agreement with respect to such acquisition proposal) and (iii) prior to or concurrently with such termination, the Company pays Parent the termination fee discussed under "The Merger Agreement—Termination Fees—Termination Fee Payable by the Company" immediately below.

Termination Fees

Termination Fee Payable by the Company

        In certain circumstances, we may be required to pay Parent a termination fee if the merger agreement is terminated. The termination fee would be payable in the following circumstances:

  •
  if an acquisition proposal is made directly to the Company's stockholders or otherwise publicly disclosed (and is not withdrawn at least two (2) business days prior to the Company stockholders meeting), the merger agreement is subsequently terminated by the Company or Parent pursuant to a stockholder vote termination event, and concurrently with or within twelve months after the date of termination of the merger agreement: (i) the Company or any of its subsidiaries enters into a definitive agreement providing for the consummation of an acquisition proposal, (ii) our Board or any committee of the Board recommends that Company stockholders vote in favor of or tender into an acquisition proposal that (either within twelve months following the termination of the merger agreement or afterwards) is subsequently consummated or (iii) any acquisition proposal is consummated;

  •
  if an acquisition proposal is made directly to the Company's stockholders or otherwise publicly disclosed or otherwise communicated to the Company, the Board or any committee of the Board (and is not withdrawn prior to the termination of the merger agreement), and the merger agreement is subsequently terminated by the Company or Parent pursuant to an outside date termination event, and concurrently with or within twelve months after the date of termination of the merger agreement: (i) the Company or any of its subsidiaries enters into a definitive agreement providing for the consummation of an acquisition proposal, (ii) our Board or any committee of the Board recommends that Company stockholders vote in favor of or tender into an acquisition proposal that (either within twelve months following the termination of the merger agreement or afterwards) is subsequently consummated or (iii) any acquisition proposal is consummated;

  •
  if the merger agreement is terminated by Parent due to an adverse recommendation change termination event; or

  •
  if the merger agreement is terminated by the Company due to an alternative acquisition proposal termination event.

        In the case of the first and second bullets above, we must promptly pay Parent the termination fee concurrently with the entry by the Company or any of its subsidiaries into an alternative acquisition agreement with respect to, or upon consummation of, an acquisition proposal meeting the conditions specified in those bullets (substituting "50%" for "15%" and "90%" in the definition of acquisition proposal), whether or not such acquisition proposal is the same acquisition proposal referred to in the first or second bullet above.

        In the case of the third bullet above, we must promptly pay Parent the termination fee no later than two business days after the date of the termination of the merger agreement.

        In the case of the fourth bullet above, we must promptly pay Parent the termination fee prior to or concurrently with, and as a condition to, the termination of the merger agreement.

        The termination fee is a cash amount equal to $28,313,000. The termination fee would have been $14,156,000 if the merger agreement had been validly terminated:

  •
  by the Company before 11:59 p.m., Chicago time, on August 12, 2015, which time we refer to as the tier 1 fee deadline, pursuant to an alternative acquisition proposal termination event;

  •
  by the Company after the tier 1 fee deadline pursuant to an alternative acquisition proposal termination event with a counterparty where the acquisition proposal that is the subject of the alternative acquisition proposal termination event (i) was made by such counterparty or its affiliate prior to the tier 1 fee deadline (with proper notice of such proposal also delivered to Parent prior to the tier 1 fee deadline), (ii) would have been entered into by the Company with such counterparty or its affiliate prior to the tier 1 fee deadline but for the Company's obligation to offer Parent an opportunity to match, or make an offer superior to, such acquisition proposal (without prejudice to any changes made to such acquisition proposal after the tier 1 fee deadline in response to the counterproposals made by Parent in connection with Parent's match right) and (iii) is on the same terms and conditions as were last notified to Parent in connection with the procedures for Parent's match right; or

  •
  by Parent pursuant to an adverse recommendation change termination event in connection with an adverse recommendation change effected by the Board at or prior to the tier 1 fee deadline in connection with an acquisition proposal that the Company board determined was a superior proposal after complying with the Company's obligations with the merger agreement to offer Parent a chance to match, or make an offer superior to, such superior proposal.

No alternative acquisition proposal that would have permitted the lower termination fee of $14,156,000 to apply was made prior to the tier 1 fee deadline.

Expenses

        All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be borne and timely paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Remedies

        No termination of the merger agreement will relieve any party to the merger agreement of any liability resulting from any willful or intentional breach of the merger agreement, except as otherwise provided in the merger agreement.

        Except as provided above, upon termination of the merger agreement, Parent's right to receive the termination fee (and any additional interest due on the termination fee amount as a result of the Company failing to promptly pay when due the termination fee) will be the sole and exclusive remedy of Parent and Merger Sub, and their respective affiliates, against the Company, its subsidiaries and any of the Company's respective former, current or future stockholders, directors, officers, affiliates, agents or other representatives, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in the merger agreement, or the failure of the merger or the other transactions contemplated by the merger agreement to be consummated.

        The parties are entitled to an injunction or injunctions to prevent breaches of the merger agreement, and to enforce specifically the terms of the merger agreement without proof of actual damages.

Indemnification; Directors' and Officers' Insurance

        From and after the effective time of the merger through the sixth anniversary of the merger, Parent and the surviving corporation will indemnify and hold harmless to the fullest extent permitted under applicable law (and Parent will, subject to repayment under certain limited circumstances, advance expenses to, to the fullest extent permitted under applicable law) our and our subsidiaries' present and former directors and officers against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding whether civil, criminal, administrative, or investigation, arising out of or related to such director's or officer's service as a director or officer of the Company or its subsidiaries (or services performed at our or our subsidiaries' request) at or prior to the effective time of the merger (including in connection with the merger and the other transactions contemplated by the merger agreement and actions to enforce such indemnification or advancement rights), to the fullest extent permitted by law.

        For a period of six years from the effective time of the merger, all rights of our directors and officers to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time, and rights to advancement of expenses relating thereto now existing in favor of any director or officer of us or our subsidiaries in any of our or our subsidiaries' organizational documents or any indemnified agreement between an officer or director and us or one of our subsidiaries, will survive the merger and continue in full force and effect. For the six-year period following the merger, such existing rights shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any indemnified party.

        We are required to (and if we are unable to do so, Parent will cause the surviving corporation to) obtain a six-year "tail" insurance policy with respect to the currently existing directors' and officers' liability insurance policies and fiduciary liability insurance policies. Such policy must be obtained from an insurance carrier with the same or better credit rating as our insurance carrier as of the date of the merger agreement with respect to directors' and officers' liability insurance and fiduciary liability insurance and must have terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as our existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its subsidiaries by reason of him or her serving in such capacity matters that existed or occurred at or prior to the effective time of the merger. This obligation is subject to a cap of 300% of the annual premium amount we are currently paying for such insurance.

        If we and the surviving corporation fail to purchase such policies, then Parent has agreed to cause the surviving corporation to continue to maintain the current policies in place or to use reasonable best efforts to purchase comparable policies, in each case, for the six-year period following the effective time of the merger. Parent's or the surviving corporation's obligation to provide this insurance will be capped at 300% of the annual premium amount we are currently paying for such insurance. If the annual premium amount for such coverage exceeds the cap, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding the amount of the cap.

        The present and former directors and officers of the Company, together with their respective heirs and legal representatives, will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Amendment or Supplement

        The merger agreement may be amended, modified or supplemented by the parties any time prior to the effective time of the merger, whether before or after the Company stockholder approval has been obtained. Any such amendment, modification or supplement must be in a writing and signed on behalf of each of the parties, and after the Company stockholder approval has been obtained, no amendment can be made that pursuant to applicable law would require further approval or adoption by the stockholders of the Company without such further approval or adoption.

 THE VOTING AND SUPPORT AGREEMENT

        This section describes the material terms of the voting and support agreement. The description of the voting and support agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting and support agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting and support agreement that is important to you. We encourage you to read the voting and support agreement carefully and in its entirety.

Explanatory Note Regarding the Voting and Support Agreement

        The voting and support agreement and this summary of its terms are included to provide you with information regarding its terms. The representations, warranties and covenants made in the voting and support agreement by H Partners, Parent and the Company were made solely to the parties to, and solely for the purposes of, the voting and support agreement and as of specific dates and were qualified and subject to important limitations agreed to by the parties thereto in connection with negotiating the terms of the voting and support agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of H Partners, Parent and the Company or any of their respective subsidiaries or affiliates.

Summary

        On July 12, 2015, concurrently with the execution of the merger agreement, H Partners and the Company entered into a voting and support agreement with Parent, pursuant to which, among other things and subject to the terms and conditions therein, H Partners agreed to vote all of the shares of our common stock beneficially owned by H Partners, representing approximately 8.7% of the outstanding shares of common stock of the Company, in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any other matter to be approved by the stockholders of the Company to facilitate such transactions, and not to vote in favor of any alternative transactions. H Partners has also agreed to be subject to the same restrictions on the solicitation or initiation of other acquisition proposals and on engaging in discussions regarding such proposals as are applicable to the Company's representatives pursuant to the merger agreement. Restrictions on the transfer of shares of the Company's common stock held by H Partners generally lapse upon the earlier of the closing of the polls on a proposal to adopt the merger agreement at a meeting of the Company's stockholders and December 12, 2015.

        In the voting and support agreement, H Partners additionally irrevocably (until the voting and support agreement is terminated) appoints Parent as their proxy to vote H Partners' shares, on H Partners' behalf, at any annual or special meeting, or at any adjournment thereof, for the adoption of the merger agreement and approval of the merger if H Partners fails to vote (including through delivery of a proxy to vote) for the adoption of the merger agreement and approval of the merger not less than two business days prior to such meeting.

        The voting and support agreement terminates upon the earlier of:

  •
  the closing for the merger;

  •
  the termination of the merger agreement in accordance with its terms; or

  •
  delivery of written notice from H Partners to Parent after any amendment, modification or waiver of the merger agreement that (i) would reduce or change the form of the per share merger consideration or (ii) would change the merger agreement provision relating to the mechanics for receiving payment for book entry shares or the merger agreement provision permitting termination of the merger agreement due to passage of the merger agreement outside date to the extent such amendment, waiver of modification of such provisions could reasonably be expected to adversely affect H Partners, in the capacity as a stockholder, in any material manner.

        The Company signed the voting and support agreement for purposes of acknowledging to and agreeing with H Partners that, in the event of any inconsistency between the voting and support agreement and the Support Agreement entered into by the Company with H Partners and Company director Arik Ruchim, dated February 3, 2015 (which was previously disclosed in the Company's Current Report on Form 8-K filed on February 4, 2015 and filed as Exhibit 10.1 thereto), the Voting Agreement will prevail as between the Company and H Partners.

 ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY'S NAMED EXECUTIVE OFFICERS

Golden Parachute Compensation

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The "golden parachute" compensation payable to these individuals is subject to a non-binding advisory vote of the Company's stockholders, as described below in this section.

        The estimated value of the payments and benefits that the Company's named executive officers will receive in connection with the merger are quantified below in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) per share merger consideration of $29.50, (ii) salary, target bonus levels and stock-based award holdings as of the date of this proxy statement, (iii) a merger closing assumed to occur on August 14, 2015 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K) and (iv) a termination of each named executive officer by the Company without "cause" or by the executive for good reason on the closing date. Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company or the achievement of applicable performance goals, in each case, independent of the merger. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation(1)

Name	Cash ($)(2)	Equity ($)(3)	Total ($)
Barbara J. Bitzer	438,653	442,044	880,697
Michael L. Gravelle(4)	—	—	—
Fred S. Knechtel(5)	—	—	—
Mark R. McFeely(6)	—	134,715	134,715
Shawn J. Pallagi	751,859	1,127,468	1,879,327
John J. Pittas	3,845,265	5,099,755	8,945,020
Albert E. VanDenBergh	1,260,587	1,461,584	2,722,171

Notes:

(1)
With the exception of the payments made in respect of the named executive officer's outstanding equity awards (including payment of the accrued dividend payments attributable thereto), all amounts reflected in the table are attributable to double-trigger arrangements (i.e., payment of the amounts is triggered upon the named executive officer's qualifying termination of employment, and not upon completion of the merger alone).

(2)
Amounts reflect the (a) cash severance payments, (b) prorated bonus, (c) for Messrs. Pittas, Pallagi and VanDenBergh, payment equal to 24 months of medical and dental COBRA insurance premiums, as applicable, and (d) for Ms. Bitzer and Mr. Pittas, the transaction continuity award and the performance-based cash incentive award, respectively, that would become payable upon a qualifying termination of employment, as follows:

Name	Cash Severance ($)(a)	Prorated Bonus ($)(b)	Cash Payment for COBRA Coverage ($)(c)	Other ($)(d)
Barbara J. Bitzer	255,398	63,255	—	120,000
Shawn J. Pallagi	602,250	146,900	2,709	—
John J. Pittas	2,838,000	469,956	37,309	500,000
Albert E. VanDenBergh	1,122,000	106,564	32,023	—

(a)
Pursuant to the terms of the executives' employment agreements, for each of Messrs. Pallagi, Pittas and VanDenBergh, the cash amount reflects the executive's lump sum severance entitlement in an amount equal to 200% ((100%) for Mr. Pallagi) the sum of the executive's base salary and target annual bonus for the year of termination. Each of Messrs. Pallagi, Pittas and VanDenBergh is required to comply with certain non-competition and non-solicitation restrictions for a period of one (1) year following his termination, and such executives may, at the Company's election, be required to execute a release of claims in favor of the Company as a condition to receiving the severance payments. For Ms. Bitzer, the cash amount reflects severance in the form of 12 months of salary continuation payments pursuant to the terms of the Company's severance pay plan for salaried employees in the United States, as amended by a letter agreement between Ms. Bitzer and the Company, subject to Ms. Bitzer's execution of a release of claims in favor of the Company, the standard form of which contains non-disparagement provisions and one (1) year post-termination non-solicitation restrictions.

(b)
Reflects a prorated portion of the executive's annual bonus for the year in which the termination occurs (assuming, for purposes of this calculation, target performance), which would be paid no later than March 15, 2016, assuming a August 14, 2015 closing of the merger.

(c)
Reflects a lump sum cash payment equal to 24 months of medical and dental COBRA insurance premiums based on the level of coverage in effect for the executive (e.g., employee only or family coverage) on the termination date. Ms. Bitzer has not elected coverage under Company medical and dental plans. Consequently, Ms. Bitzer would not be eligible for subsidized COBRA rates for the 12 month period she receives salary continuation payments under the Company's severance plan for salaried employees in the United States. Mr. Pallagi has not elected coverage under Company medical plans. Consequently, the cash payment Mr. Pallagi would be eligible to receive would be limited to an amount in respect of dental COBRA insurance premiums.

(d)
For Ms. Bitzer, reflects payment of the transaction continuity award and for Mr. Pittas, reflects payment of the performance-based cash incentive award. Mr. VanDenBergh is entitled to receive reimbursement of reasonable relocation expenses incurred at any time during the nine (9) month period following the date of his termination. Because Mr. VanDenBergh's right to reimbursement is not subject to a cap, and because the amount of Mr. VanDenBergh's relocation expenses cannot be estimated until incurred, such amounts are not reflected in the table.
(3)
These amounts represent the unvested Company stock options and Company restricted shares that will fully vest and be paid upon completion of the merger. The estimated values of the consideration that the Company's named executive officers would receive in respect of their unvested company stock options in connection with the merger are: Ms. Bitzer, $126,779; Mr. Pallagi, $319,883; Mr. Pittas, $1,447,509 and Mr. VanDenBergh $241,013. The estimated values of the consideration that the Company's named executive officers would receive in respect of their unvested Company restricted shares in connection with the merger are: Ms. Bitzer, $310,665; Mr. McFeely, $130,213; Mr. Pallagi, $794,229; Mr. Pittas, $3,592,009 and Mr. VanDenBergh $1,211,536. The estimated values of the accrued dividend payments that would be paid to each of the Company's named executive officers in connection with the vesting of their unvested Company restricted shares in connection with the merger are: Ms. Bitzer, $4,600; Mr. McFeely, $4,502; Mr. Pallagi, $13,356; Mr. Pittas, $60,237 and Mr. VanDenBergh $9,035.

(4)
Mr. Gravelle's employment with the Company terminated effective March 3, 2015. Mr. Gravelle has been included in the above table in accordance with the requirements of Item 402(t) of Regulation S-K, however, Mr. Gravelle will not receive any compensation that is based on or otherwise relates to the merger of the Company as contemplated by Item 402(t) of Regulation S-K.

(5)
Mr. Knechtel's employment with the Company terminated effective October 1, 2014. Mr. Knechtel has been included in the above table in accordance with the requirements of Item 402(t) of Regulation S-K, however, Mr. Knechtel will not receive any compensation that is based on or otherwise relates to the merger of the Company as contemplated by Item 402(t) of Regulation S-K.

(6)
Mr. McFeely's employment with the Company terminated effective February 27, 2015. The amounts reflected in the table with respect to Mr. McFeely's equity holdings are attributable to performance-based Company restricted shares in which he was entitled to continue to vest after his termination pursuant to the terms of his employment agreement with the Company.

Merger-Related Compensation Proposal

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company's named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives the Company's stockholders the opportunity to express their views on the merger-related compensation of the Company's named executive officers.

        Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers—Golden Parachute Compensation," are hereby APPROVED."

Vote Required and the Company Board Recommendation

        The vote on this proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to adopt the merger agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the merger agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company's named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to adopt the merger agreement. Because the merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto).

        The advisory vote on the compensation that may be received by the Company's named executive officers in connection with the merger will be approved if holders of a majority of the shares of Company common stock present, in person or represented by proxy, at the special meeting and entitled to vote thereon vote "FOR" such proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE RECEIVED BY THE COMPANY'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

MARKET PRICE OF COMMON STOCK

        Our common stock is listed for trading on the NASDAQ under the symbol "REMY". The table below shows the high and low sales price of our common stock, for the periods indicated, as reported on NASDAQ and the amount of cash dividends declared per share for each quarter presented.

	Common Stock Price
			Dividend Declared Per Share
	High	Low
FY 2013
First quarter	$19.37	$15.60	$0.10
Second quarter	$19.08	$15.95	$0.10
Third quarter	$21.50	$18.11	$0.10
Fourth quarter	$23.81	$20.10	$0.10
FY 2014
First quarter	$24.49	$18.05	$0.10
Second quarter	$27.30	$22.26	$0.10
Third quarter	$24.42	$19.94	$0.10
Fourth quarter	$21.37	$16.31	$0.10
FY 2015
First quarter	$23.86	$18.46	$0.10
Second quarter	$23.25	$21.08	$0.11
Third quarter (through August 14, 2015)	$29.73	$20.29	$0.11

        The closing price of our common stock on the NASDAQ on July 10, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, was $20.53 per share of common stock. On August 14, 2015, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NASDAQ was $29.38 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

        The most recent quarterly dividend that we declared prior to the date of this proxy statement was $0.11 per share of common stock declared on July 30, 2015 and is scheduled to be paid on August 28, 2015 to holders of record on August 14, 2015. Under the merger agreement, we are permitted to continue to pay a regular quarterly dividend of up to $0.11 per share prior to completion of the merger at such times as are consistent with the Company's historical practice over the twelve months prior to the date of the merger agreement. Dividends are subject to sufficient funds being legally available and to declaration by our Board.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of August 14, 2015, at which time there were 31,802,084 shares outstanding. Ownership information is included for (i) each of our directors and named executive officers, (ii) all directors and executive officers as a group and (iii) each person or entity known by us to beneficially own more than 5% of our common stock. Except as specified below, each person or entity listed below had sole voting and investment power with respect to the shares listed next to their name. Unless otherwise noted below, the business address of the persons listed is our Global Headquarters: c/o Remy International, Inc., 600 Corporation Drive, Pendleton, Indiana 46064.

Name and address of beneficial owner	Number of shares owned(1)	Number of stock options(2)	Total	Percent of class
Directors and Executive Officers:
Douglas K. Ammerman	13,103	6,077	19,180	*
Barbara J. Bitzer(3)	12,806	4,758	17,564	*
Karl G. Glassman	3,042	—	3,042	*
Michael L. Gravelle(4)(5)	22,323	—	22,323	*
Lawrence F. Hagenbuch	56,180	6,077	62,257	*
Fred S. Knechtel(4)(6)	—	—	—	*
Charles G. McClure	3,042	—	3,042	*
Mark R. McFeely(4)(7)	36,419	—	36,419	*
Shawn J. Pallagi	38,084	16,207	54,291	*
John J. Pittas(8)	338,759	72,932	411,691	1.3%
Arik W. Ruchim	—	—	—	*
George P. Scanlon	22,262	6,077	28,339	*
J. Norman Stout	56,180	6,077	62,257	*
John H. Weber	222,469	6,077	228,546	*
All current directors and executive officers as a group (15 individuals)	866,160	134,411	1,000,571	3.1%
Beneficial Owners of More than 5%:
H Partners Management, LLC(9)	2,801,264	—	2,801,264	8.7%
888 Seventh Avenue, 29th Floor
New York, New York 10019
FMR LLC(10)	3,843,336	—	3,843,336	12.1%
245 Summer Street
Boston, Massachusetts 02210

*
Less than 1%

Notes:

(1)
Includes shares of common stock held directly and shares of restricted stock.

(2)
Represents shares underlying stock options that are exercisable as of August 14, 2015 or become exercisable within 60 days after August 14, 2015.

(3)
Includes 230 shares beneficially owned by Ms. Bitzer's spouse.

(4)
Messrs. Gravelle, Knechtel and McFeely's holdings of our common stock, if any, are not included in the holdings of all current directors and executive officers as a group as their employment with us ended prior to August 14, 2015.

(5)
Based on information received from Mr. Gravelle on August 14, 2015.

(6)
Based on information received from Mr. Knechtel on August 17, 2015.

(7)
Based on information received from Mr. McFeely on August 13, 2015.

(8)
Includes 400 shares beneficially owned by Mr. Pittas' spouse and children.

(9)
Based solely on H Partners Management, LLC's Schedule 13D/A last filed with the SEC on July 14, 2015.

(10)
Based solely on FMR LLC's Schedule 13G filed with the SEC on August 10, 2015.

Prior Reorganization Transaction

        On August 14, 2012, FNFV increased its ownership position in our predecessor, Old Remy, above 50%. As a result, FNF began consolidating our predecessor's financial results in the third quarter of 2012.

        On September 7, 2014, we entered into agreements for a reorganization transaction with FNF. On December 31, 2014, the reorganization transaction was completed pursuant to a merger agreement, which was approved by our predecessor's stockholders at a special meeting of stockholders held on the same date. The reorganization transaction in effect resulted in the indirect distribution of the shares of common stock of our predecessor, Old Remy, that were held by FNF to the holders of its FNFV common stock, a tracking stock, and the conversion of those shares to shares of our common stock.

        In the reorganization transaction, FNFV contributed all of the shares of Old Remy's common stock that FNFV directly or indirectly owned and a small subsidiary, Fidelity National Technology Imaging, LLC into a newly-formed subsidiary ("New Remy"). New Remy was then distributed to FNFV stockholders. Immediately following the distribution of New Remy to FNFV stockholders, New Remy and Old Remy each engaged in stock-for-stock mergers with subsidiaries of a new publicly-traded holding company, New Remy Holdco Corp. (which is now known as the Company). In the mergers, FNFV shareholders received a total of 16,615,359 shares of Company common stock. The remaining stockholders of Old Remy (other than New Remy) received a total of 15,585,727 shares. The Company had 32.2 million shares of common stock outstanding at the conclusion of the reorganization transaction.

        This structure in effect resulted in New Remy Holdco Corp. becoming the new public parent of Old Remy. Effective upon the closing of the reorganization transaction on December 31, 2014, New Remy Holdco Corp. changed its name to "Remy International, Inc." and its shares were listed, and on January 2, 2015 began trading, on NASDAQ under the trading symbol "REMY", which was the same trading symbol used by Old Remy. Old Remy changed its name from "Remy International, Inc." to "Remy Holdings, Inc."

        Following the consummation of the reorganization transaction on December 31, 2014, the Company ceased to be controlled by FNF.

 APPRAISAL RIGHTS

        If the merger is completed, the Company's stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established therein.

        Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of Company common stock and to receive payment in cash for the fair value of your shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of Company common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $29.50 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company's stockholders who do not vote in favor of the merger proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

        Under Section 262 of the DGCL where a merger agreement is to be submitted for adoption at a meeting of stockholders, the Company must notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, the Company believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

        If you wish to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: You must deliver to the Company a written demand for appraisal of your shares of Company common stock before the vote is taken to approve the merger proposal, which must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock; and you must not vote or submit a proxy in favor of the merger proposal.

        If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive payment for your shares of Company common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Company common stock. A holder of shares of Company common stock wishing to exercise appraisal rights must hold of record the shares of Company common stock on the date the written demand for appraisal is made and must continue to hold the shares of Company common stock of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted "FOR" the merger proposal, and it will result in the loss of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote "AGAINST" the merger proposal or abstain from voting on the merger proposal. Voting against or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal.

        All demands for appraisal should be addressed to Remy International, Inc., Attention: Corporate Secretary, 600 Corporation Drive, Pendleton, Indiana 46064, and must be delivered to the Company before the vote is taken to approve the merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Company common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of Company common stock. A stockholder's failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting of stockholders will result in the loss of appraisal rights.

        Only a holder of record of shares of Company common stock is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder of Company common stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears on the stockholder's stock certificate(s) or in the transfer agent's records, and in the case of uncertificated shares, should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Company common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the merger.

        If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Company common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner. If a stockholder holds shares of Company common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

        Within 10 days after the effective time of the merger, the surviving corporation in the merger must give notice of the date that the merger became effective to each of the Company's record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the consideration specified by the merger agreement for that stockholder's shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such stockholder's demand for appraisal and accept the merger consideration offered in the merger within 60 days after the effective date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Company common stock determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of Company common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of Company common stock is less than the per share merger consideration. In determining "fair value", the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of Company common stock subject to that Company for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be deemed to have been converted at the effective time of the merger into the right to receive the $29.50 per share cash payment (without interest) for his, her or its shares of Company common stock pursuant to the merger agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Company common stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder's statutory appraisal rights.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the merger is completed, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

OTHER MATTERS

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect to hold an annual meeting of stockholders next year.

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholder in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the annual meeting of stockholders to be held in 2016 for the fiscal year ending December 31, 2015 (the "2016 Annual Meeting"), such stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Secretary of the Company no later than the close of business on January 1, 2016.

        In addition, under our amended and restated bylaws, stockholders must follow certain procedures to nominate persons for election as a director or to introduce an item of business at an annual meeting of stockholders. In general, to be timely under these procedures, notice of such nomination or business related to our 2016 Annual Meeting must comply with the requirements in our amended and restated bylaws and must be received by us (a) no earlier than February 10, 2016 and no later than March 12, 2016 if our 2016 Annual Meeting is held on a day that is between May 11, 2016 and August 10, 2016; or (b) if the 2016 Annual Meeting is to be held on another date, no earlier than 120 days in advance of such annual meeting and no later than the close of business on the later of (i) 90 days in advance of such annual meeting or (ii) if the first public disclosure of the date of such annual meeting is less than 100 days from the date of such annual meeting, the 10th day following the date on which public announcement of the date of such annual meeting is first made.

        Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the 2016 Annual Meeting, except in circumstances where we receive reasonable notice of the proposed matter before we send our proxy materials for the 2016 Annual Meeting, and the proponent complies with the other requirements set forth in Rule 14a-4.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review the Company's SEC filings free of charge on its web site at www.remyinc.com. Information included on the Company's website is not a part of this proxy statement.

        The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about the Company and its financial condition.

        The following documents listed below that the Company has previously filed with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K, for the fiscal year ended December 31, 2014 filed with the SEC on March 2, 2015;

  •
  Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 6, 2015 and August 3, 2015, respectively;

  •
  Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting, filed on April 30, 2015; and

  •
  Current Reports on Form 8-K, filed with the SEC on January 2, 2015, January 23, 2015, February 4, 2015, February 19, 2015, March 3, 2015 (both Current Reports on Form 8-K filed on this date), May 1, 2015, June 12, 2015, July 13, 2015, August 3, 2015 and August 13, 2015.

        All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements, shall also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company's Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.

        You may obtain any of the documents incorporated by reference from the SEC's public reference room or the SEC's Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement by visiting the Company's website, as described above, requesting them in writing or by telephone from the Company at the following address:

Remy International, Inc.
600 Corporation Drive
Pendleton, Indiana 46064
Telephone: (765) 778-6602
Attn: Corporate Secretary

        If you would like to request documents, please do so by September 15, 2015 to receive them before the special meeting. If you request any incorporated documents, the Company will strive to mail them to you by first class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement to vote your shares at the special meeting of Company stockholders. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated August 18, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A	Agreement and Plan of Merger, dated as of July 12, 2015, by and among Remy International, Inc., BorgWarner Inc. and Band Merger Sub, Inc.
Annex B
Voting and Support Agreement, dated as of July 12, 2015, by and among BorgWarner Inc., Remy International, Inc. and H Partners Management, LLC, H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd. and Rehan Jaffer
Annex C	Section 262 of the General Corporation Law of the State of Delaware
Annex D	Opinion of UBS Securities LLC, dated as of July 12, 2015

 Annex A

AGREEMENT AND PLAN OF MERGER

by and among

BORGWARNER INC.,

BAND MERGER SUB, INC.

and

REMY INTERNATIONAL, INC.

Dated as of July 12, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 12, 2015, is by and among BorgWarner Inc.., a Delaware corporation ("Parent"), Band Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and Remy International, Inc., a Delaware corporation (the "Company" and together with Parent and Merger Sub, the "Parties").

RECITALS

        WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, Merger Sub will be merged with and into the Company with the Company as the surviving corporation (the "Merger"), in accordance with the Delaware General Corporation Law (the "DGCL"), and each issued and outstanding share of common stock of the Company, par value $0.0001 per share (each a "Share") (other than Excluded Shares and other than Dissenting Shares) will be converted into the right to receive $29.50 per Share in cash (the "Per Share Merger Consideration"), without interest and subject to any withholding of Taxes required by applicable Law;

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its Subsidiaries);

        WHEREAS, the board of directors of Parent has by the unanimous vote of those present at a meeting (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, Parent;

        WHEREAS, the board of directors of Merger Sub has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, Merger Sub;

        WHEREAS, concurrently with the execution of this Agreement, H Partners Management, LLC, H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd. and Rehan Jeffer (collectively, "H Partners Group") are entering into a Voting and Support Agreement with Parent (the "Voting Agreement"); and

        WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.

          (a)   Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate the Merger, and as a result thereof: (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.1 and in Section 1.2. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." As a result of the Merger, the Surviving Corporation will be a wholly-owned direct or indirect Subsidiary of Parent. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

          (b)   At the Effective Time, the certificate of incorporation of the Company shall be amended and restated to read as set forth on Exhibit A hereto and shall thereafter be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time, which shall comply with Section 5.9(b), shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        Section 1.2    Effective Time.     At the Closing, Parent, Merger Sub and the Company shall cause a certificate of merger (the "Certificate of Merger") to be duly executed and filed, in accordance with the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required in connection with the Merger. The Merger shall become effective at the time such Certificate of Merger shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the Parties and specified in the Certificate of Merger (such date and time hereinafter referred to as the "Effective Time").

        Section 1.3    Closing.     Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Chicago time, on the fifth (5th) Business Day after satisfaction or waiver of the last of the conditions set forth in Article VI (other than those conditions that by their nature may only be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions on the Closing Date), by electronic exchange of documents and signatures, unless another time or date is agreed to in writing by the Parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

        Section 1.4    Directors and Officers of the Surviving Corporation.     The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws and applicable Laws.

ARTICLE II

MERGER CONSIDERATION; CONVERSION OF STOCK

        Section 2.1    Conversion of Company Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or Merger Sub or any holder of any securities of any of the foregoing:

          (a)    Capital Stock of Merger Sub.     Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $0.01 per share.

          (b)    Cancellation of Shares.     Each outstanding or issued Share that is owned by Parent, Merger Sub or the Company, or by any Subsidiary of Parent, Merger Sub or the Company, immediately prior to the Effective Time (except to the extent held by any such person on behalf of a third party) (collectively, the "Excluded Shares"), shall automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)    Conversion of Shares.     Each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall automatically be converted into the right to receive cash in an amount, without interest, equal to the Per Share Merger Consideration. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such Shares (a "Certificate") or book-entry Shares ("Book-Entry Shares") (other than Dissenting Shares and Excluded Shares) shall cease to have any rights with respect to such Shares, except, in all cases, the right to receive the Per Share Merger Consideration, without interest, in accordance with Section 2.2, and each Certificate formerly representing Dissenting Shares (and each Dissenting Share that is a Book-Entry Share) shall thereafter only represent the right to receive the payment to which reference is made in Section 2.2(i). The right of any holder of any Share to receive the Per Share Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

          (d)    Company Stock Awards.     The Company shall take all requisite action so that:

              (i)  Each option outstanding immediately prior to the Effective Time to purchase Shares ("Company Stock Option") under any stock option plan of the Company, including the Remy International, Inc. Omnibus Incentive Plan and any other plan agreement or arrangement of the Company (collectively, the "Company Equity Plan"), shall, at the Effective Time, automatically and without any required action on the part of the holder thereof, be fully vested and canceled and, in exchange therefor, each holder of any such canceled Company Stock Option shall be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, a payment in cash of an amount equal to the product of (i) the vested portion of the total number of Shares subject to such canceled Company Stock Option and (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Share subject to such canceled Company Stock Option, without interest (such amounts payable hereunder, the "Option Payments"); provided, however, that (i) any such Company Stock Option with respect to which the exercise price per Share subject thereto is equal to or greater than the Per Share Merger Consideration shall be canceled in exchange for no consideration and (ii) such Option Payments may be reduced by the amount of any required Tax withholdings. The Option Payments shall be made in accordance with Section 2.2(j). From and after the Effective Time, no Company Stock Option shall be exercisable and each Company Stock Option shall only entitle the holder thereof to the payment provided for in this Section 2.1(d)(i).

             (ii)  Each stock appreciation right outstanding immediately prior to the Effective Time under the Company Equity Plan (a "Company SAR"), shall, at the Effective Time, automatically and without any required action on the part of the holder thereof, be fully vested and canceled and, in exchange therefor, each holder of any such canceled Company SAR shall be entitled to receive, in consideration of the cancellation of such Company SAR and in settlement therefor, a payment in cash of an amount equal to the product of (i) the vested portion of the total number of Shares subject to such canceled Company SAR and (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the base price per Share subject to such canceled Company SAR, without interest (such amounts payable hereunder, the "SAR Payments"); provided, however, that (i) any such Company SAR with respect to which the base price per Share subject thereto is equal to or greater than the Per Share Merger Consideration shall be canceled in exchange for no consideration and (ii) SAR Payments may be reduced by the amount of any required Tax withholdings. The SAR Payments shall be made in accordance with Section 2.2(j). From and after the Effective Time, no Company SAR shall be exercisable and each Company SAR shall only entitle the holder thereof to the payment provided for in this Section 2.1(d)(ii).

            (iii)  Each award of Shares outstanding immediately prior to the Effective Time that is subject to forfeiture or other restrictions ("Restricted Shares") granted pursuant to a Company Equity Plan shall, at the Effective Time, automatically and without any required action on the part of the holder thereof, be fully vested (with any performance-based vesting conditions treated as vested at the target performance level) and all restrictions (including forfeiture restrictions) otherwise applicable to such vested Shares shall lapse and such Shares shall be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(c). Payments to the holders of Restricted Shares pursuant to this Section 2.1(d)(iii) shall be made in accordance with Section 2.2(j).

            (iv)  Each restricted stock unit award and each other right of any kind, contingent or accrued, to acquire or receive payments measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Company Equity Plan, other than Company Stock Options, Company SARs and Restricted Shares (a "Company Phantom Award"), shall, at the Effective Time, automatically and without any required action on the part of the holder thereof, be fully vested (with any performance-based vesting conditions treated as vested at the target performance level) and cancelled and, in exchange therefor, each holder of such Company Phantom Award shall be entitled to receive, in consideration of the cancellation of such Company Phantom Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the number of Shares subject to such Company Phantom Award immediately prior to the Effective Time and (ii) the Per Share Merger Consideration, without interest (such amounts payable hereunder, the "Phantom Payments") provided, however, that such Phantom Payments may be reduced by the amount of any required Tax withholdings. The Phantom Payments shall be made in accordance with Section 2.2(j), provided, that, with respect to any Company Phantom Awards that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

             (v)  At or prior to the Effective Time, the Company shall adopt any resolutions and take any actions that are necessary to (x) effectuate the treatment of the Company Stock Options, Company SARs, Restricted Shares and Company Phantom Awards (collectively, the "Company Equity Awards") pursuant to Section 2.1(d)(i) through Section 2.1(d)(iv) and (y) cause the Company Equity Plan to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

            (vi)  At or prior to the Effective Time, the Company shall adopt any resolutions and take any actions that are necessary to cause, and shall amend the Remy International, Inc. 2015 Non-Qualified Employee Stock Purchase Plan (the "Company ESPP") as may be necessary to provide that the Company ESPP shall be terminated effective immediately prior to the Effective Time and no purchase period shall commence after the date of this Agreement.

          (e)    Anti-Dilution.     Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of Shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, business combination, tender or exchange offer, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Per Share Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that (i) in no event shall the aggregate amount payable by Parent pursuant to Section 2.2 after giving effect to any such event exceed the amount that would have been payable pursuant to Section 2.2 had such event not occurred and (ii) nothing in this Section 2.1 shall permit the Company to take any action with respect to its securities that is expressly prohibited by the terms of this Agreement.

        Section 2.2    Disposition of Certificates and Book-Entry Shares.

          (a)    Paying Agent.     Prior to the Closing, Parent shall appoint a U.S.-based nationally recognized bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Per Share Merger Consideration to the holders of the Shares. Parent will enter into a paying agent agreement with the Paying Agent (the "Paying Agent Agreement") on terms reasonably acceptable to Parent and the Company prior to the Closing. Prior to or at the Closing, Parent shall deposit with the Paying Agent cash in immediately available funds in the amount necessary for payment in accordance with Section 2.1 and this Section 2.2 of the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such total deposited cash being hereinafter referred to as the "Payment Fund"). The Paying Agent shall make payments of the Per Share Merger Consideration out of the Payment Fund in accordance with this Agreement and the Paying Agent Agreement. The Payment Fund shall not be used for any other purpose.

          (b)    Stock Transfer Books.     At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Shares except as otherwise provided for herein. From and after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent, Parent or the Surviving Corporation for any reason (other than Certificates or Book-Entry Shares representing Excluded Shares and Dissenting Shares) shall be canceled and exchanged for the Per Share Merger Consideration payable in respect of such Shares pursuant to this Article II.

          (c)    Payment Procedures.

              (i)  As soon as possible after the Effective Time (and in any event within three (3) Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Shares (other than Excluded Shares and Dissenting Shares) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may reasonably agree) and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for the Per Share Merger Consideration to which the holder thereof is entitled. Upon surrender of any Certificate (or affidavit of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an amount of cash in immediately available funds equal to (x) the number of Shares represented by such Certificate (or affidavits of loss in lieu thereof) multiplied by (y) the Per Share Merger Consideration (less any required Tax withholdings as provided in Section 2.2(h)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable pursuant to this Section 2.2.

             (ii)  Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Shares were converted into the right to receive the Per Share Merger Consideration shall upon receipt by the Paying Agent of an "agent's message" in customary form (or such other documentation or evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Per Share Merger Consideration in respect of each such Share (less any required Tax withholdings as provided in Section 2.2(h)), and the Book-Entry Shares of such holder shall forthwith be cancelled.

          (d)    Termination of Payment Fund.     Any portion of the Payment Fund which remains unclaimed for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, and any holders of Shares prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of the Per Share Merger Consideration (subject to abandoned property, escheat or similar Laws).

          (e)    No Liability.     None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent, representative or Affiliate thereof, shall be liable to any Person in respect of the Per Share Merger Consideration from the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Investment of Payment Fund.     The Paying Agent shall invest the Payment Fund as directed by Parent (on behalf of the Surviving Corporation); provided that such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively or in funds investing solely in such obligations that provide for same day liquidity. Any net profit resulting from, or interest or income produced by, such investments shall be paid to the Surviving Corporation or Parent (at Parent's election). To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt cash payments of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund required so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

          (g)    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it or the Surviving Corporation or any of their Affiliates with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect thereof, pursuant to this Agreement.

          (h)    Withholding Rights.     Parent, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

          (i)    Appraisal Rights.     Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal of such shares ("Dissenting Shares") pursuant to, and who complies in all respects with, Section 262 of the DGCL (the "Appraisal Rights") shall not be converted into the right to receive the Per Share Merger Consideration. Such holders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Rights, then the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Per Share Merger Consideration, without interest and reduced by the amount of any withholding that is required under applicable Tax Law. The Company shall promptly deliver to Parent notice of any written demands received by the Company for appraisal of any Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not without the prior written consent of Parent make any payment with respect to (unless required by a Governmental Entity of competent jurisdiction pursuant to a final non-appealable order), or offer to make any such payment or settle or offer to settle, any such demands.

          (j)    Company Equity Award Payments.     Promptly after the Effective Time (and not later than the first regularly scheduled payroll date not less than five Business Days after the Effective Time), the Surviving Corporation shall pay the Option Payments, SAR Payments, Phantom Payments and the payments to the recipients of Restricted Shares due pursuant to Section 2.1(d)(i), Section 2.1(d)(ii), Section 2.1(d) (iii) and Section 2.1(d)(iv), respectively, through its payroll systems.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as (a) set forth in the corresponding section or subsection of the disclosure letter delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Letter") which shall be arranged according to the sections contained in this Article III (it being understood that the disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to each other section or subsection in this Article III to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other section or subsection) or (b) disclosed in the Company SEC Documents filed with, or furnished to, the SEC and publicly available on the SEC's EDGAR website not less than one (1) Business Day prior to the date of this Agreement (including exhibits, annexes and schedules attached to or incorporated by reference into such Company SEC Documents) ("Publicly Available Company SEC Documents") (excluding any risk factor disclosures contained in the "Risk Factors" section thereof, any disclosure of risks contained in any "forward-looking statements" disclaimer, or any other disclosure or statements to the extent they are similarly predictive or forward-looking in nature); provided, however, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Section 3.2, 3.3, 3.24, 3.25 or 3.26, the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization, Standing and Power.

          (a)   Section 3.1 of the Company Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of the Company and each of its Subsidiaries (each of the Company and its Subsidiaries is referred to herein as an "Acquired Company" and, collectively, as the "Acquired Companies") as of the date of this Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each (i) Subsidiary of the Company is an entity duly organized, validly existing and (to the extent such concept exists in the jurisdiction where the applicable entity is organized) in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (ii) Acquired Company is duly qualified or licensed to do business and (to the extent such concept exists in the applicable jurisdiction) is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except with respect to each of clause (i) and clause (ii) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b)   The Company has made available to Parent true, correct and complete copies of (i) the Company's certificate of incorporation and bylaws (collectively, the "Company Constituent Documents") and (ii) the certificate of incorporation, articles of incorporation, bylaws and other charter or comparable organizational documents of each of the Company's Significant Subsidiaries (the "Subsidiary Organizational Documents"), in the case of each of clause (i) and clause (ii), including all amendments thereto. The Company Constituent Documents are in full force and effect and the Company is not in violation of their provisions. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Subsidiary Organizational Documents are in full force and effect and no Subsidiary is in violation of its Subsidiary Organizational Documents. The Company has no Subsidiaries, except for the entities identified in Section 3.1(a) of the Company Disclosure Letter. None of the Acquired Companies

  has any equity interest in, or any material interest convertible into or exchangeable or exercisable for any equity interest in, any other entity other than (x) another Acquired Company or (y) for securities held in connection with such Acquired Company's passive investing activities.

        Section 3.2    Capital Stock.

          (a)   Each of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and free of, and not issued in violation of, any preemptive rights. All shares and other equity interests of the Subsidiaries of the Company are owned by the Company or another wholly owned Subsidiary of the Company free and clear of (except in the case of Subsidiaries that are not Significant Subsidiaries, as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole) all security interests, liens, claims, pledges, charges, mortgages or other encumbrances (collectively, "Liens") of any nature whatsoever, except for restrictions on transfer under securities Laws.

          (b)   The authorized capital stock of the Company consists of (i) 240,000,000 Shares and (ii) 40,000,000 preferred shares, par value $0.0001 per share ("Preferred Shares"). As of the close of business on July 9, 2015 (the "Specified Date"), there were (i) 31,802,084 Shares (which includes 360,566 Restricted Shares) issued and outstanding, not including Shares held in treasury, (ii) no Preferred Shares issued and outstanding, (iii) 719,100 Shares subject to issuance pursuant to the exercise of outstanding Company Stock Options under the Company Equity Plan (with a weighted-average exercise price of $21.71), (iv) 20,038 Company SARs outstanding under the Company Equity Plan (representing SAR Payments of $163,363 in the aggregate if the Closing occurred on the Specified Date), (v) 11,166 Company Phantom Awards outstanding under the Company Equity Plan (representing Phantom Payments of $329,397 in the aggregate if the Closing occurred on the Specified Date), (vi) 2,815,148 Shares reserved for issuance and available for grant under the Company Equity Plan (not including the Shares in clause (iii), or with respect to the Company Equity Awards in clauses (iv) and (v), above) and (vii) 600,000 Shares reserved for issuance under the Company ESPP. Except as set forth above, (A) there are not outstanding or authorized (1) any securities of any Acquired Company convertible into or exchangeable for shares of capital stock or voting securities of any Acquired Company or (2) any options, calls, warrants, pre-emptive rights, anti-dilution rights or shareholder rights plans, or other similar rights, agreements or commitments, that obligate any Acquired Company to issue or sell any shares of capital stock or other equity securities of any Acquired Company or any securities or obligations convertible into or exchangeable for capital stock or voting securities of any Acquired Company (excluding, in the case of each of clause (1) and clause (2), solely with respect to Acquired Companies that are wholly owned Subsidiaries of the Company, any of the foregoing that are solely for the benefit of other wholly-owned Acquired Companies that are its shareholders), (B) there are no outstanding obligations of any Acquired Company to repurchase, redeem or otherwise acquire any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Acquired Company that is not a wholly-owned Subsidiary of the Company, (C) no Acquired Company has outstanding any phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of any Acquired Company and there are no outstanding stock appreciation rights issued by any Acquired Company with respect to the capital stock of any Acquired Company (the items described in clauses (A) and (C), "Company Stock Equivalents"), (D) there are no voting trusts or other agreements or understandings to which any of the Acquired Companies is a party with respect to the voting of capital stock of any Acquired Company, and (E) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of the Acquired Companies may vote ("Company Voting Debt"), other than for, in the case of each of clauses (A) through (D), (solely with respect to Subsidiaries of the Company that are not Significant Subsidiaries (and that are not otherwise, individually or in the aggregate, material to the Company) ("Immaterial Subsidiaries")) any of the items set forth in any of clauses (A) through (D) that (x) apply solely with respect to Immaterial Subsidiaries and (y) are not, individually or in the aggregate, material to the Company. From the close of business on the Specified Date through the date of this Agreement, the Company has not issued any Shares (other than for Shares in respect of Company Stock Options granted and outstanding as of the close of business on the Specified Date) or other class of Company equity security. Each of the outstanding Shares is, and each Share that is issued after the execution hereof pursuant to any Company Stock Option or other Company Equity Award will be (when issued in accordance with the terms thereof), duly authorized, validly issued, fully paid and nonassessable and free of, and not issued in violation of, any preemptive rights.

          (c)   Section 3.2(c) of the Company Disclosure Letter sets forth a complete and accurate list of the following information with respect to each Company Equity Award outstanding as of the close of business on the Specified Date: (i) the name of the holder of each Company Equity Award; (ii) the number of Shares subject to each such Company Equity Award held by such holder; (iii) the grant date, exercise or base price, expiration date and vesting schedule of each such Company Equity Award, as applicable; (iv) the extent to which such Company Equity Award is vested and exercisable as of the date of this Agreement and (v) the Company Equity Plan pursuant to which each such Company Equity Award was granted. The exercise price of each Company Stock Option is equal to or greater than the fair market value of the Shares subject to such Company Stock Option (determined as of the date such Company Stock Option was granted). Each Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code, if any, so qualifies. Each Company Equity Award, by its terms, shall be treated at the Effective Time as set forth in Section 2.1(d)(i), (ii), (iii) or (iv), as applicable.

        Section 3.3    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Voting Agreement and to perform its obligations hereunder and thereunder and, subject, in the case of the Merger, to the adoption of this Agreement by the holders of at least a majority of the outstanding Shares entitled to vote thereon (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Voting Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company (other than the Company Stockholder Approval), and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby or thereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval and to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. Each of this Agreement and the Voting Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization and the valid execution and delivery of this Agreement and the Voting Agreement by the other parties hereto and thereto constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws relating to or affecting creditors' rights generally or by general principles of equity).

          (b)   The Company Board, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement,

  including the Merger, upon the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its Subsidiaries) (such determination, the "Company Determination"), and (iii) adopted a resolution recommending that this Agreement be adopted by the stockholders of the Company in accordance with the provisions of the DGCL (such recommendation, the "Company Recommendation"), which resolution has not been rescinded, modified or withdrawn in any way except, if applicable, to the extent permitted by Section 5.3. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company required to consummate the Merger. Neither the affirmative vote of the holders of outstanding Shares or of any other securities of the Company is necessary to consummate any transaction contemplated by this Agreement other than the Merger.

        Section 3.4    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger will not, (i) conflict with or violate the Company Constituent Documents or the Subsidiary Organizational Documents, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all notices and filings described in such clauses have been made, violate any U.S. or foreign statute, law, ordinance, rule, regulation, order, judgment or decree (collectively, "Law") or any settlement, injunction or award of any Governmental Entity, in each case that is applicable to the Company or any of its Subsidiaries, or (iii) result in any breach or violation of, result in a counterparty having a contractual right to a change of control or similar payment or to an increase in benefits under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Acquired Companies pursuant to the terms of, any Material Contract or other Contract to which the Company or any of its Subsidiaries is a party, except in the case of clauses (ii) and (iii) above, as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not require any consent, approval, order, authorization or permit of, action by, filing, registration or declaration with or notification to, any U.S. or non-U.S. governmental or regulatory authority, agency, court, commission, other governmental body or national stock exchange (each, a "Governmental Entity"), except (i) as required under applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and the rules and regulations promulgated thereunder) (including the filing of the Proxy Statement) and under state securities and "blue sky" Laws, (ii) as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or under any other applicable Antitrust Law, (iii) pursuant to the applicable requirements of the NASDAQ Global Select Market, (iv) for the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (v) as required in connection with any matter set forth in Section 3.4(b) of the Company Disclosure Letter, and (vi) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        Section 3.5    SEC Reports; Financial Statements.

          (a)   The Company and its Subsidiaries have filed or furnished, as applicable, all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by them with or to the

  United States Securities and Exchange Commission (the "SEC") since January 1, 2013 (all such forms, reports, statements, schedules, certificates, documents, exhibits and other information incorporated therein, collectively, the "Company SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002 ("SOX"), and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed or furnished, as applicable. Except to the extent that information in any Company SEC Document has been amended, revised or superseded by a Company SEC Document subsequently filed or furnished (any such amendment, revision or superseding document with respect to a Company SEC Document filed or furnished prior to the date hereof having also been filing or furnished prior to the date hereof), none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or of any foreign Governmental Entity that performs a similar function to that of the SEC or of any securities exchange or quotation system.

          (b)   The consolidated annual and quarterly financial statements of the Company and its Subsidiaries (including any related notes thereto) that are included in the Company SEC Documents (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and (ii) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods indicated therein (subject, in the case of unaudited financial statements, to notes and normal year-end audit adjustments), in each case in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).

          (c)   The Company (i) maintains "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and (ii) as of the date of this Agreement, has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC. The Company's management has completed an assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of SOX, and based on Company management's most recent such assessment prior to the date of this Agreement, the chief executive officer and chief financial officer of the Company concluded that such controls were effective. The Company's system of "internal control over financial reporting" (as defined in Rule 13a-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that Company transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that would materially affect the consolidated financial statements of the Company and its Subsidiaries.

          (d)   Since January 1, 2013, (i) neither the Company nor any Subsidiary of the Company which was then a reporting company under the Exchange Act, nor to the knowledge of the Company, any director, officer or outside auditor of the Company or any such Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or its Subsidiaries or any of their officers, directors, employees or agents to the Company Board or any committee thereof (or the board of directors of the Company's predecessor as a public company or any committee thereof) or to any director or executive officer of the Company (or of its predecessor as a public company).

          (e)   The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received from January 1, 2013 to the date of this Agreement relating to the Company SEC Documents and all written responses of the Company or its Subsidiaries thereto other than with respect to any requests for confidential treatment. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and (ii) to the knowledge of the Company, none of the Company SEC Documents (other than any confidential treatment requests) is under ongoing SEC review. As of the date of this Agreement, to the knowledge of the Company, there are no SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices of the Company or its Subsidiaries.

        Section 3.6    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, required by GAAP to be set forth on a consolidated balance sheet of the Company, except for liabilities and obligations (a) reflected or reserved against in the Company's consolidated balance sheet as at December 31, 2014 (or the notes thereto), (b) incurred in the ordinary course of business since December 31, 2014, (c) incurred in connection with this Agreement or the transactions contemplated by this Agreement or (d) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        Section 3.7    Proxy Statement; Company Information.     The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement and any other documents filed with the SEC in connection with this Agreement will comply as to form in all material respects with the requirements of applicable Law, and will not, on the date the Proxy Statement is first mailed to holders of Shares or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

        Section 3.8    Absence of Certain Changes or Events.     From and including January 1, 2015, (a) other than in connection with the negotiation and execution of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, (b) there has not occurred any condition, event, change, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect and (c) through the date of this Agreement, there has not been any action taken or not taken that, if it occurred after the date hereof, would have resulted in a breach of clauses (b) (ii), (iv), (v), (ix), (xii), (xiv), (xv)(A) (changing, for this purpose, the reference therein to "$200,000" to "$250,000") and excluding any Company Equity Awards granted in the ordinary course with respect to the 2014 performance year, (xv)(B) (other than actions taken in the ordinary course of business consistent with past practice), (xv)(C) (other than accelerations required in accordance with the terms of a Company Equity Plan), (xv)(D) or (xv)(E) (changing, for this purpose, the reference therein to "$200,000" to "$250,000"), (xvi), (xvii) , (xx), (xxiii), (xxv) or, to the extent relating to the foregoing, (xxviii) of Section 5.1.

        Section 3.9    Litigation.

          (a)   (i) There is no civil, criminal or administrative suit, claim, action, proceeding, arbitration or, to the knowledge of the Company, investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any of their respective officers, directors or employees in their capacities as such, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective officers, directors or employees in their capacities as such, is subject to any judgment, order, injunction, ruling or decree of any Governmental Entity that, individually or in the aggregate, has had since January 1, 2013 or would reasonably be expected to have a Material Adverse Effect.

          (b)   As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the consummation of the Merger.

        Section 3.10    Compliance with Laws.

          (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are in, and at all times since January 1, 2013 have been in, compliance with all Laws applicable to them or by which any of their respective properties are bound.

          (b)   Except with respect to Environmental Laws (which are the subject of Section 3.13), the Company and its Subsidiaries have in effect all permits, licenses, grants, easements, clearances, variances, exceptions, consents, certificates, exemptions, registrations, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, "Permits") necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. All Permits of the Company and its Subsidiaries are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is party to any Action that would reasonably be expected to result in the revocation, withdrawal, suspension, cancellation, termination, or modification with respect to any material Permit, nor to the knowledge of the Company is any such Action threatened.

          (d)   To the knowledge of the Company, the Company and its Subsidiaries are not, nor have they been since January 1, 2013, under investigation by the Department of Justice (the "DOJ"), the Department of Transportation, the Federal Trade Commission, any state Attorney General or any other Governmental Entities for any violation of or non-compliance with any Laws that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is not pending and no Person has filed since January 1, 2013 against the Company or any of its Subsidiaries a claim or action relating to the Company or its Subsidiaries under any foreign, federal or state whistleblower statute, including under the False Claims Act (31 U.S.C. § 3729 et seq.) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (e)   The Company and its Subsidiaries are and at all times since January 1, 2013 have been in compliance in all respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1 et seq.), and any other similar foreign Laws applicable to them regarding the use of funds for political activity or commercial bribery (collectively, "Anticorruption Laws"), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company is not as of the date of this Agreement investigating any whistleblower allegations alleging non-compliance by the Company or any of its Subsidiaries with the Anticorruption Laws, other than as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect, there are no situations with respect to the business of the Company or any of its Subsidiaries which involved since January 1, 2013 or involve (i) the use of any Acquired Company funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) the making of any direct or indirect unlawful payments to government officials or employees from Acquired Company funds. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Anticorruption Laws.

          (f)    Except for such matters that have not had and, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to the extent applicable to the applicable Acquired Company, (i) the Company and its Subsidiaries are and at all times since January 1, 2013 have been in compliance with all applicable Law concerning the exportation of, or international trade in, any products, technology or technical data and services, including any applicable such Law administered by the United States Department of Commerce, the United States Department of State, and the United States Department of the Treasury; and (ii) the Company and its Subsidiaries are in compliance with any applicable anti-boycott regulations enacted and/or administered by the United States Department of Commerce and the European Union and any Member State of the European Union and with all applicable laws and regulations administered by the Bureau of Customs and Border Protection in the United States Department of Homeland Security.

        Section 3.11    Benefit Plans.

          (a)   Section 3.11(a)(i) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Plan. For purposes of this Agreement, "Company Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income

  Security Act of 1974, as amended ("ERISA"), including any "multiemployer plan" (within the meaning of ERISA Section 3(37)), and any stock purchase, stock option, other equity-based compensation, severance, change-in-control, fringe benefit, bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, unemployment benefits, sick leave, vacation pay, salary continuation for disability, hospitalization, health or medical insurance, life insurance, fringe benefit, flexible spending account, scholarship, employment or other employee benefit plan, agreement, program, payroll practice, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, and whether or not terminated, under which any current or former employee, director or independent contractor of the Company or any of its Subsidiaries has any present or future right to benefits or the Company or any of its Subsidiaries has had or has any current or future potential liability (including contingent liability) to or on behalf of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries (including an obligation to make contributions). Section 3.11(a)(ii) of the Company Disclosure Letter sets forth a true and complete list of each Company Plan subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA maintained, sponsored, contributed to or required to be contributed to by the Company or any of its ERISA Affiliates currently or with respect to which the Company or any of its ERISA Affiliates has had or has any current or future potential liability (including contingent liability) (each, a "Pension Plan"). With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) all plan documents, including all amendments, (ii) all related trust agreements or other funding instruments, insurance contracts and administrative contracts, (iii) the most recent determination or opinion letter issued by the U.S. Internal Revenue Service (the "IRS") with respect to such plan, (iv) the current summary plan description, including any summaries of material modifications, (v) audited financial reports and Forms 5500 (including all schedules thereto), as filed, for the most recent plan year, (vi) the actuarial reports for the three most recently completed plan years, (vii) all correspondence with any Governmental Entity received since January 1, 2012 which relates to any Action or potential Action involving a Company Plan and (vii) any discrimination, coverage or similar annual tests performed during the last plan year.

          (b)   With respect to the Company Plans:

              (i)  each Company Plan, other than Company Plans maintained by the Company or any of its Subsidiaries primarily for the benefit of employees working outside the United States or otherwise subject to the Laws of any jurisdiction outside of the United States (each a "Foreign Company Plan") has been established and administered in all material respects in compliance with its terms and applicable Laws, including ERISA and the Code;

             (ii)  no transaction has occurred with respect to any Company Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA (an "ERISA Plan") that reasonably would subject the Company to either a civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that would be material and no material non-exempt prohibited transaction, as described in Section 406 of ERISA has occurred with respect to any Company Plan;

            (iii)  all contributions required to be made under the terms of any Company Plan and any applicable Laws have, in all material respects, been timely made and all obligations in respect of each Company Plan as of the date hereof have, in all material respects, been accrued and are reflected in the Company's financial statements to the extent required by GAAP;

            (iv)  each ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and to the knowledge of the Company, nothing has occurred that would reasonably be expected to cause any such Company Plan to not be so qualified where such occurrence, fact or circumstance, individually or in the aggregate, has had or would reasonably be expected to result in a material penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation;

             (v)  except as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries, other than routine claims for benefits, there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any of the Company Plans (or any assets of a trust related thereto) or any fiduciaries thereof with respect to their duties to any of the Company Plans, nor, to the knowledge of the Company, are there facts and circumstances that exist that would reasonably be expected to give to any such Actions; and

            (vi)  each Foreign Company Plan (A) has been established, maintained and operated in all material respects in accordance with all applicable requirements of Laws, (B) if intended to qualify for special Tax treatment, has in all material respects met the requirements for such treatment, and (C) if intended to be funded and/or book-reserved, is fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except as, individually or in the aggregate, would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries.

          (c)   With respect to each Pension Plan, (i) no proceeding has been initiated by the Pension Benefit Guarantee Corporation (the "PBGC") or the Company to terminate such plan; (ii) there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA); (iii) no unsatisfied liability (other than for premiums to the PBGC not yet due) under Title IV or Section 302 of ERISA has been, or is expected to be, incurred by the Company or any of its ERISA Affiliates; (iv) each required installment or any other payment required under Section 412 of the Code or Section 303 of ERISA has been made before the applicable due date; (v) as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of such plan's benefit liabilities under Section 4001(a)(16) of ERISA did not exceed the then current value of such plan's assets, or, if such liabilities did exceed such assets, the amount thereof was properly reflected on the consolidated financial statements of the Company and its Subsidiaries; (vi) no plan has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed year; (vii) no plan has applied for or received a waiver of the minimum funding standards or an extension of any amortization period within the meaning of Section 412 of the Code or Sections 302 or 303 of ERISA and (viii) there are no funding-based limitations (within the meaning of Section 436 of the Code) currently in effect. Neither the Company, any of its Subsidiaries, nor any of its current or former ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any "multiemployer plan," as defined in Section 3(37) of ERISA, a multiple employer plan subject to Section 4063 or 4064 of ERISA, or a multiple employer welfare benefit arrangement (as defined in Section 3(40(A) of ERISA). None of the Company or any ERISA Affiliate has terminated an employee benefit plan for which the Company could reasonably be expected to have any existing or continuing liability. The Company has at all times reserved the right and power to terminate, suspend, discontinue and amend all Company Plans including the Remy International, Inc. Salaried Retirement Plan (other than for benefits accrued prior thereto) in accordance with the procedures specified in each such plan.

          (d)   Neither the Company nor any of its Subsidiaries has any obligations for post-employment health or life benefits for any of their respective retired, former or current employees, except as required by Law. Neither the Company nor any of its Subsidiaries has any obligation to provide welfare benefits to any Person who is not a current or former director, officer or employee of the Company or any of its Subsidiaries, or a beneficiary thereof.

          (e)   Neither the Company nor any of its ERISA Affiliates has any material liability of any kind whatsoever, whether known or unknown, direct, indirect, contingent or otherwise, on account of any violation of the health care requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code.

          (f)    The Merger and the other transactions contemplated hereby will not, either alone or together with any other event, (i) entitle any current or former employee, director, or independent contractor of the Company or any of its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, or increase the amount allocable or payable or trigger any other material obligation pursuant to, any Company Plan or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

          (g)   Neither the Company nor any Subsidiary has any obligation to provide, and no Company Plan or other Contract, plan or arrangement (written or otherwise) provides any Person with the right to receive any additional payment as a result of the imposition of any excise tax under Section 4999 of the Code or interest or penalties incurred under Section 409A of the Code.

          (h)   Except (i) as set forth on Section 3.11(h) of the Company Disclosure Letter and (ii) with respect to statutory programs mandated by applicable Law, neither the Company nor any Subsidiary has been a party to, a sponsoring employer of, or otherwise is under any liability or obligation with respect to any defined benefit pension scheme, final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any of them, for employees working outside of the United States. To the knowledge of the Company, no employee of the Company or any Subsidiary has any claim or right in respect of any benefit payable on early retirement or redundancy under an occupational pension scheme which has transferred to the Company or any Subsidiary by operation of the UK Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (as amended) or any equivalent Laws in any jurisdiction which has implemented the Acquired Rights Directive 2001 or provides for the automatic transfer of employees' employment.

        Section 3.12    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union, labor organization or works council, or any other agreement regarding the rates of pay or working conditions of any employees, and has not been a party to or bound by any such agreement, or otherwise bound by any obligation to bargain with or recognize any such labor union, labor organization or works council within the last three (3) years. Since January 1, 2013, there has been no labor dispute, strike, picketing, work stoppage or lockout, organizational activity, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, whether engaged in collective action or not, except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, had not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries has complied with all applicable legal, administrative and regulatory requirements relating to wages, hours, immigration, discrimination in employment and collective bargaining, as well as the Workers Adjustment and Retraining Notification Act and

  comparable state, local and federal Laws, whether domestic or international ("WARN"), and all other state, local and federal laws pertaining to employment and labor, and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Furthermore, there are no Actions or charges, grievances, complaints or investigations pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries, including any complaints alleging violations of state or federal Laws pertaining to employment and labor, whether domestic or international, including wage and hour, immigration, discrimination in employment, safety, Office of Federal Contract Compliance, Occupational Safety and Health Administration, Department of Labor, Fair Labor Standards, and federal WARN or its related state or international laws or regulations that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each employee of the Company or any Subsidiary of the Company who works in the United States is, to the knowledge of the Company, duly authorized to work in the United States, each employee of the Company or any Subsidiary of the Company who works outside the United States is, to the knowledge of the Company, duly authorized to work in the jurisdiction in which they are located and the Company and its Subsidiaries have complied with applicable Laws concerning each such current and former employee's employment eligibility verification, including with respect to Forms I-9, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   All independent contractors and consultants of the Company and its Subsidiaries have been properly classified as such and may not be deemed employees of the Company or any of its Subsidiaries for any purpose, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 3.13    Environmental Matters.

          (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are, and at all times since January 1, 2010 have been, in compliance with all applicable Environmental Laws, and possess and are in compliance with all Environmental Permits (as defined in Section 3.13(b)(ii) hereof) necessary for their operations; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined in Section 3.13(b)(iii) hereof) at, on, in or under or emanating from any property owned or operated by the Company or any of its Subsidiaries, except under circumstances that are not reasonably likely to result in liability of, or require remediation by, the Company or any of its Subsidiaries under any applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or has received a request for information pursuant to Environmental Laws regarding its potential liability in connection with, any release or threatened release of, or the exposure of any Person to, Materials of Environmental Concern at any location or in respect of any Company product; and (iv) neither the Company nor any of its Subsidiaries has received any written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing and, to the knowledge of the Company as of the date of this Agreement, there are no facts or conditions that would reasonably be expected to give rise to such claim or complaint.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Environmental Laws" means all foreign, federal, state or local statutes, directives, regulations, ordinances, treaties, codes or decrees protecting the quality of the ambient air,

    soil, surface water or groundwater, or indoor air, or regulating or imposing standards of care in respect of the use, handling, release and disposal of, or exposure of Persons to, Materials of Environmental Concern, as such are in effect as of the date of this Agreement and any common law related to such;

             (ii)  "Environmental Permits" means all permits, licenses, registrations, approvals and other authorizations required under applicable Environmental Laws; and

            (iii)  "Materials of Environmental Concern" means any pollutant, contaminant, hazardous, acutely hazardous, or toxic substance or waste, dangerous good, radioactive material, petroleum (including crude oil, any fraction thereof and refined petroleum products), asbestos and asbestos-containing materials, polychlorinated biphenyls, or any other chemical, material or substance, whether man-made or naturally occurring, which is defined in, regulated under or for which liability is imposed under any Law or common law related to pollution or protection of human health or the environment.

        Section 3.14    Taxes.

          (a)   All Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (taking into account extensions after giving effect to extensions properly obtained), all such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by the Company and each of its Subsidiaries for the periods covered thereby, and all Taxes shown to be due on such Tax Returns have been timely paid.

          (b)   No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable.

          (c)   All Taxes that the Company or any of its Subsidiaries are required by Law to withhold or collection for payment have been duly withheld and collected, and have been paid to the appropriate Governmental Entity.

          (d)   Neither the Company nor any of its Subsidiaries has any potential liability for Taxes of any other Person pursuant to Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law), pursuant to any Tax allocation, Tax sharing or Tax indemnity agreement, as a transferee or successor or by Contract.

          (e)   There is no Action pending or threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any Taxes, and all deficiencies asserted or assessments made as a result of any such Action have been paid in full or otherwise finally resolved.

          (f)    Neither the Company nor any of its Subsidiaries has waived or extended, or agreed to waive or extend, any statute of limitations in respect of Taxes.

          (g)   Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income, or exclude any item of deduction or loss in computing taxable income, for any period (or portion thereof) after the Closing Date as a result of any change in method of accounting for any period beginning before the Closing Date, "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into on or prior to the Closing Date, deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) as a result of any transaction occurring on or before the Closing Date, installment sale or open transaction disposition made on or prior to the Closing Date, prepaid amount received on or prior to the Closing Date or amounts deferred under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

          (h)   Neither the Company nor any of its Subsidiaries has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which the Company is the common parent, or the group of which Distributing was the common parent.

          (i)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulation § 1.6011-4(b)(2) and, with respect to each transaction in which the Company or any of its Subsidiaries has participated that is a "reportable transaction" within the meaning of Treasury Regulation § 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law.

          (j)    None of the Company or any of its Affiliates has taken or failed to take any action that would reasonably be expected to adversely affect the tax-free status of the contribution by Distributing on December 31, 2014 of all of the stock it owned of Remy Holdings, Inc. ("Old Controlled") and certain other assets to New Remy Corp. ("Controlled"), followed by the distribution of all of the outstanding capital stock of Controlled (together, the "Spin-Off"), or the tax-free status of the merger of New Remy Merger Sub, Inc. ("New Merger Sub") and Controlled pursuant to the Agreement and Plan of Merger, dated as of September 7, 2014 by and among the Company, Controlled, Old Controlled, New Merger Sub, Old Merger Sub, Inc. ("Old Merger Sub"), and Distributing, or the tax-free status of the exchange of Old Controlled common stock pursuant to the merger of Old Controlled and Old Merger Sub.

          (k)   Except as described in the preceding representation, since January 1, 2010, neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation," or has otherwise participated, in a transaction intended to qualify under Section 355 of the Code, other than the Spin-Off.

          (l)    As used in this Agreement:

              (i)  "Tax" (and, with correlative meaning, "Taxes") means: any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

             (ii)  "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 3.15    Contracts.

          (a)   Except for this Agreement and except for Contracts filed or furnished as exhibits to, or incorporated by reference into, the Publicly Available Company SEC Documents, Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party (and any amendments, supplements and modifications thereto) as of the date of this Agreement:

              (i)  any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

             (ii)  any Contract (A) that purports to limit in any material respect either the type or scope of business in which the Company or any of the Subsidiaries of the Company (or, after the Effective Time, Parent or any of its Subsidiaries) may engage or the geographic area in which any of them may so engage in any business (including through provisions regarding non-competition or exclusivity), (B) in which an Acquired Company grants "most favored nation" or similar status to any of its customers that, following the Effective Time, would by its terms require Parent or its Subsidiaries (other than the Acquired Companies) to apply such status to their own customers, (C) that is a "take-or-pay" Contract requiring an Acquired Company to purchase a minimum amount of any product or service from the counterparty to such Contract or pay a financial penalty or (D) that provides for the Acquired Company to dispose of any material assets or line of business of the Acquired Companies (other than to the extent excluded in the exception set forth in clause (x) below and other than inventory in the ordinary course or business);

            (iii)  any (A) indenture, loan or credit agreement, loan note, mortgage agreement, letter of credit or other Contract representing, or any guarantee of, indebtedness for borrowed money of an Acquired Company (other than indebtedness for borrowed money (i) in the form of trade credit or similar loans or advances entered into in the ordinary course of business or (ii) with an aggregate outstanding principal amount not in excess of $5,000,000 in the aggregate) (except for such indebtedness between Acquired Companies or guarantees by any Acquired Company of indebtedness of any Acquired Company), (B) Contract in respect of swaps, hedges or similar arrangements (other than any Contracts in respect of swaps, hedges or similar arrangements entered into pursuant to International Swaps and Derivatives Association Master Agreements in the ordinary course of business consistent with the Company's hedging policy made available to Parent), or (C) factoring agreement or other Contract providing for the factoring of Acquired Company receivables (1) which, in either case, does not provide for non-recourse treatment of the receivables factored or (2) pursuant to which the Acquired Companies have sold in fiscal year 2014 (or have or expect to sell in fiscal year 2015) Acquired Company receivables for amounts in excess of $5,000,000;

            (iv)  any Contract establishing any material (A) joint venture or partnership, or (B) strategic alliance with a third party for the joint development or marketing of products;

             (v)  any customer or supplier Contract (including any customer Contract that is a distribution Contract) under which the Company or any of its Subsidiaries (A) made or received payments of more than $10,000,000 during the fiscal year ended December 31, 2014 or (B) reasonably expects to make or receive payments of more than $10,000,000 for the fiscal year ending December 31, 2015 and, in the case of either of clause (A) or clause (B), is not terminable upon notice of ninety (90) days or less without penalty;

            (vi)  any Contract that involves the licensing to a third party of Company Intellectual Property or the licensing by the Company of Intellectual Property owned by a third party, in each case, that is material to the business of the Company or any of its Subsidiaries, taken as a whole, and in each case, other than such licenses that are granted pursuant to commercial relationships between the Company and its customers, vendors or suppliers in the ordinary course of business or any such licenses for software that is generally commercially available;

           (vii)  any Contract containing any standstill or similar restriction pursuant to which the Company or its Subsidiaries has agreed not to acquire securities of another Person or to refrain from engaging in or proposing to engage in business combination transactions with another Person;

          (viii)  any employment Contract that requires aggregate payments with respect to annual salary and target bonus in excess of $200,000 on an annual basis or is not terminable without cause by the Company or any of its Subsidiaries by notice of not more than sixty (60) days or without any termination payment or penalty, or any severance, retention, change in control or similar Contract;

            (ix)  any collective bargaining agreement or other Contract with any labor organization, union or association or works council;

             (x)  any Contract that grants any rights of first refusal, rights of first negotiation or other similar pre-emptive rights to any person (other than an Acquired Company) with respect to any asset that is material to the Company and its Subsidiaries, taken as a whole, excluding any Contract with a customer of the Company or any Subsidiary of the Company which, by its terms, permits the customer under such Contract, in connection with the termination of such Contract, to purchase assets of the Company or its Subsidiaries under such Contract that are exclusively used by the Company and its Subsidiaries to manufacture products for such customer;

            (xi)  any Contract entered into in connection with the acquisition or disposition by the Acquired Companies of any business or business unit (by merger, sale of stock, sale of assets or otherwise) (other than acquisitions and dispositions of assets in the ordinary course of business) (A) that contains "earnout" or other contingent payment obligations (other than any such obligations (1) that are indemnification obligations or (2) that provide for potential payments of less than $2,000,000) or (B) under which any Acquired Company has any continuing indemnification obligations that would reasonably be expected to give rise to a liability that is material to the Acquired Companies, taken as a whole;

           (xii)  any (A) Government Contract; (B) settlement or similar Contract entered into since January 1, 2013 that is, in the case of either of clause (A) or clause (B), material to the Acquired Companies, taken as a whole or (C) material Contract entered into with Motors Liquidation Company (f/k/a General Motors Corp.) or any of its Affiliates (or any seller or buyer of any of the businesses of the foregoing pursuant to the reorganization of Motors Liquidation Company f/k/a General Motors Corp.) in connection with the reorganization of Motors Liquidation Company (f/k/a General Motors Corp.);

          (xiii)  any material Contract entered into in connection with the consummation of the Spin-Off and the related transactions conducted on December 31, 2014;

          (xiv)  any Contract purporting to indemnify or hold harmless any director or officer of the Company (other than the Company Constituent Documents or organizational documents of the Company's Subsidiaries); and

           (xv)  any Contract that is between the Company or one of its Subsidiaries on the one hand and any Person beneficially owning five percent (5%) or more of the outstanding Shares on the other hand.

  Each such Contract required to be listed in Section 3.15(a) or Section 3.17(b) of the Company Disclosure Letter (or that would have been required to be listed in Section 3.15(a) but for the fact that it is furnished or filed with a Publicly Available Company SEC Document), a "Material Contract".

          (b)   True and complete copies of all Material Contracts of the Company and its Subsidiaries have been made available to Parent. For purposes of this Agreement, "Contract" means any note, bond, mortgage, indenture, contract, arrangement, undertaking, agreement, lease or other instrument or obligation, together with all amendments thereto, but excludes any Company Plan and any purchase order entered into the ordinary course of business. Each Material Contract is a legally valid and binding obligation of each of the Acquired Companies that are party thereto and, to the knowledge of the Company, any other party thereto, and is in full force and effect, except in each case for such failures to be a legally valid and binding obligation or to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (i) there is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto and (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

          (c)   As of the date of this Agreement, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect: (x) to the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of their respective personnel is subject to an ongoing administrative, civil, or criminal investigation, indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; (y) to the Company's knowledge, neither the Company nor any of its Subsidiaries has since January 1, 2013 conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under a Government Contract; and (z) neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective personnel has been suspended or debarred from doing business with any Governmental Entity or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility (due to misconduct) by any Governmental Entity contracting with the Acquired Companies.

        Section 3.16    Insurance.     Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and its Subsidiaries have since January 1, 2013 maintained insurance with reputable insurers in such amounts and against such risks as are in accord with normal industry practice; (b) all insurance policies owned or held by the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured, as of or after the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by the Company or its Subsidiaries (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date); (c) neither the Company nor any of its Subsidiaries is in breach or default under such policies, which breach or default would permit cancellation, termination or modification of any such insurance policies, and neither the Company nor any of its Subsidiaries has taken any action which, or failed to take any action where such failure would, with or without notice, lapse of time or both, would constitute such a breach or default; and (d) none of the Company and its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries in effect on the date of this Agreement.

        Section 3.17    Properties.

          (a)   Section 3.17(a) of the Company Disclosure Letter sets forth a list that is true and complete of all real property owned by the Company or any of its Subsidiaries (the "Owned Real Property"). Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries has marketable fee (or similar) title to the Owned Real Property, subject only to Permitted Liens. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries owns, holds, has granted, or is obligated under, any option, right of first offer, right of first refusal or other similar contractual right to sell or dispose of any of the Owned Real Property or any portion thereof or interest therein.

          For the purpose of this Agreement, "Permitted Liens" shall mean (i) statutory Liens for Taxes, special assessments or other governmental or quasi-governmental charges not yet due and payable or which may hereafter be paid without penalty or the amount or validity of which is being contested in good faith by appropriate proceedings, in each case for which sufficient reserves have been established in the financial statements and books and records of the Company in accordance with GAAP (where required by GAAP), (ii) landlords', warehousemens', mechanics', materialmens', repairmans', carriers' or similar Liens that relate to obligations not due and payable and arise in the ordinary course of business, (iii) regulations promulgated by Governmental Entities (including with respect to zoning, building, entitlement and other land use), (iv) the interests of the lessors and sublessors of any leased properties, (v) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto and (vi) Liens incurred in the ordinary course of business since December 31, 2014 that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

          (b)   Section 3.17(b) of the Company Disclosure Letter sets forth a true and complete list of all leases or subleases to which an Acquired Company is a party as of the date hereof, under which any Acquired Company uses or occupies or has the right to use or occupy any material real property (the "Real Property Leases"). The Company has made available to Parent true, correct and complete copies of the Real Property Leases. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) each Real Property Lease is a valid and binding obligation of the Acquired Companies Party thereto and, to the knowledge of the Company, of each other party thereto and is in full force and effect, (ii) all rent and other sums and charges payable by any Acquired Company as tenants thereunder are current in all material respects, and (iii) no termination event or condition or uncured default of a material nature on the part of any Acquired Company or, to the knowledge of the Company, the landlord thereunder exists under any Real Property Lease. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Acquired Company has a good and valid leasehold interest in each parcel of material real property leased by it, subject only to Permitted Liens.

        Section 3.18    Intellectual Property.

          (a)   Section 3.18(a) of the Company Disclosure Letter contains a list of all issued Patents and pending applications for Patents, registered Trademarks and pending applications to register Trademarks, Domain Names, and registered Copyrights and applications to register Copyrights, in each case included in the Owned Intellectual Property as of the date of this Agreement.

          (b)   Except as expressly stated in Section 3.18(b) of the Company Disclosure Letter, the Company or one of its Subsidiaries: (A) owns all right, title and interest in the Owned Intellectual Property, free and clear of any Liens other than non-exclusive licenses and other Liens granted in the ordinary course of business and (B) has the sole and exclusive right to bring actions for infringement or unauthorized use of the Owned Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Owned Intellectual Property and the rights in Intellectual Property under the licenses to use Intellectual Property owned by third parties identified in Section 3.15(a)(vi) of the Company Disclosure Letter, together with such licenses that are granted pursuant to commercial relationships between the Company and its customers, vendors or suppliers in the ordinary course of business or any such licenses for software that is generally commercially available, are all those material Intellectual Property rights necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

          (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or except as otherwise expressly stated in Section 3.18(c) of the Company Disclosure Letter: (i) the issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property are valid and in force; and (ii) the validity of and title to the Owned Intellectual Property (A) have not been questioned in any prior Action, (B) are not being questioned in any pending Action, and (C) are not the subject(s) of any threatened or proposed Action.

          (d)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or except as otherwise expressly stated in Section 3.18(d) of the Company Disclosure Letter: (i) the business of the Company and its Subsidiaries, as presently conducted, does not infringe or misappropriate and, to the knowledge of the Company has not been alleged to infringe or misappropriate any Intellectual Property of any third party; and (ii) to the knowledge of the Company there are no unauthorized third parties using any of the Owned Intellectual Property that is material to such business as presently conducted.

          (e)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and except as expressly stated in Section 3.18(e) of the Company Disclosure Letter: (i) the Company and its Subsidiaries has used commercially reasonable efforts to protect the confidentiality of their Trade Secrets included in the Owned Intellectual Property; (ii) the Company and its Subsidiaries have entered into agreements obligating their employees, consultants, officers, directors and agents to maintain the confidentiality of the Trade Secrets included in the Owned Intellectual Property; and (iii) to the knowledge of the Company, there has been no unauthorized disclosure or use of the Trade Secrets included in the Owned Intellectual Property.

        Section 3.19    Customers and Suppliers.     Section 3.19 of the Company Disclosure Letter sets forth (x) a true, complete and correct list of the ten (10) largest (measured by revenue) original equipment manufacturer customers (each a "Material OEM Customer"), the ten (10) largest (measured by revenue) aftermarket customers (each a "Material Aftermarket Customer") and the ten (10) largest (measured by gross expenditures) suppliers (each a "Material Supplier") to the Acquired Companies for the fiscal year ended December 31, 2014 and (y) in all material respects the total dollar number of sales to, or purchases from, as the case may be, each Material OEM Customer, Material Aftermarket Customer or Material Supplier during such period. Since January 1, 2014 through the date of this Agreement, (i) no Material OEM Customer, Material Aftermarket Customer or Material Supplier has, to the knowledge of the Company, notified the Company or any of its Subsidiaries that it intends to terminate, cancel or (other than in connection with industry-wide decreases in volume) materially curtail its business relationship with the Acquired Companies and (ii) neither the Company nor any of its Subsidiaries is engaged in a dispute that is material to the Company and its Subsidiaries, taken as a whole, with a Material OEM Customer, Material Aftermarket Customer or Material Supplier, that remains ongoing.

        Section 3.20    Affiliate Transactions.     Other than rights to receive Per Share Merger Consideration and the consideration provided for under Section 2.1 with respect to Company Equity Awards, no material relationship, direct or indirect, exists between the Company or any Subsidiary of the Company, on the one hand, and any officer, director or other Affiliate (other than any Subsidiary of the Company) of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Documents, which is not described in Company SEC Documents.

        Section 3.21    Hedging.     The Company's and its Subsidiaries' outstanding hedging and derivatives Contracts as of the date of this Agreement were entered into in compliance in all material respects with the Acquired Company hedging policy made available to Parent.

        Section 3.22    Quality and Safety of Products.

          (a)   Since January 1, 2013, neither the Company nor any of its Subsidiaries has received written notice from (i) any of its customers that such customer has (A) received any written notice or allegation from a Governmental Entity, (B) been a party or subject to any action, suit, investigation or proceeding brought or initiated by a Governmental Entity or (C) been threatened in writing by a Governmental Entity with any action, suit, investigation or proceeding or (ii) a Governmental Entity that contained allegations or threatened or stated a basis for initiating an action, suit, investigation or proceeding, in each of the foregoing clauses (i) and (ii), with respect to the failure or alleged failure of any product produced, sold or distributed by or on behalf of the Company or any of its Subsidiaries to meet applicable manufacturing, quality or labeling standards established by Law, except, in the case of each of clause (i) and (ii), as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Since January 1, 2013, (i) there have been no recalls of any product of the Company or any Subsidiary whether ordered by a Governmental Entity or undertaken voluntarily by the Company or any Subsidiary and (ii) the Company has not received any written notice from any customer or Governmental Entity in connection with a claim or allegation against the Company or its Subsidiaries, in each case related to any such recall, except in each of the foregoing clauses (i) and (ii) for any such recalls that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 3.23    Tax Matters Agreement.     The Company has delivered to Distributing, pursuant to Section 5.1 of the Tax Matters Agreement dated as of December 31, 2014, among Distributing, Controlled and the Company (the "Tax Matters Agreement"), an opinion of its counsel, Sullivan & Cromwell LLP, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the completion of the Merger should not affect the tax-free status of the Spin-Off (the "Tax Opinion"). As of the date of this Agreement, the Company has delivered to Parent a true and complete copy of the Tax Opinion and written confirmation by Distributing that such Tax Opinion delivered by the Company pursuant to Section 5.1 of the Tax Matters Agreement is reasonably satisfactory to Distributing. The Tax Opinion has not been withdrawn or revoked, or amended, modified or supplemented, in any respect.

        Section 3.24    Brokers.     Except for UBS Securities LLC (the fees and expenses of which will be paid by the Company), no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

        Section 3.25    Takeover Statutes.     Other than Section 203 of the DGCL, no Takeover Laws or any anti-takeover provision in the Company Constituent Documents is applicable to the Merger or this Agreement or the Voting Agreement. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.10, the Company Board has taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement.

        For purposes of this Agreement, "Takeover Laws" shall mean any "Moratorium," "Control Share Acquisition," "Fair Price," "Business Combination," or other similar state anti-takeover Laws and regulations.

        Section 3.26    Fairness Opinion.     The Company Board has received the opinion of UBS Securities LLC, financial advisor to the Company, to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications reflected therein, the Per Share Merger Consideration to be received by holders of Shares (other than Excluded Shares and Dissenting Shares)

in the Merger is fair, from a financial point of view, to such holders. As of the date of this Agreement, such opinion has not been rescinded, repudiated or, except as set forth therein, qualified. It is agreed and understood that such opinion may not be relied on by Parent or Merger Sub.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization, Standing and Power.

          (a)   Each of Parent and Merger Sub (i) is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures that individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or impair the consummation of the Merger or the other transactions contemplated hereby.

          (b)   Parent has made available to the Company true, correct and complete copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub as of the date hereof, including all amendments thereto, and each as so delivered is in full force and effect as of the date hereof. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws.

        Section 4.2    Authority.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the boards of directors of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement, or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and assuming the due authorization and the valid execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws relating to or affecting creditors' rights generally or by general principles of equity).

        Section 4.3    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all notices and filings described in such clauses have been made, violate any Law or any settlement, injunction or award of any Governmental Entity, in each case applicable to Parent or Merger Sub, or (iii) result in any breach or violation of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in a right of payment or loss of benefit under, give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of Parent or Merger Sub (including the Acquired Companies following the Effective Time) except in the case of clauses (ii) and (iii) above, as would not reasonably be expected to prevent, materially delay, or impair the consummation of the Merger or the other transactions contemplated by this Agreement.

          (b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not require any consent, approval, order, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except (i) as required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities and "blue sky" Laws, (ii) as required under the HSR Act or any other applicable Antitrust Law, (iii) pursuant to the applicable requirements of the New York Stock Exchange, (iv) for the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and (v) as would not reasonably be expected to prevent, materially delay, or impair the consummation of the transactions contemplated by this Agreement.

        Section 4.4    Information in the Proxy Statement.     None of the information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        Section 4.5    Ownership and Operations of Merger Sub.     Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and has not, and at no time prior to the Effective Time will have, engaged in any other business activities and does not, and at no time prior to the Effective Time will, have assets, liabilities or obligations of any nature other than as contemplated herein or as otherwise required to effect the transactions contemplated by this Agreement. The authorized capital stock of Merger Sub consists solely of 2,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at all times through the Effective Time will be, wholly-owned directly or indirectly by Parent, free and clear of all Liens.

        Section 4.6    Litigation.     As of the date of this Agreement, there are no Actions pending or, to the knowledge of the officers of Parent, threatened against Parent or Merger Sub that seek to enjoin or restrain, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or impair the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

        Section 4.7    Financing.     Parent and Merger Sub have available to them (through a combination of cash on hand and committed financing), and will have available to them, in cash, at the Effective Time and the Closing, all funds necessary (i) for the payment to the Paying Agent in cash of the aggregate Per Share Merger Consideration and (ii) to satisfy all of their other obligations under this Agreement.

        Section 4.8    Vote/Approval Required.     No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent, and/or one or more wholly-owned Subsidiaries of Parent, as the sole stockholder(s) of Merger Sub (which shall occur on the date hereof promptly following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

        Section 4.9    Brokers.     No agent, broker, finder, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other fee or commission in connection with the Merger or any other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company will have any liability.

        Section 4.10    Ownership of Shares.     Other than as a result of this Agreement, none of Parent, Merger Sub or any of their Affiliates is, or at any time during the last three (3) years has been, an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company. None of Parent, Merger Sub or any of their Affiliates owns, or has at any time during the last three (3) years owned, any Shares, other than Shares that represent, in the aggregate, no more than one percent (1%) of the outstanding Shares.

        Section 4.11    Acknowledgment of No Other Representations or Warranties.     In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans).

ARTICLE V

COVENANTS

        Section 5.1    Conduct of Business of the Company.

          (a)   The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as required or specifically permitted by this Agreement, (ii) as required by applicable Law or a Governmental Entity with jurisdiction over the Company or a Subsidiary of the Company, (iii) as set forth in Section 5.1 of the Company Disclosure Letter or (iv) if Parent otherwise provides its prior consent in writing (which such consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent with the foregoing, to use commercially reasonable efforts to (x) preserve substantially intact its business organization and (y) maintain satisfactory relationships with its material customers, suppliers and distributors and other Persons with which it has material business relations.

          (b)   Without limiting the generality of Section 5.1(a), between the date of this Agreement and the Effective Time, except (i) as required or specifically permitted by this Agreement, (ii) as required by applicable Law or a Governmental Entity with jurisdiction over the Company or a Company Subsidiary, (iii) as set forth in Section 5.1 of the Company Disclosure Letter or (iv) if

  Parent provides its prior consent in writing (which such consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to:

              (i)  amend or permit the adoption of any amendment to the charter or bylaws (or equivalent organizational documents) of any Acquired Company;

             (ii)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

            (iii)  issue, grant, deliver, sell, pledge, dispose of or encumber any (A) shares of capital stock of any Acquired Company, except the issuance of Shares pursuant to the exercise of Company Stock Options outstanding as of the date hereof and in accordance with the terms of such instruments, (B) other voting securities of, or equity interests in, the Company or any capital stock or voting securities of, or other equity interests in, any Subsidiary of the Company, (C) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, the Company or any of its Subsidiaries, (D) right to acquire any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (E) Company Stock Equivalents or (F) Company Voting Debt (other than, in the case of each of clause (A) through clause (F), the issue, grant, delivery, sale, pledge, disposal of or encumbrance of any of the foregoing by a wholly-owned Subsidiary of the Company in a transaction solely with one or more other wholly-owned Acquired Companies);

            (iv)  declare, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (except for (i) any dividend or distribution by a Subsidiary of the Company to the Company or to other wholly owned Subsidiaries of the Company and (ii) regular quarterly dividends declared and paid by the Company in an amount not in excess of $0.11 per Share per quarter at such times as are consistent with the Company's historical practice over the twelve (12) months prior to the date of this Agreement);

             (v)  enter into any interest rate, derivatives or hedging transaction (including with respect to commodities) other than in the ordinary course of business in accordance with the Company hedging policy made available to Parent;

            (vi)  (A) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except in connection with the cashless exercises or similar transactions (including withholding of Taxes) pursuant to the exercise of Company Stock Options outstanding as of the date hereof), or (B) reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or (C) enter into any agreement with respect to the voting of any of the Company's capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

           (vii)  amend, terminate or otherwise modify in a manner adverse to the Company or Parent the Support Agreement between the Company and H Partners Group, dated February 3, 2015 or the confidentiality agreement referred to therein (collectively, the "Company Support Agreement");

          (viii)  authorize, or make any binding commitment with respect to, any capital expenditure, other than capital expenditures that (A) are set forth in the most recent version of the Company's budget made available to Parent prior to the date of this Agreement or (B) additional capital expenditures not described in clause (A) so long as the aggregate amount of such expenditures does not exceed $5,000,000 in the aggregate; provided, however that, the Company will be permitted to make capital expenditures that are reasonably necessary in response to operational emergencies, equipment failures or outages so long as the aggregate amount of such expenditures made pursuant to this proviso do not exceed $5,000,000, which amounts shall not be aggregated with the amount set forth in clause (B);

            (ix)  (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material assets, other than (1) purchases of inventory and other assets in the ordinary course of business consistent with past practice, (2) pursuant to Contracts in effect on the date hereof and disclosed in the Company Disclosure Letter or filed or furnished as exhibits to Publicly Available Company SEC Documents, (3) pursuant to transactions solely among Acquired Companies, or (4) (solely with respect to the acquisitions of assets) the making of capital expenditures permitted by Section 5.1(b)(viii), or (B) sell, lease, exchange, mortgage, pledge, transfer, subject to any Lien or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material assets, other than (1) sales, leases, exchanges or other dispositions of inventory and other assets in the ordinary course of business consistent with past practice or (2) grants of Permitted Liens (3) pursuant to transactions solely among wholly-owned Acquired Companies or (4) pursuant to Contracts in effect on the date hereof and disclosed in the Company Disclosure Letter or filed or furnished as exhibits to Publicly Available Company SEC Documents;

             (x)  enter into any material joint venture or partnership;

            (xi)  engage in any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

           (xii)  make any loans, advances or capital contributions to, or investments in, any other Person (other than another Acquired Company) in excess of $1,000,000 in the aggregate, other than trade credit and similar loans and advances made to Contract counterparties in the ordinary course of business, consistent with past practice;

          (xiii)  incur any additional indebtedness for borrowed money other than (A) for additional indebtedness for borrowed money (in excess of amounts outstanding as of the date of this Agreement) in an aggregate amount outstanding at any time not in excess of $10,000,000 borrowed pursuant to (1) Credit Agreements or (2) other arrangements not containing change of control provisions and not providing for prepayment penalties, (B) trade credit or similar loans or advances in the ordinary course of business (to the extent they would be deemed to be indebtedness for borrowed money) or (C) amounts not in excess of $5 million in the aggregate (which may be in addition to the amounts permitted by clause (A)) not containing change of control provisions and not providing for prepayment penalties in connection with actions taken pursuant to the proviso in Section 5.1(b)(viii);

          (xiv)  assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness for borrowed money of any Person other than any Acquired Company;

           (xv)  except to the extent required by applicable Law (including Section 409A of the Code), or the terms of any Company Plan, and except as contemplated by Section 2.1(d) and Section 5.7, (A) increase the compensation or benefits of any current or former director, officer or employee whose annual base salary as of the date hereof is in excess of $200,000, except, with respect to employees who are not officers, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed five percent (5%) individually, (B) establish, amend, terminate or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus, retirement incentive or other employee benefit or welfare benefit plan or employment or severance agreement,

    (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, (D) fail to make any required contributions under any Company Plan, (E) hire or terminate the employment, or enter into or modify the contractual relationship of, any director, officer or employee with an annual base salary in excess of $200,000, except for new hires (i) filling positions open as of the date hereof or (ii) replacing persons employed by the Company or any of its Subsidiaries as of the date hereof, but whose employment is terminated prior to Closing in the ordinary course of business, provided, that in each case, such new hire shall occur only with the consent of the Parent in writing (which consent shall not be unreasonably withheld, conditions, or delayed), and the annual base salary for such hire shall not exceed that of the person he or she replaced in accordance with this Section 5.1(b)(xv)(E);

          (xvi)  (A) implement or adopt any change in its methods of accounting, except as may be required by Law or GAAP, (B) change its fiscal year, or (C) make any material change in internal accounting controls or disclosure controls and procedures that would reasonably be expected to negatively affect the Company;

         (xvii)  (A) prepare or file any material Tax Return that is materially inconsistent with past practice, (B) on any such Tax Return, take any position, make or change any election, or adopt any method in a manner that is inconsistent with positions taken or elections made in preparing or filing any similar Tax Returns in prior periods or settle or compromise any material Tax liability or refund or rescind any election in a manner that is inconsistent with past practice, or (C) file any amended Tax Return involving a material amount of Taxes, or waive or extend the statute of limitations in respect of Taxes;

        (xviii)  settle or compromise, or propose to settle or compromise, any Action before a Governmental Entity if such settlement or compromise (A) with respect to the payment of monetary damages, involves the payment of monetary damages that exceed $3,500,000 (together with all other settlements or compromises after the date of this Agreement), net of any amount covered by insurance or (B) imposes any material equitable or non-monetary relief on the Company or any of its Subsidiaries; provided, that (x) in no event shall the Company settle or compromise any Action in violation of Section 2.2(i) or Section 5.12 (which such Actions shall be governed solely by the applicable of Section 2.2(i) or Section 5.12 and not by this Section 5.1(b)(xviii) ) and (y) the Acquired Companies may at any time, without Parent's consent, settle warranty or product liability claims received in the ordinary course of business in a manner and amounts that is consistent with past practice;

          (xix)  other than non-exclusive licenses granted in the ordinary course of business consistent with past practice, enter into any agreement, arrangement or commitment to grant a license of material Owned Intellectual Property to any Person other than an Acquired Company;

           (xx)  dispose of or permit to lapse any ownership or right to use, or fail to maintain registration of any material Owned Intellectual Property, except in the ordinary course of business consistent with past practice;

          (xxi)  except in the ordinary course of business, enter into, materially amend, materially modify or terminate (other than a termination in accordance with its terms) any Material Contract, or material Real Property Lease or Contract that would be a Material Contract or material Real Property Lease if in effect on the date of this Agreement or;

         (xxii)  waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation or similar Contract that (A) would following the Closing apply such non-competition, most favored nation, exclusivity, non-solicitation or similar restriction to

    Parent or any of its Subsidiaries (other than the Acquired Companies) or (B) would restrict or limit, in any material respect, the freedom of the Acquired Companies, taken as a whole, in conducting their operations or business, as after the Closing (other than, in the case of this clause (B) only, the renewal of any existing customer or supplier Contract, or entry into a new customer or supplier Contract with an existing customer or supplier, containing non-competition, most favored nation, exclusivity, non-solicitation or similar restrictions substantially similar to or more favorable to the Acquired Companies than those set forth in existing Contracts with such customer or supplier);

        (xxiii)  effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN;

        (xxiv)  create any Subsidiary;

          (xxv)  enter into any new line of business;

        (xxvi)  enter into, amend or modify any union recognition agreement, collective bargaining agreement or similar agreement with any trade union or representative body of the Company or any Subsidiary, or, except to the extent required by applicable Law, enter into negotiations regarding any such agreement;

       (xxvii)  sell, pledge, dispose of or encumber any Owned Real Property other than, in the case of pledges and encumbrances, for Permitted Liens; or

      (xxviii)  agree to, authorize, or enter into any Contract obligating it to take any of the actions described in Section 5.1(b)(i) through (xxvii).

          (c)   Parent will, promptly following the date of this Agreement, designate two (2) individuals from either of whom the Company may seek approval to undertake any actions not permitted to be taken under this Section 5.1. The making of a request by the Company pursuant to this Section 5.1(c) shall not be an admission that, or otherwise imply that, the Company is required to seek an approval from Parent in connection with the subject matter of such request or any similar request.

          (d)   Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.2    Obligations of Merger Sub and Surviving Corporation.     Parent agrees to cause Merger Sub and the Surviving Corporation to perform all of their respective agreements, covenants and obligations under this Agreement. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub and the Surviving Corporation of, and the compliance by Merger Sub and the Surviving Corporation with, all of their respective covenants, agreements, obligations and undertakings under this Agreement in accordance with the terms of this Agreement. Parent shall (and shall cause each other stockholder of Merger Sub to), promptly on the date hereof following execution of this Agreement, approve this Agreement in its capacity as a stockholder of Merger Sub in each case in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

        Section 5.3    Acquisition Proposals.

          (a)    No Shop.     From the execution of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as otherwise expressly permitted by this Section 5.3:

              (i)  the Company shall, and shall cause its Subsidiaries (and the directors and officers of it and its Subsidiaries) to, and shall use its reasonable best efforts to cause its and their respective Representatives (other than its and their respective officers and directors) to: (A) immediately cease and cause to be terminated all existing discussions or negotiations by the Company (or, as applicable, such Subsidiary or such Representative) with any Person conducted heretofore with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, and (B) request the prompt return or destruction of all confidential information previously made available by it or on its behalf in connection with any Acquisition Proposal or any other proposal, inquiry or offer that would reasonably be or reasonably was expected to lead to an Acquisition Proposal;

             (ii)  the Company shall not terminate, waive, amend, release or modify in any respect any provision of any confidentiality agreement to which any Acquired Company is a party in connection with any Acquisition Proposal or other proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal; and

            (iii)  the Company shall not, and shall cause its Subsidiaries (and the respective officers and directors of it and its Subsidiaries) not to, and shall use its reasonable best efforts to cause its and their respective Representatives (other than its and their respective directors and officers), not to, directly (or indirectly through third parties):

              (A)  solicit, initiate, or knowingly encourage, or knowingly induce or facilitate, the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that would reasonably be expected to lead to an Acquisition Proposal;

              (B)  make available any non-public information regarding any of the Acquired Companies to any Person (other than Parent and Parent's or the Company's Representatives acting in their capacities as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal;

              (C)  engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions);

              (D)  enter into any letter of intent or agreement in principle or any Contract concerning any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(b)); or

              (E)  reimburse or agree to reimburse the expenses of any other person (other than the Company's Representatives) in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal.

          (b)    No-Shop Exceptions.     Notwithstanding anything to the contrary in this Agreement, if at any time prior to obtaining the Company Stockholder Approval:

              (i)  (A) the Company receives, after the date of this Agreement, an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 5.3, (B) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (C) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) of this Section 5.3(b)(i) would be inconsistent with its fiduciary duties under applicable Law, then, prior to obtaining the Company Stockholder Approval, the Acquired Companies and their respective Representatives may (x) make available information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided or made available to any Person given such access shall have been previously provided or made available to Parent or shall be provided or made available to Parent prior to, concurrently with or within twenty-four (24) hours after the time it is provided or made available to such Person, and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that the Company and its Subsidiaries shall, and shall cause its and their respective Representatives to, cease any activities described in clause (x) or (y) of this Section 5.3(b)(i) promptly, and in any event within twenty-four (24) hours, following the time that the Company Board determines in good faith, (after consultation with its financial advisor and outside counsel) that the applicable Acquisition Proposal has ceased to be a Superior Proposal and has ceased to be an Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal; or

             (ii)  the Company Board determines in good faith (after consultation with outside counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable Law, the Company may terminate, waive, amend, release a counterparty from, modify or fail to enforce any standstill, confidentiality or similar provisions in any agreement to which the Company or any of its Subsidiaries is a party; provided, further that the Company shall advise Parent in writing no later than twenty-four (24) hours after executing any release or waiver contemplated by the foregoing that the Company intends to provide or has provided such a release or waiver.

          (c)    Notice of Acquisition Proposals.     The Company shall promptly, and in any event within twenty-four (24) hours of receipt thereof, advise Parent in writing of the receipt of any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, proposal or offer and the material terms and conditions thereof and (with respect to an Acquisition Proposal) copies of proposed documents received (if any) to effect such Acquisition Proposal) that is made or submitted by any Person prior to the Effective Time. The Company shall keep Parent reasonably informed on a reasonably prompt basis, and in any event within twenty-four hours of any material change, of the status of, and any financial or other material changes in, any such Acquisition Proposal, inquiry, proposal or offer, including, if applicable, providing Parent copies of written proposals or offers and proposed documents (if any) to effect such Acquisition Proposal).

          (d)    Adverse Recommendation Changes.     Neither the Company Board nor any committee thereof shall:

              (i)  (A) fail to include the Company Recommendation or the Company Determination in the Proxy Statement, (B) withhold or withdraw (or qualify or modify in a manner adverse to

    Parent) the Company Recommendation, the Company Determination or the Company Board's approval of this Agreement or the Merger or publicly propose to do so, (C) make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a "stop, look and listen" communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act, or fail to recommend against acceptance of such a tender or exchange offer, including by taking no position with respect to acceptance of such tender or exchange offer, by the close of business on the earlier of (1) the tenth (10th) Business Day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act and (2) the third (3rd) Business Day prior to the Company Stockholders Meeting, (D) (except as permitted by Section 5.3(e)) adopt, approve, recommend to the stockholders of the Company, endorse or otherwise declare advisable any Acquisition Proposal or resolve or agree or publicly propose to take any such actions or (E) fail to publicly reaffirm the Company Recommendation within the later of (1) five (5) Business Days following receipt of a written notice from Parent, delivered after the public announcement of an Acquisition Proposal, which notice requests such reaffirmation and (2) the earlier of (I) three (3) Business Days prior to the Company Stockholders Meeting and (II) ten (10) Business Days after the date on which such Acquisition Proposal is publicly announced (each such action set forth in this Section 5.3(d)(i) being referred to herein as an "Adverse Recommendation Change"); or

             (ii)  except as permitted by Section 5.3(e), cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement with respect to an Acquisition Proposal (in each case other than an Acceptable Confidentiality Agreement) (each, an "Alternative Acquisition Agreement").

          (e)    Permitted Adverse Recommendation Changes and Permitted Termination to Enter into a Superior Proposal.     Notwithstanding anything to the contrary in this Agreement, if, at any time prior to obtaining the Company Stockholder Approval, (x) an Acquisition Proposal is made that did not result from a breach of this Section 5.3 (and has not been withdrawn or abandoned), (y) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes a Superior Proposal and (z) the Company Board determines in good faith (after consultation with outside counsel) that failure to take an action described in clause (i) or clause (ii) of this Section 5.3(e) would be inconsistent with the Company Board's fiduciary duties under applicable Law, the Company Board may, in connection with such Superior Proposal, prior to obtaining the Company Stockholder Approval:

              (i)  make an Adverse Recommendation Change; or

             (ii)  cause the Company to terminate this Agreement pursuant to Section 7.1(d)(ii) (and pay the Termination Fee due in connection with such termination) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, provided that the Company has first complied with the provisions of Section 5.3(f) in connection with such Acquisition Proposal.

          (f)    Match Rights.     The Company Board shall not take any action set forth in Section 5.3(e) unless the Company Board has first:

              (i)  caused the Company to provide Parent at least three (3) Business Days' prior written notice of its intent to take either of the actions set forth in clause (i) or clause  (ii) of Section 5.3(e) (a "Notice of Superior Proposal"), which notice shall (A) state that the Company has received a Superior Proposal, (B) specify the material terms and conditions of such Acquisition Proposal, (C) identify the Person making such Superior Proposal and (D) enclose the most recent draft of any agreements intended to be entered into with the Person making or providing such Superior Proposal (or any Affiliate of such Person);

             (ii)  caused the Company and its Representatives to negotiate, to the extent Parent so wishes to negotiate, during such three (3) Business Day period following delivery of the Notice of Superior Proposal (the "Notice Period"), in good faith with Parent concerning any revisions to the terms of this Agreement that Parent proposes in response to such Superior Proposal; and

            (iii)  after complying with clauses (i) and (ii) of this Section 5.3(f), determined that such Acquisition Proposal continues to constitute a Superior Proposal after giving due consideration to any changes proposed to be made to this Agreement by Parent in a signed writing, and that the failure to take an action set forth in Section 5.3(e) continues to be inconsistent with the directors' fiduciary duties under applicable Law;

  provided, however, that if during the Notice Period any revisions are made to the Superior Proposal that is the subject of such Notice of Superior Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall deliver to Parent a new notice ("Superior Proposal Change Notice") describing such material revisions (and providing copies of the most recent draft of any agreements implementing such material revisions proposed to be entered into between the Company and the Person making or providing such Superior Proposal (or any Affiliate of such Person)) and shall comply with the requirements of clause (ii) and clause (iii) of this Section 5.3(f) with respect to such Superior Proposal as so revised (substituting, for purposes of this proviso, the longer of (x) the time remaining with respect to the original three (3) Business Day Notice Period in respect of such Superior Proposal and (y) two (2) Business Days following delivery by the Company of the Superior Proposal Change Notice for the reference to "three (3) Business Days" in Section 5.3(f)(ii)).

          (g)   Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from complying with its disclosure obligations under United States federal or state Law with regard to an Acquisition Proposal, including (i) taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act or (ii) making any "stop, look and listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that neither the Company nor the Company Board (or any committee thereof) may effect an Adverse Recommendation Change except in compliance with Section 5.3(e) and Section 5.3(f) .

          (h)   The Company shall use reasonable best efforts to enforce its rights under the Company Support Agreement.

          (i)    For purposes of this Agreement:

              (i)  "Acceptable Confidentiality Agreement" means a confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the Company's counterparty thereto than those contained in the Confidentiality Agreement, it being understood that any such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal;

             (ii)  "Acquisition Proposal" means any proposal or offer (whether or not in writing), with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of the Company or otherwise) of any business or assets of the

    Company or any of its Subsidiaries representing fifteen percent (15%) or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fifteen percent (15%) or more of the voting power of the Company, (D) transaction in which the holders of the voting power of the Company immediately prior to such transaction own ninety percent (90%) or less of the voting power of the Company immediately following the transaction, (E) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, fifteen percent (15%) or more of the Shares or (F) any combination of the foregoing (in each case, other than the Merger).

            (iii)  "Superior Proposal" means any bona fide written offer made by a third party or group pursuant to which such third party or group would acquire, directly or indirectly, more than fifty percent (50%) of the Shares or more than fifty percent (50%) of the assets of the Company and its Subsidiaries, taken as a whole, on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation), taking into account all factors the Company Board considers relevant, including the financial, regulatory, legal and other aspects of such Acquisition Proposal (and any changes proposed by Parent to the terms of this Agreement in a signed writing), is more favorable to Company stockholders than the Merger from a financial point of view.

          (j)    Any action taken or not taken by any Representative of the Company or any of its Subsidiaries at the express or implied direction of the Company that if taken or not taken by the Company would constitute a breach of this Section 5.3 shall be deemed a breach of this Agreement by the Company.

        Section 5.4    Preparation of the Proxy Statement; Stockholders Meeting.

          (a)   As soon as practicable following the date of this Agreement, the Company shall prepare and, no later than July 30, 2015 or such other later date as mutually agreed upon by the Company and Parent in writing, file with the SEC a proxy statement in preliminary form relating to the Company Stockholders Meeting (the "Proxy Statement"). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and shall use its reasonable best efforts to cause the Proxy Statement to be mailed to stockholders of the Company as soon as reasonably practicable (and in any event within five (5) Business Days) after (i) if the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement and does not reasonably believe that it will receive comments, the eleventh (11th) calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC and (ii) if the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, clearance by the SEC with respect to such comments (clause (i) or (ii), as applicable, "SEC Clearance"). Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement, including providing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The Parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If the Company does receive comments from the SEC with respect to the Proxy Statement, the Company shall use its reasonable best efforts (with the reasonable assistance of Parent) to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement from the SEC and to have the Proxy Statement cleared by the SEC as soon as reasonably practicable after the date of this Agreement.

          (b)   The Company and Parent each agrees, as to itself and its respective Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to receipt of the Company Stockholder Approval, any event occurs with respect to the Company, any of its Subsidiaries, Parent or Merger Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, or the Company or Parent should otherwise discover any information relating to the Company or Parent (or any of their respective Affiliates, directors, officers or shareholders) that is required to be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company or Parent, as the case may be, shall promptly notify the other party of such event, change or discovery, and the Company shall promptly file, with Parent's cooperation, any necessary amendment or supplement to the Proxy Statement. The Company will also advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement.

          (c)   Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any written comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review and comment on such document or response and (ii) consider in good faith all reasonable comments proposed by Parent.

          (d)   Unless there has occurred an Adverse Recommendation Change in accordance with Section 5.3(e) (i) the Company shall, as soon as practicable following the date of SEC Clearance of the Proxy Statement, duly call, give notice of, convene and hold a meeting of the holders of Shares (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval, and (ii) the notice of such Company Stockholders Meeting shall state that a resolution to adopt this Agreement will be considered at the Company Stockholders Meeting. Unless the Company Board has effected an Adverse Recommendation Change in accordance with Section 5.3(e), (x) the Company Board shall include the Company Determination and the Company Recommendation in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Company Stockholder Approval. The Company shall not include in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal (other than this Agreement and the Merger). The Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent (other than for any such postponements or adjournments (i) required by the SEC or the order of a court of competent jurisdiction, or (ii) of not more than thirty (30) days in the aggregate that are otherwise required by Law or that are due to the failure of a quorum to be present on the date scheduled for such meeting).

        Section 5.5    Access to Information; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, subject to applicable Law and upon reasonable prior notice (and solely to the extent not unreasonably disruptive to the business, employees or management of any Acquired Company), the Company shall, and shall cause each of its Subsidiaries to, and use its reasonable best efforts to cause its Representatives to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours to the Company's and its Subsidiaries' officers, employees, properties, offices, other facilities and books and records, and shall make available to Parent, Merger Sub and their respective Representatives all financial, operating and other data and information as Parent, Merger Sub and their respective Representatives shall reasonably request, provided that the foregoing shall not require the Company or its Subsidiaries (i) to permit any access or inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or (provided that the Company has used commercially reasonable efforts to obtain the consent of such third party) violate any of its obligations with respect to confidentiality owed to third parties, or (ii) to disclose any privileged information of it or any of its Subsidiaries, or (iii) allow any environmental testing or sampling. All requests for access or information made pursuant to this Section 5.5 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

          (b)   Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the letter agreement between the Company and Parent dated April 30, 2015 (the "Confidentiality Agreement") which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

        Section 5.6    Further Action; Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each Party will cooperate with each other Party and use (and cause their respective Subsidiaries to use) their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger as soon as reasonably practicable. In furtherance and not in limitation of the foregoing, each Party hereto agrees (i) to make, if required, appropriate filings under any Antitrust Law as promptly as reasonably practicable, including an appropriate filing of a Notification and Report Form pursuant to the HSR Act, with respect to the transactions contemplated hereby as promptly as reasonably practicable and in any event within ten (10) Business Days after the date hereof and (ii) to reasonably promptly provide to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law ("Government Antitrust Entity") all non-privileged information and documents requested by any Government Antitrust Entity or that are necessary, proper or advisable to permit the consummation of the transactions contemplated by this Agreement. The Company and Parent shall each request early termination of the waiting period provided for in the HSR Act.

          (b)   Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 5.6(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) reasonably cooperate in all respects with each other in connection with any filing or submission to and in connection with any investigation or other inquiry by a Governmental Entity, (ii) keep the other Party reasonably informed of the status of any notice, approval, investigation or inquiry under Antitrust Law, or any other material investigation or other inquiry by a Governmental Entity, relating to the completion of the Merger, including promptly forwarding to the other Party any notices or any other communication received by any of such Persons to it or its Subsidiary (or the Representatives of either of them) from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the DOJ or any other U.S. or foreign Governmental Entity, in each case regarding any of the transactions contemplated hereby and (iii) permit the other Party a reasonable opportunity to review and comment on any substantive written communication to be given to a Governmental Entity in connection with the matters that are the subject of this Agreement and to have its comments considered in good faith. Neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting or substantive telephone discussion with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger or other transactions contemplated by this Agreement unless to the extent practicable (i) it consults with the other Party in advance and (ii) to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting or substantive telephone discussion. Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other side under this Section 5.6(b) as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to the outside counsel of the recipient dealing with Antitrust Law matters, and will not be disclosed by such outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Each of the Company and Parent shall cause its respective counsel regarding Antitrust Law to comply with this Section 5.6(b). Notwithstanding anything to the contrary in this Section 5.6(b), materials provided to the other Party or its counsel may be redacted to remove references concerning the valuation of the Company and privileged communications.

          (c)   Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to Section 5.6(a) and Section 5.6(b) , but subject to Section 5.6(d), each of the Company (in the case of Section 5.6(c)(ii) set forth below) and Parent (in all cases set forth below) agree to take or cause to be taken the following actions:

              (i)  the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment under Antitrust Laws that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, including the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person under Antitrust Laws, including any Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions; and

             (ii)  the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree under Antitrust Laws is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by this clause (ii) of paragraph (c)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

          (d)   Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Subsidiaries shall be obligated, in connection with any Antitrust Law (including in connection with any Action arising thereunder) or by any Government Antitrust Entity, to (i) proffer to, agree to or become subject to any order, judgment or decree to, sell, license or dispose of or hold separate, before or after the Closing, any assets, businesses, product lines or interest in any assets or businesses of Parent or any of its Affiliates or the Company or any of its Subsidiaries, or to consent to any sale, license, or disposition, or agreement to sell, license or dispose, by the Company or any of its Subsidiaries, of any of their assets or businesses or product lines, (ii) proffer to, agree to, or become subject to any order, judgment or decree to make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Parent or the Company or any of their respective Subsidiaries, or (iii) proffer to or agree to any new concession, accommodation or liability; provided that, Parent shall be required to consent to the sale, license, disposition, holding separate of, or an agreement to sell, license, dispose of or hold separate, assets of the Company and the Company's Subsidiaries or any changes, modifications, limitations or restrictions in the operations of any assets or businesses of the Company or any of the Company's Subsidiaries or any concession, accommodation or liability, solely with respect to the assets, businesses or product lines (or interests therein), or operations, of the Company and its Subsidiaries (but not, for the avoidance of doubt, Parent or its Subsidiaries (other than the Company and its Subsidiaries)), to the extent that (A) such sale, license, disposition, holding separate, change, modification, limitation, restriction, concession, accommodation or other matter or agreement to sell, license, dispose of, hold separate, modify, limit, restrict, make a concession or accommodation or incur a liability, or other matter, is required by a Government Antitrust Entity in order to obtain any consent or approval referred to in Section 6.1(b) and (B) such sale, license, disposition, holding separate or agreement to sell, license, dispose of, hold separate, change, modification, limitation, restriction, concession, accommodation, liability or other matter (or agreement to do any of the foregoing), taken together with all other such sales, licenses, dispositions, holdings separate, changes, modifications, limitations, restrictions, concessions, accommodations, liabilities or other matters (and agreements to do any of the foregoing) Parent and its Subsidiaries have agreed or become subject to pursuant to this proviso, would not materially diminish the value of the Acquired Companies taken as a whole. Neither the Company nor any of its Subsidiaries shall proffer to, agree to or become subject to any of the items set forth in clauses (i), (ii) and (iii) of the preceding sentence without the prior written consent of Parent, and none of the Company nor any of its Subsidiaries shall be required to agree to any of the items set forth in clauses (i), (ii) and (iii) of the preceding sentence (or contemplated by the proviso thereof) that is not conditioned on the occurrence of the Effective Time.

          (e)   For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (f)    Prior to the Closing, Parent shall not negotiate, effect or agree to any business combination (whether structured as a merger, tender offer, exchange offer or otherwise), or the acquisition of any assets, licenses, rights, product lines, operations or businesses of any person, that would, or would reasonably be expected to, prevent or materially delay or impair the consummation of the Merger for or due to Antitrust Law-related reasons.

          (g)   In the event that Parent notifies the Company at least ten (10) Business Days prior to the Effective Time that Parent has determined to repay, effective at or after the Effective Time, all amounts outstanding under (i) both (A) the Credit Agreement, dated as of December 17, 2010, among the Company, the other borrowers thereto, Wells Fargo Capital Finance, LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith, Inc., and the lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of March 5, 2013, and further amended by the Second Amendment to Credit Agreement, dated as of December 31, 2014 (as amended, modified or supplemented, the "Revolving Credit Facility"); and (B) the Second Amended and Restated Term B Loan Credit Agreement, dated as of December 31, 2014, among the Company, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A. (as amended, modified or supplemented, the "Term Loan Facility") or (ii) any other Credit Agreement, the Company shall, at Parent's request, and sole cost, use commercially reasonable efforts to obtain customary payoff letters and instruments of discharge to be delivered at, and effective at, the Effective Time, providing for the payoff, discharge and termination in full of all obligations under, and the release of all Liens and pledges of collateral securing obligations made in connection with, the Revolving Credit Facility and the Term Loan Facility or such other Credit Agreement. Notwithstanding anything to the contrary in this Section 5.6, neither the Company nor any of its Subsidiaries, nor any of their Representatives, (i) shall be obligated to pay, repay, prepay or otherwise retire any amounts outstanding under (or otherwise make any payment in connection with) the Revolving Credit Facility or the Term Loan Facility or such other Credit Agreement unless (x) the Company has received from Parent funds to pay in full the payoff amount for the Revolving Credit Facility and the Term Loan Facility and (as applicable) such other Credit Agreement and any fees or other amounts payable to the lenders or their agents thereunder in connection with the matters contemplated by this Section 5.6(g) and (y) to the extent required by the lenders or their agents under the Revolving Credit Facility (or such other Credit Agreement) pursuant to the terms thereof, Parent has agreed to and has provided backstop letters of credit or cash collateralized any existing letters of credit and guarantees and hedging arrangements and other bank products thereunder in a manner satisfactory to the lenders under the Revolving Credit Facility (or such other applicable Credit Agreement), to the extent applicable, or (ii) (without limiting clause (i)) shall be required to enter into any definitive agreement or have any liability or obligation under any certificate, document, instrument, credit agreement or any related document or any other agreement or document related to the retirement, payment, repayment or prepayment of amounts outstanding under the Revolving Credit Facility, the Term Loan Facility or any other Credit Agreement, in each case that is not contingent upon the Effective Time having occurred. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any damages, losses, costs, or expenses (including attorney's fees) incurred by any of them as a result of or in connection with their performance under this Section 5.6(g).

          (h)   Notwithstanding the foregoing, nothing in this Agreement shall require Parent, the Company or Merger Sub to, and the Company shall not without the prior written consent of Parent, proffer or agree to any concession or additional liability with any Contract counterparty or any of its Affiliates in order to obtain any consent sought under any Contract.

        Section 5.7    Employee Benefits Matters.

          (a)   Parent agrees that each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed by Parent or a Subsidiary thereof following the Closing Date (a "Continuing Employee") shall, during the period commencing at the Effective Time and ending on December 31, 2016, be provided with (i) base salary or base wage, target annual cash incentive compensation and employee benefits (excluding long-term incentive compensation opportunities and post-termination welfare benefits) which, in the aggregate are no less favorable than the base salary or base wage, target annual cash incentive compensation and employee benefits (but excluding long-term incentive compensation opportunities and post-termination welfare benefits) provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time and (ii) severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time that are set forth on Section 5.7(a) of the Company Disclosure Letter with respect to the Continuing Employees subject thereto; provided, however, that the requirements of this Section 5.7(a) shall not apply to Continuing Employees who are covered by a collective bargaining agreement.

          (b)   Following the Effective Time, Parent shall give each Continuing Employee full credit for prior service with the Company or its Subsidiaries to the extent such service would be recognized if it had been performed as an employee of Parent for purposes of eligibility, vesting and determination of benefit levels under any Parent Employee Plans or policy of general application relating to vacation or severance, except for benefit accrual purposes under any defined benefit plan of Parent, for purposes of determining eligibility for retiree and other post-termination health and welfare benefits or to the extent it would result in a duplication of benefits. For the avoidance of doubt, no Continuing Employee shall be retroactively eligible for any Parent Employee Plan, including any such Parent Employee Plan that was frozen prior to the Effective Time. In addition, Parent shall use commercially reasonable efforts to (i) waive, or cause to be waived, any pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to any Continuing Employee under any Parent Employee Plan to the extent they were inapplicable to, or satisfied under, the Company Plan in which any such employee participated immediately prior to the Effective Time and (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made. For purposes of this Agreement, the term "Parent Employee Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other formal written plan or policy under which service with Parent is relevant to eligibility, vesting and/or level of benefits, for the benefit of, or relating to, the current employees of Parent or its Subsidiaries and with respect to which eligibility has not been frozen.

          (c)   The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date: (a) any Company Plan that contains a cash or deferred arrangement intended to qualify under Section 401(a) of the Code (the "Company 401(k) Plans"); and (b) any Company Plan set forth on Section 5.7(c) of the Company Disclosure Letter, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain any such Company Plans by providing the Company with written notice of such election at least five (5) days before the Effective Time. Unless Parent so provides notice to the Company, the Company shall deliver to Parent, prior to the Closing Date, evidence that the Company Board has validly adopted resolutions to terminate such Company Plans (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed), effective no later than the date immediately preceding the Closing Date.

          (d)   If Parent maintains a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the "Parent 401(k) Plan") and Parent elects to have the Company and Affiliates, as applicable, terminate the Company 401(k) Plans pursuant to Section 5.7(c), Parent shall permit each Continuing Employee participating in the Company 401(k) Plans to elect, and Parent agrees to cause the Parent 401(k) Plan to accept, in accordance with applicable Law and the terms of the Parent 401(k) Plan and, subject to Parent's determination, in its sole discretion, that the applicable Company 401(k) Plan meets the requirements of Section 401, et. seq. of the Code, a "direct rollover" (within the meaning of Section 401(a)(31) of the Code) of his or her account balances (including earnings thereon through the date of transfer and, to the extent practicable with the use of commercially reasonable efforts, promissory notes evidencing all outstanding loans) under the Company 401(k) Plans. Each Continuing Employee shall become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 5.7(b)); it being agreed that no Continuing Employee shall experience a gap in eligibility to participate in a tax-qualified defined contribution plan as a result of the transactions contemplated by this Agreement.

          (e)   Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms all employee benefit obligations to current and former employees under each Company Plan set forth on Section 5.7(e) of the Company Disclosure Letter.

          (f)    Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person. The provisions of this Section 5.7 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans (including the Company Plans and the Parent Employee Plans) maintained for or provided to Continuing Employees prior to or following the Effective Time, (ii) impede or limit Parent, the Company, the Surviving Corporation or any of their Affiliates from, following the Effective Time, amending or terminating any Company Plan in accordance with its terms or (iii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Company or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries), other than the Parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 5.7) under or by reason of any provision of this Agreement.

        Section 5.8    Notification of Certain Matters.     The Company and Parent shall promptly notify each other of the receipt of any written communication received from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or from any Governmental Entity in connection with the transactions contemplated by this Agreement.

        Section 5.9    Indemnification, Exculpation and Insurance.

          (a)   Without limiting any additional rights that any director or employee may have under the Company Constituent Documents, any agreement or Company Plan, from and after the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law, subject to the immediately following sentence), each present and each former officer or director of the Company or any of its Subsidiaries (and each Person who may become an officer or director of the Company or a Company Subsidiary between the date of this Agreement and the Effective Time) (collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Party's service as a director, officer or employee of the Company or its Subsidiaries or services performed by such persons at the request of the Company or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including (i) the Merger and the other transactions contemplated by this Agreement and (ii) actions to enforce this Section 5.9 or any other indemnification or advancement right of any Indemnified Party. Notwithstanding anything to the contrary herein (but subject to any superior rights contained in the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) or applicable indemnification agreements to which any Acquired Company is a party), prior to making any advance in respect of the indemnification obligations set forth in this Section 5.9, the Person who is requesting such advance shall agree to repay such advances if it is ultimately determined that such Person is not entitled to indemnification in respect of the matter for which such advance was made.

          (b)   Except as may be required by applicable Law, Parent and the Company agree that for a period of six (6) years from the Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Company Constituent Documents (or, as relevant, the organizational documents of any Company Subsidiary) or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and for a period of six (6) years from the Effective Time shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (c)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date hereof with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend, nor shall Parent or the Surviving Corporation be required to expend, for such policies pursuant to this sentence an amount in excess of 300% of the annual premiums currently paid by the Company as of the date hereof for such insurance as set forth on Section 5.9(c) of the Company Disclosure Letter. If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policy as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company's existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums currently paid by the Company as of the date hereof for such insurance as set forth on Section 5.9(c) of the Company Disclosure Letter; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.

          (d)   Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) with respect to which an Indemnified Party is entitled to indemnification is instituted against any Indemnified Party on or prior to the sixth (6th) anniversary of the Effective Time, then the provisions of this Section 5.9 shall continue in effect until the final disposition of such Action.

          (e)   The indemnification provided for herein shall not be deemed exclusive of, and shall be in addition to, any other rights to which an Indemnified Party is entitled, whether under the organizational documents of any Acquired Company or pursuant to Law, Contract or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are from and after the Effective Time intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

          (f)    In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.9.

        Section 5.10    Rule 16b-3.     Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Shares, Company Equity Awards, and any other equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.11    Anti-Takeover Statute.     If any Takeover Law is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and their respective boards of directors shall grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions.

        Section 5.12    Stockholder Litigation.     The Company shall provide Parent with prompt notice of all proceedings, and copies of all correspondence received from or to be sent to actual or prospective adverse parties (or any of their representatives) or a Governmental Entity, relating to any Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall give Parent the opportunity to participate in the defense or settlement of any such stockholder Action, provided that the Company shall control such defense and settlement and the disclosure of information in connection therewith shall be subject to the provisions of Section 5.5, including regarding attorney-client privilege or other applicable legal privilege and provided further, that the Company shall not settle any litigation against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to this Agreement, the Merger, or the other transactions contemplated by this Agreement without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), except for settlements providing solely for (a) money damages and the payment of attorney's fees in an aggregate amount (together with all other settlements entered into pursuant to this Section 5.12) not in excess of amounts equal to the dollar amount of the limits of the Company's insurance and/or

(b) providing additional disclosure in the Proxy Statement that does not disparage Parent, Merger Sub, the Company, the Surviving Corporation, any of their respective Affiliates or any of their respective businesses.

        Section 5.13    Public Announcements.     Unless an Adverse Recommendation Change has occurred, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except and solely to the extent required by applicable Law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or securities quotation system.

        Section 5.14    Transfer Taxes.     Except as provided for in Section 2.2(c) , all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) imposed on the Company or the Surviving Corporation or incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by either the Company or the Surviving Corporation. The Company and Parent shall cooperate in the preparation, execution, and filing of all Tax Returns, questionnaires or other documents with respect to such Taxes.

        Section 5.15    Stock Exchange Delisting.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ Global Select Market to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ Global Select Market and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligations to Effect the Merger.     The respective obligations of each Party to effect the Merger are subject to the satisfaction at or prior to the Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Parent, Merger Sub or the Company, as the case may be, to the extent permitted by applicable Law:

          (a)    Stockholder Approval.     The Company shall have obtained the Company Stockholder Approval.

          (b)    Other Regulatory Approvals.     Any waiting period (and extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, and all approvals, authorizations and consents set forth on Section 6.1(b) of the Company Disclosure Letter shall have been obtained and remain in full force and effect.

          (c)    No Injunctions, Orders or Restraints; Illegality.     No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect that restrains or enjoins, or otherwise prohibits or makes illegal, the consummation of the Merger.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent (which waiver shall be effective both as to itself and as to Merger Sub) at or prior to the Closing:

          (a)    Representations and Warranties.     (i) The representations and warranties of the Company set forth in Section 3.2(b) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case such representation or warranty shall only be required to be true and correct as of such earlier date), except for de minimis inaccuracies, (ii) the representation and warranty set forth in Section 3.8(b) (Absence of Certain Changes or Events) shall be true and correct in all respects both when made and at and as of the Closing Date as if made at and as of such date, (iii) the representations and warranties of the Company set forth in the first and second sentences of Section 3.1(a) (Organization, Standing and Power) and in Section 3.3 (Authority), Section 3.24 (Brokers), Section 3.25 (Takeover Statutes) and Section 3.26 (Fairness Opinion) shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case such representation or warranty shall only be required to be true and correct as of such earlier date), (iv) the other representations and warranties of the Company set forth in Article III shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case such representation or warranty shall only be required to be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (v) Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance and Obligations of the Company.     The Company shall have performed or complied in all material respects with all of its agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

        Section 6.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Closing:

          (a)    Representations and Warranties.     (i) The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case such representation or warranty shall only be required to be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth therein), individually or in the aggregate, would not reasonably be expected to prevent, materially delay or impair the consummation by Parent and Merger Sub of the Merger in the manner contemplated by this Agreement and (ii) the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of each, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance of Obligations of Parent and Merger Sub.     Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective

  Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by Merger Sub) only as follows:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if any Governmental Entity of competent jurisdiction shall have issued a judgment, order, injunction, rule or decree that permanently restrains or enjoins, or otherwise permanently prohibits or makes illegal, the consummation of the Merger, and such judgment, order, injunction, rule or decree shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a Party if the breach by such Party of any covenant or agreement set forth in this Agreement (it being understood and agreed that the Parent and Merger Sub shall be deemed to be a single Party for purposes of the foregoing proviso) shall have materially contributed to the issuance of such judgment, order, injunction, rule or decree (or to such judgment, order, injunction, rule or decree becoming final and nonappealable);

             (ii)  if, upon a vote taken at any duly held Company Stockholders Meeting (or at any adjournment or postponement thereof) held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; or

            (iii)  if the Effective Time shall not have occurred on or before April 12, 2016 (the "Outside Date"); provided that no Party whose breach of this Agreement materially contributed to the failure of the Effective Time to occur prior to the Outside Date shall be entitled to terminate this Agreement pursuant to this Section 7.1(b)(iii) (it being understood and agreed that the Parent and Merger Sub shall be deemed to be a single Party for purposes of the foregoing proviso).

          (c)   by Parent, at any time prior to the Effective Time:

              (i)  if (A) (x) any of the representations or warranties of the Company set forth in Article III shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (y) the Company shall have breached or failed to perform when required any of its covenants or agreements set forth in this Agreement, in the case of each of clause (x) and clause (y), such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company or (ii) two (2) Business Days prior to the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that any condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied if it were to be measured as of the time of such breach; or

             (ii)  if, after the date hereof, the Company Board or any committee thereof shall have effected an Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement).

          (d)   by the Company:

              (i)  if (A) (x) any of the representations or warranties of Parent or Merger Sub set forth in Article IV shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (y) Parent or Merger Sub shall have breached or failed to perform when required any of their respective covenants or agreements set forth in this Agreement, in the case of each of clause (x) and clause (y), such that any condition set forth in Section 6.3 would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent or (ii) two (2) Business Days prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied if it were to be measured as of the time of such breach; or

             (ii)  prior to obtaining the Company Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal in compliance with Section 5.3(e) (after having complied with Section 5.3 in respect of such Acquisition Proposal, including Section 5.3(f)); provided that the Company enters such Alternative Acquisition Agreement substantially concurrently with the termination of this Agreement and pays the Termination Fee in accordance with Section 7.3(b).

        The Party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section 7.1 being relied on to terminate this Agreement to the other Parties.

        Section 7.2    Effect of Termination.     In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of this Section 7.2, Section 7.3 (Fees and Expenses), and Article VIII (General Provisions) of this Agreement shall survive the termination hereof. Notwithstanding the foregoing, nothing contained herein shall relieve any Party hereto of liability for a willful or intentional breach of its covenants or agreements set forth in this Agreement prior to such termination or for fraud.

        Section 7.3    Fees and Expenses.

          (a)   All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be borne and timely paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)   In the event that:

              (i)  (A) an Acquisition Proposal is made directly to the Company's stockholders or otherwise publicly disclosed (and shall not have been withdrawn at least two (2) Business Days prior to the Company Stockholders Meeting), and (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(ii) and (C)  concurrently with or within twelve (12) months after the date of any such termination of this Agreement referred to in clause (B), (x) the Company or any of its Subsidiaries enters into a definitive agreement providing for the consummation of an Acquisition Proposal, (y) the Company Board or any committee thereof recommends that Company stockholders vote in favor of or tender into an

    Acquisition Proposal that (either within twelve (12) months after the termination of this Agreement or afterwards) is subsequently consummated or (z) any Acquisition Proposal is consummated, the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee concurrently with the earlier of the entry into such definitive agreement with respect to, or consummation of, such Acquisition Proposal;

             (ii)  (A) an Acquisition Proposal is made directly to the Company's stockholders or otherwise publicly disclosed or otherwise communicated to the Company, the Company Board or any committee thereof (and shall not have been withdrawn prior to the termination of this Agreement), and (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(iii) , and (C) concurrently with or within twelve (12) months after the date of any such termination of this Agreement referred to in clause (B), (x) the Company or any of its Subsidiaries enters into a definitive agreement providing for the consummation of an Acquisition Proposal, (y) the Company Board recommends that Company stockholders vote in favor of or tender into an Acquisition Proposal that (either within twelve (12) months after the termination of this Agreement or afterwards) is subsequently consummated or (z) any Acquisition Proposal is consummated, the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee concurrently with the earlier of the entry into such definitive agreement with respect to, or consummation of, such Acquisition Proposal;

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee within two (2) Business Days after such termination; and

            (iv)  this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee prior to or concurrently with, and as a condition to, such termination;

  it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          (c)   For purposes of this Section 7.3:

              (i)  "Acquisition Proposal", solely as used in Section 7.3(b)(i) and Section 7.3(b)(ii) shall have the meaning ascribed thereto in Section 5.3(i)(ii), except that references in Section 5.3(i)(ii) to "fifteen percent (15%)" shall be replaced by "fifty percent (50%)" and references to "ninety percent (90%)" shall be replaced by references to "fifty percent (50%)".

             (ii)  "Termination Fee" means an amount equal to $28,313,000, except that in the event that this Agreement is validly terminated:

              (A)  by the Company pursuant to and in accordance with Section 7.1(d)(ii) at or before 11:59 p.m., Chicago Time on August 12, 2015 (the "Tier 1 Fee Deadline") in order to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal that the Company Board has determined is a Superior Proposal;

              (B)  by the Company pursuant to and in accordance with Section 7.1(d)(ii) after the Tier 1 Fee Deadline in order to enter into, within twenty-four (24) hours after the end of the applicable Notice Period (as such Notice Period may have been extended), an Alternative Acquisition Agreement with a Person with respect to an Acquisition Proposal that (1) the Company Board has determined is a Superior Proposal, (2) was made by such Person or its Affiliate prior to the Tier 1 Fee Deadline (with a Notice of Superior Proposal in respect thereof delivered to Parent prior to the Tier 1 Fee Deadline), (3) would have been entered into by the Company with such Person or its Affiliate prior to the Tier 1 Fee Deadline but for the Company's obligation to comply with Section 5.3(f) (without prejudice to any changes made to such Acquisition Proposal (or the related Alternative Acquisition Agreement) after the Tier 1 Fee Deadline in response to counterproposals made by Parent to the Company in connection with the process set forth in Section 5.3(f)) and (4) is on the terms and conditions last notified to Parent in a Notice of Superior Proposal (or Superior Proposal Change Notice) with respect to such Acquisition Proposal; or

              (C)  by Parent pursuant to and in accordance with Section 7.1(c)(ii) in connection with an Adverse Recommendation Change effected by the Company Board pursuant to and in accordance with Section 5.3(e)(i) at or before the Tier 1 Fee Deadline in connection with a Superior Proposal, then the "Termination Fee" shall mean a cash amount equal to $14,156,000.

          (d)   Each of the Parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee, the Company shall pay to Parent or Merger Sub interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime rate in effect on the date such payment was required to be made (as set forth in The Wall Street Journal) plus two percent (2%). Upon termination of this Agreement in accordance with its terms, Parent's right, if any, to receive the Termination Fee pursuant to Section 7.3(b) and the amounts described in the second sentence of this Section 7.3(d) shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against the Company, its Subsidiaries and any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, and upon payment of such Termination Fee and any applicable amount described in the second sentence of this Section 7.3(d) , none of the Company, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the other transactions contemplated by this Agreement; provided that, nothing in this Section 7.3(d) shall relieve any Person from liability for willful or intentional breach of its covenants or agreements set forth in this Agreement prior to such termination or for fraud. In no event shall the Company be required to pay the Termination Fee more than once.

        Section 7.4    Amendment or Supplement.     This Agreement may be amended, modified or supplemented by the Parties hereto at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that (i) any such amendment, modification or supplement shall be in a writing specifically designated as an amendment hereto and signed on behalf of each of the Parties and (ii) after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

        Section 7.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the Parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party or Parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties of the other Party or Parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Party or Parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party or Parties, as applicable. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, the rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1    Survival.     This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II and Sections 5.7 (Employee Benefits Matters) and 5.9 (Indemnification, Exculpation and Insurance) shall survive the consummation of the Merger. Except as set forth in the immediately preceding sentence, none of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed as a whole or in part, after the Effective Time.

        Section 8.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (excluding out-of-office replies) (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to Parent, Merger Sub or the Surviving Corporation, to:
BorgWarner Inc. 3850 Hamlin Road Auburn Hills, Michigan 48326
	Attention:	John J. Gasparovic
	Email:	jgasparovic@borgwarner.com
	Facsimile:	(248) 754-0888
with a copy (which shall not constitute notice) to:
Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603
	Attention:	Brian J. Fahrney Scott R. Williams
	Facsimile:	(312) 853-7036
	Email:	bfahrney@sidley.com swilliams@sidley.com
(ii)	if to the Company, to:
Remy International, Inc. 600 Corporation Drive Pendleton, Indiana 46064
	Attention:	John J. Pittas, President and CEO David G. Krall, Senior Vice President & General Counsel
	Email:	pittas.jay@remyinc.com krall.david@remyinc.com
	Facsimile:	(765) 221-6175
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
	Attention:	George J. Sampas
	Facsimile:	(212) 291-9131
	Email:	sampasg@sullcrom.com

        Section 8.3    Certain Definitions.     For purposes of this Agreement:

          "Action" means any civil, criminal or administrative suit, claim, action, proceeding, arbitration or disclosed investigation.

          "Affiliate" of any Person means any other Person that, at the time of determination, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such first Person.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by Law or executive order to be closed.

          "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by Contract or otherwise.

          "Copyrights" means all registered and unregistered copyrights in both published works and unpublished works of authorship.

          "Credit Agreements" collectively means: (i) the Revolving Credit Facility; (ii) the Term Loan Facility; (iii) Credit Transactions Agreement dated June 18, 2015, as amended June 25, 2015, by and between Remy Korea Limited, as Borrower and Korea Exchange Bank, as Lender; (iv) Amendment to the Credit Transactions Agreement dated June 25, 2015, by and between Remy Korea Limited, as Borrower, and Nonghyup Bank, as Lender; (v) Amendment to the Credit Transactions Agreement by and between Remy Korea Limited, as Borrower, and Shinhan Bank, as Lender; (vi) Revolving Credit Facility Agreement, dated May 28, 2015, by and between Remy Electric (Wuhan) and Remy Electricals Hubei Co, Ltd., as Borrower, and Bank of America, N.A., Shanghai Branch, as Lender; (vi) General Entrusted Loan Borrowing Contract dated as of January 13, 2014, by and among Remy Electricals Hubei Co, Ltd., as Loan Principal, Industrial and Commercial Bank of China (Jingzhou Huitong Branch), as Loan Agent, and Remy Electric (Wuhan) Limited, as Borrower and (vii) Revolving Credit Agreement, dated April 25, 2014, as amended April 29, 2015, by and between Remy Automotive Hungary Kft., as Borrower, and Raiffeisen Bank Zrt., as Lender.

          "Data Room" means the electronic documentation site established on behalf of the Company by Merrill Corporation, as it exists at 7:00 p.m. (Eastern time) on the day immediately before the execution of this Agreement (an electronic copy of which shall be supplied to Parent contemporaneously with or as promptly as practicable after the execution of this Agreement).

          "Distributing" means Fidelity National Financial, Inc.

          "Domain Names" means internet domain names.

          "ERISA Affiliate" means any trade or business that together with the Company or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code.

        "Government Contract" means any Contract between the Company or any of its Subsidiaries on the one hand, and any Governmental Entity (or a contractor or subcontractor to a Governmental Entity, in its capacity as such) on the other hand.

        "Intellectual Property" means collectively Patents, Trademarks, Domain Names, Copyrights and Trade Secrets.

        "knowledge of the Company" means the actual present knowledge of the individuals set forth on Section 8.3 of the Company Disclosure Letter.

        "Material Adverse Effect" means any condition, event, change, circumstance or effect that has a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there has been, is or would be a Material Adverse Effect:

          (1)   changes, trends or developments generally affecting manufacturers of aftermarket automotive parts, light duty vehicle original equipment or commercial vehicle original equipment;

          (2)   changes in global, national or regional economic, business, regulatory, legislative, political, or market conditions or in national or global financial markets;

          (3)   any geopolitical conditions, disease, the outbreak or escalation of hostilities, an act of war (whether or not declared), sabotage, terrorism, civil disorder, military actions or the escalation thereof;

          (4)   changes or proposed changes in GAAP or in Laws applicable to the Company or any of its Subsidiaries;

          (5)   any decline in the market price or change in the trading volume of the Shares on the NASDAQ Global Select Market (provided that the exception in this clause (5) shall not prevent or otherwise affect a determination that any condition, event, change, circumstance or effect underlying such decline has resulted in or contributed to a Material Adverse Effect);

          (6)   any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (provided that the exception in this clause (6) shall not prevent or otherwise affect a determination that any condition, event, change, circumstance or effect underlying such failure has resulted in or contributed to a Material Adverse Effect, including adverse developments with respect to customers (to the extent such adverse developments with respect to customers are not otherwise excluded by any of clause (1) through clause (5) or clause (7) through clause (10) of this definition of "Material Adverse Effect" from being taken into account in determining whether a Material Adverse Effect has or would reasonably be expected to occur));

          (7)   the execution and delivery of this Agreement, the performance by any Party of its obligations hereunder (other than pursuant to Section 5.1(a)) or the public announcement or pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with its customers, employees, or suppliers, or with any other third party; provided, that the exceptions set forth in this clause (7) shall not apply to the use of the term "Material Adverse Effect" in Section 3.4 (or, solely as it relates to matters otherwise covered by Section 3.4, Section 6.2(a) (iv));

          (8)   any litigation brought by or on behalf of any current or former Company securityholder (in its capacity as such) arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement or the Merger;

          (9)   any change resulting from or arising out of a hurricane, earthquake, tornado, flood, or other weather-related condition or natural disaster; or

          (10) (x) any action required to be taken (or required not to be taken) pursuant to this Agreement (other than pursuant to Section 5.1(a)); provided, that the exceptions set forth in this clause (10)(x) shall not apply to the use of the term "Material Adverse Effect" in Section 3.4 (or, solely as it relates to matters otherwise covered by Section 3.4, Section 6.2(a)(iv)), or (y) taken at the request or instruction, or with the consent, of Parent or Merger Sub.

except, in the case of any of clauses (1), (2), (3), (4) or (9), to the extent such condition, event, change, circumstance or effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect that such condition, event, change, circumstance or effect has on other companies primarily engaged in the manufacture of the applicable of aftermarket automotive parts, light duty vehicle original equipment or commercial vehicle original equipment (in which case such condition, event, change, circumstance or effect shall be taken into account in determining whether there has been a Material Adverse Effect solely to the extent of such disproportionate adverse effect).

        "Owned Intellectual Property" means Intellectual Property owned by the Company or any of its Subsidiaries.

        "Patents" means all patents, patent applications, and all related continuations, continuations-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

        "Representative" means, with respect to any Person, the officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives of such Persons.

        "Significant Subsidiary" means a Subsidiary of the Company that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

        "Subsidiary" means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than fifty percent (50%) of the board of directors or other governing body are owned, directly or indirectly, by: (i) such first Person, (ii) such first Person and one or more of its Subsidiaries, or (iii) one or more Subsidiaries of such first Person.

        "Trade Secrets" means trade secrets, know-how, customer lists, technical information, invention disclosures, research and development, data, processes, formulas, algorithms, methods, trading systems, processes and technology, each to the extent protectable as a trade secret pursuant to applicable Law.

        "Trademarks" means trademarks, service marks, trade names and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, and registrations thereof and applications therefor.

        Section 8.4    Interpretation.     When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The words "include," "includes" and "including" and words of similar import when used in this Agreement will mean "include, without limitation," "includes, without limitation" or "including, without limitation," unless otherwise specified. The word "or" shall not be exclusive. The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "made available" (or words of similar import) in respect of information made available (or words of similar import) to or by any of the Parties, means information made available to or (as applicable) by such Person physically, electronically or otherwise, including through the Data Room; provided, that the use of such words in Article III or Section 5.1 with respect to information made available by the Company or any of its Subsidiaries to Parent or its Subsidiaries shall refer only to information made available through (a) the Data Room or (b) in the Publicly Available Company SEC Documents.

        Section 8.5    Entire Agreement.     This Agreement (including the Exhibits hereto), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof (except that the Confidentiality Agreement shall be deemed amended as necessary so that until the termination of this Agreement in accordance with Section 7.1 hereof, Parent, Merger Sub and the Company shall be permitted to take the actions expressly required by this Agreement). The letter agreement, dated June 7, 2015 and amended on June 23, 2015, between Parent and the

Company, is hereby terminated. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR (OTHER THAN FOR CLAIMS WITH RESPECT TO FRAUD OR INTENTIONAL MISREPRESENTATION) INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR (OTHER THAN FOR CLAIMS WITH RESPECT TO FRAUD OR INTENTIONAL MISREPRESENTATION) INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

        Section 8.6    Parties in Interest.     Except as provided in Section 5.9 (Indemnification, Exculpation and Insurance), Parent and the Company hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The Parties further agree that the rights of third party beneficiaries under Section 5.9 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.13 without notice or liability to any other Person. Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7    Obligations of Parent and of the Company.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        Section 8.8    Governing Law.     THIS AGREEMENT AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        Section 8.9    Submission to Jurisdiction.     Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transaction contemplated hereby brought by any other Party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the Parties hereby irrevocably submits to the exclusive personal jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to the action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating to this Agreement or the transaction contemplated hereby in any court other than the courts of the State of Delaware, as described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the Parties further agrees that notice provided in accordance with Section 8.2 or in such other manner as may be permitted by Law shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Delaware, as described above, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.10    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub may assign in its sole discretion and without the consent of any other Party, any or all (but not less than all) of its rights and interests, and delegate all but not less than all of its and obligations, under this Agreement to any direct or indirect wholly owned Subsidiary of Parent that is a Delaware corporation by providing written notice thereof to the Company; provided that (i) any such assignment shall not prevent, materially delay or impede the consummation of the Merger or otherwise materially impede the rights of the stockholders of the Company under this Agreement and (ii) no such assignment shall relieve Parent or Merger Sub of its obligations hereunder and (iii) such assignment shall not result in a delay of the date of the Company Stockholders Meeting. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        Section 8.11    Enforcement.     The Parties agree that irreparable damage would occur if any of the provisions contained of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that each Party, without prejudice to any rights and remedies otherwise available, shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement without proof of actual damages. Each of the Parties hereby waives any requirement under any law to post security as a prerequisite to obtaining equitable relief. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

        Section 8.12    Currency.     All references to "dollars" or "$" or "US$" in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

        Section 8.13    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        Section 8.14    Waiver of Jury Trial.     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.15    Counterparts.     This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.16    Electronic Signature.     This Agreement may be executed by facsimile signature or electronically scanned signature and such signatures shall constitute an original for all purposes.

        Section 8.17    No Presumption Against Drafting Party.     Each of Parent, Merger Sub and the Company acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is hereby expressly waived.

        Section 8.18    Disclosure Letters.     The Company Disclosure Letter is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company, except and solely to the extent that a representation or warranty set forth in Article III of this Agreement specifically states that a true, complete or accurate list of a particular item is set forth on a particular section of the Company Disclosure Letter. The fact that any item or other information is disclosed in the Company Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Inclusion of any item or other matter in the Company Disclosure Letter shall not be construed as an admission or indication that such item or other matter is or is not material or that such item has had or would reasonably be expected to have a Material Adverse Effect. Headings in the Company Disclosure Letter are inserted for reference purposes and for convenience of the reader only, and shall not affect the interpretation thereof or of this Agreement. Nothing contained in the Company Disclosure Letter shall be construed as an admission of liability or responsibility in connection with any pending, threatened or future matter or proceeding.

[Signature page follows.]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BORGWARNER INC.
By:	/s/ RONALD T. HUNDZINSKI
	Name:	Ronald T. Hundzinski
	Title:	Vice President and Chief Financial Officer
BAND MERGER SUB, INC.
By:	/s/ RONALD T. HUNDZINSKI
	Name:	Ronald T. Hundzinski
	Title:	President
REMY INTERNATIONAL, INC.
By:	/s/ JOHN H. WEBER
	Name:	John H. Weber
	Title:	Chairman

[Signature Page to Merger Agreement]

 ANNEX I
INDEX OF DEFINED TERMS

Definition	Location
Acceptable Confidentiality Agreement	5.3(i)(i)
Acquired Companies	3.1(a)
Acquired Company	3.1(a)
Acquisition Proposal	5.3(i)(ii), 7.3(c)(i)
Action	8.3
Adverse Recommendation Change	5.3(d)(i)
Affiliate	8.3
Agreement	Preamble
Alternative Acquisition Agreement	5.3(d)(ii)
Anticorruption Laws	3.10(e)
Antitrust Law	5.6(e)
Appraisal Rights	2.2(i)
Book-Entry Shares	2.1(c)
Business Day	8.3
Certificate	2.1(c)
Certificate of Merger	1.2
Closing	1.3
Closing Date	1.3
Code	2.2(h)
Company	Preamble
Company Board	Recitals
Company 401(k) Plans	5.7(c)
Company Constituent Documents	3.1(b)
Company Determination	3.3(b)
Company Disclosure Letter	Article III
Company Equity Awards	2.1(d)(v)
Company Equity Plan	2.1(d)(i)
Company ESPP	2.1(d)(vi)
Company Phantom Award	2.1(d)(iv)
Company Plan	3.11(a)
Company Recommendation	3.3(b)
Company SAR	2.1(d)(ii)
Company SEC Documents	3.5(a)
Company Stockholder Approval	3.3(a)
Company Stockholders Meeting	5.4(d)
Company Stock Equivalents	3.2(b)
Company Stock Options	2.1(d)(i)
Company Support Agreement	5.1(b)(vii)
Company Voting Debt	3.2(b)
Confidentiality Agreement	5.5(b)
Continuing Employee	5.7(a)
Contract	3.15(b)
control	8.3
Controlled	3.14(j)
controlled	8.3
controlled by	8.3
Copyrights	8.3
Credit Agreements	8.3
D&O Insurance	5.9(c)
Data Room	8.3

Definition	Location
DGCL	Recitals
Dissenting Shares	2.2(i)
Distributing	8.3
Domain Names	8.3
DOJ	3.10(d)
Effective Time	1.2
Environmental Laws	3.13(b)(i)
Environmental Permits	3.13(b)(ii)
ERISA	3.11(a)
ERISA Affiliate	8.3
ERISA Plan	3.11(b)(ii)
Exchange Act	3.4(b)
Excluded Shares	2.1(b)
Foreign Company Plan	3.11(b)(i)
GAAP	3.5(b)
Government Antitrust Entity	5.6(a)
Government Contract	8.3
Governmental Entity	3.4(b)
H Partners Group	Recitals
HSR Act	3.4(b)
Indemnified Parties	5.9(a)
Intellectual Property	8.3
IRS	3.11(a)
knowledge of the Company	8.3
Law	3.4(a)
Liens	3.2(a)
Material Adverse Effect	8.3
Material Contract	3.15(a)
Material Aftermarket Customer	3.19
Material OEM Customer	3.19
Material Supplier	3.19
Materials of Environmental Concern	3.13(b)(iii)
Merger	Recitals
Merger Sub	Preamble
New Merger Sub	3.14(j)
Notice of Superior Proposal	5.3(f)(i)
Notice Period	5.3(f)(ii)
Old Controlled	3.14(j)
Old Merger Sub	3.14(j)
Option Payments	2.1(d)(i)
Outside Date	7.1(b)(iii)
Owned Intellectual Property	8.3
Owned Real Property	3.17(a)
Parent	Preamble
Parent 401(k) Plan	5.7(d)
Parent Employee Plan	5.7(b)
Parties	Preamble
Patents	8.3
Paying Agent	2.2(a)
Paying Agent Agreement	2.2(a)

A-I-2

Definition	Location
Payment Fund	2.2(a)
PBGC	3.11(c)
Per Share Merger Consideration	Recitals
Pension Plan	3.11(a)
Permits	3.10(b)
Permitted Liens	3.17(a)
Person	8.3
Phantom Payments	2.1(d)(iv)
Preferred Shares	3.2(b)
Proxy Statement	5.4(a)
Publicly Available Company SEC Documents	Art. III
Real Property Leases	3.17(b)
Representative	8.3
Restricted Shares	2.1(d)(iii)
Revolving Credit Facility	5.6(f)
SAR Payments	2.1(d)(ii)
SEC	3.5(a)
SEC Clearance	5.4(a)
Significant Subsidiary	8.3
Securities Act	3.5(a)
Share	Recitals
Specified Date	3.2(b)
SOX	3.5(a)
Spin-Off	3.14(j)
Subsidiary	8.3
Subsidiary Organizational Documents	3.1(b)
Superior Proposal	5.3(i)(iii)
Superior Proposal Change Notice	5.3(f)
Surviving Corporation	1.1(a)
Takeover Laws	3.25
Tax	3.14(l)(i)
Taxes	3.14(l)(i)
Tax Matters Agreement	3.23
Tax Opinion	3.23
Tax Return	3.14(l)(ii)
Term Loan Facility	5.6(f)
Termination Fee	7.3(c)(ii)
Tier 1 Fee Deadline	7.3(c)(ii)
Trade Secrets	8.3
Trademarks	8.3
under common control with	8.3
Voting Agreement	Recitals
WARN	3.12(a)

A-I-3

 EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REMY INTERNATIONAL, INC.

        FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is Remy International, Inc.

        SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

        FOURTH: The capital stock of the Corporation shall consist of 2,000 shares of Common Stock with a par value of $0.01 per share, of which, 1,000 shares shall be Class A Common Stock and 1,000 shares shall be Class B Common Stock. Each share of Common Stock of the Corporation shall entitle the holder thereof to one vote, in person or by proxy, on each proposition submitted to the stockholders for their vote thereon or their written consent thereto.

        FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to any specific limitation on such power contained in any Bylaws adopted by the stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

        SIXTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section Six of the Certificate of Incorporation by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section Six will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        SEVENTH: Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including, without limitation, proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "Covered Person"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred by this Section Seven shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition. The rights conferred on any Covered Person by this Section Seven shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise. Any repeal or amendment of this Section Seven by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section Seven, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. This Section Seven shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

        EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

A-A-2

 Annex B

VOTING AND SUPPORT AGREEMENT

        THIS VOTING AND SUPPORT AGREEMENT, dated as of July 12, 2015 (this "Agreement"), is entered into by and between BorgWarner Inc., a Delaware corporation ("Parent"), and H Partners Management, LLC ("H Partners"), H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd. and Rehan Jaffer (each, a "Stockholder", and collectively, the "Stockholders").

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, Parent, Band Merger Sub, Inc, a Delaware corporation and a wholly-owned Subsidiary of Parent, and Remy International, Inc., a Delaware corporation (the "Company"), have executed an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the "Merger Agreement"). Terms that are defined in the Merger Agreement that are not defined herein are used in this Agreement as they are defined in the Merger Agreement;

        WHEREAS, as a condition to Parent executing and delivering the Merger Agreement, Parent is requiring that each Stockholder enter into this Agreement to, among other things, vote the shares of common stock, $0.0001 par value per share, of the Company Beneficially Owned by such Stockholder (the "Shares") in favor of the Merger Agreement and the Merger; and

        WHEREAS, as of the date hereof, the Stockholders collectively have the power to vote and dispose of 2,801,264 Shares (the "Existing Shares").

        NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Certain Covenants.

          1.1    Support.    Each Stockholder hereby covenants that during the term of this Agreement such Stockholder will not directly or indirectly limit its right to control the vote of the Shares Beneficially Owned by such Stockholder or knowingly take any other action which is, individually or in the aggregate, reasonably likely to have an adverse effect on such Stockholder's ability to satisfy its obligations under this Agreement, including by transferring such Shares to a Person that is not an Affiliate of such Stockholder or of any other Stockholder. Notwithstanding anything in this Agreement to the contrary, (a) in connection with any transfer of Shares not involving or relating to any Acquisition Proposal, any Stockholder may transfer any or all of the Shares or any interests in any or all of the Shares Beneficially Owned by such Stockholder to any wholly-owned Subsidiary or Affiliate of any of the Stockholders; provided, that, contemporaneously with any such transfer, such Affiliate executes and delivers to Parent a joinder to this Agreement (including with respect to the accuracy as of such date of the representations and warranties of a Stockholder set forth herein with respect to such Affiliate) pursuant to which such Stockholder shall be bound by the terms and provisions of this Agreement applicable to a Stockholder, and (b) any Stockholder may transfer such Stockholder's Shares to any Person at any time from and after the earlier of (y) the closing of the polls on a proposal to adopt the Merger Agreement and (z) December 12, 2015.

          1.2    No Solicitation.    During the term of this Agreement, no Stockholder shall take any action that would then be prohibited by Section 5.3 of the Merger Agreement if the Stockholder were a Representative of the Company; provided, that any Stockholder may enter into any binding definitive agreement with respect to a Superior Proposal concurrently with the Company terminating the Merger Agreement in accordance with its terms and entering into such an agreement with respect to such Superior Proposal. To the extent that Section 5.3 of the Merger Agreement (or any definition used therein) is amended, modified or supplemented following the date of this Agreement in a manner adverse to the Stockholder, the Stockholder shall be bound pursuant to this Section 1.2 with respect to such Section 5.3 as it exists as of the date of this Agreement (and not as amended, modified or supplemented).

          1.3    Certain Events.    This Agreement and the obligations hereunder will attach to the Shares and will be binding upon any person to which legal or Beneficial Ownership of any or all of the Shares passes, whether by operation of Law or otherwise. This Agreement and the obligations hereunder will also attach to any additional Shares of the Company issued to or acquired by any Stockholder after the date hereof.

          1.4    Grant of Proxy; Voting Agreement.

            (a)   Each Stockholder hereby irrevocably, until the termination of this Agreement in accordance with Section 5.1, appoints Parent as proxy for such Stockholder to vote the Shares entitled to vote, for such Stockholder and in such Stockholder's name, at any annual or special meeting, or at any adjournment thereof, for the adoption of the Merger Agreement and approval of the Merger if, and only if, such Stockholder fails to vote (including through delivery of a proxy to vote) for the adoption of the Merger Agreement and approval of the Merger not less than two Business Days prior to such meeting. The parties acknowledge and agree that neither Parent, nor Parent's Affiliates or Representatives, shall owe any duty (including fiduciary duty), whether in law or otherwise, or incur any liability of any kind whatsoever to any Stockholder in connection with or as a result of any voting by Parent of the Shares pursuant to the terms of this Agreement. The parties acknowledge that this proxy is coupled with an interest in the Shares and, until the termination of this Agreement, shall not be terminated by any act of any Stockholder or by operation of law.

            (b)   Each Stockholder hereby irrevocably and unconditionally covenants that, during the term of this Agreement, at any meeting of the stockholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof upon which a vote or other approval is sought, such Stockholder shall (i) with respect to any vote relating to the Merger Agreement, the Merger or any other matter to be approved by the stockholders of the Company to facilitate any of them, appear at such meeting or otherwise cause the Shares Beneficially Owned by it to be counted as present thereat for the purpose of establishing a quorum and vote (or cause to be voted) such Shares, in person or by proxy, in favor of the adoption of the Merger Agreement and the approval of the Merger and (ii) vote (or cause to be voted), in person or by proxy, the Shares Beneficially Owned by such Stockholder against any Acquisition Proposal or any other proposal, action or transaction involving the Company or any of its Subsidiaries, which proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement.

            (c)   Until the termination of this Agreement in accordance with its terms, the obligations of the Stockholders specified in this Section 1.4 shall apply whether or not the Company Board (or any committee thereof) has effected an Adverse Recommendation Change.

          1.5    Disclosure.    Each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC, the NASDAQ Global Select Market, any other national securities exchange or other applicable Law, its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement. Parent hereby authorizes the Stockholders to make such disclosure or filings as may be required by the SEC or NASDAQ Global Select Market or any other national Shares exchange or the OTC Bulletin Board.

        2.    Representations and Warranties of Stockholders.    Each Stockholder hereby represents and warrants to Parent, as of the date hereof, that, with respect to such Stockholder (and, with respect to Section 2.1, such Stockholder and the other Stockholders):

          2.1    Ownership.    The Stockholders, in the aggregate, are Beneficial Owners of all of the Existing Shares, and the Existing Shares constitute the Stockholders' entire interest in the outstanding capital stock of the Company. Each Existing Share is Beneficially Owned by one or more of the Stockholders free and clear of any Liens of any nature whatsoever, except for restrictions on transfer under Securities Laws and except for those created by this Agreement. The Stockholders collectively have sole voting power (including the right to control such vote as contemplated herein) with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Existing Shares. "Beneficial Ownership" has the meaning ascribed to such term in Rule 13d-3 adopted by the SEC under the Exchange Act, as amended. References to securities "Beneficially Owned" or a "Beneficial Owner" shall have correlative meanings. None of the Stockholders is a Beneficial Owner of any securities exchangeable, exercisable or convertible into capital stock of the Company.

          2.2    Organization.    With respect to each Stockholder that is not a natural person, such Stockholder is duly existing under the laws of its jurisdiction of organization and, with respect to Rehan Jaffer, Rehan Jaffer is an individual residing in New York, New York.

          2.3    Authorization.    Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder has been duly and validly authorized by all necessary action of the Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and the other Stockholders, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

          2.4    No Violation.

            (a)   The execution, delivery and performance of this Agreement by such Stockholder do not and will not, with or without notice or lapse of time, or both, (i) if such Stockholder is an entity, conflict with or violate the certificate of incorporation (or similar entity document) or bylaws (or similar entity document) of the Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which such Stockholder is a party or otherwise, other than, in the case of clauses (ii) and (iii) hereof, any such conflict, violation, breach, default, termination, amendment, acceleration, or cancellation that is not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on such Stockholder's ability to satisfy its obligations under this Agreement.

            (b)   The execution, delivery and performance of this Agreement by such Stockholder do not and, at the time of the Closing will not, require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the

    DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on such Stockholder's ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to have a material adverse effect on such Stockholder's ability to satisfy its obligations under this Agreement.

          2.5    No Other Representations.    Such Stockholder acknowledges that neither the Parent nor any Person on behalf of the Parent has made, and that such persons do not make, any representation or warranty to the Stockholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

          2.6    Company Support Agreement.    Such Stockholder agrees not to amend, terminate or otherwise modify the Support Agreement between the Stockholders and the Company dated February 3, 2015 (the "Company Support Agreement") without Parent's consent (which consent shall not be unreasonably withheld, conditioned or delayed).

          2.7    Reliance by Parent.    Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder herein.

          2.8    Such Stockholder Has Adequate Information.    Such Stockholder is a sophisticated seller with respect to the Shares Beneficially Owned by such Stockholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares Beneficially Owned by such Stockholder and has independently and without reliance upon the Parent and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

        3.    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Stockholders, as of the date hereof that:

          3.1    Authorization.    Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent, and no other proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement.

          3.2    No Violation.    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Parent's ability to satisfy its obligations under this Agreement or (b) violate, result in a default under, or conflict with any contract, agreement or understanding or any applicable Law binding upon Parent, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on Parent's ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to have a material adverse effect on the Parent's ability to satisfy its obligations under this Agreement.

          3.3    No Other Representations.    Parent acknowledges that no Stockholder, nor any Person on behalf of any Stockholder, has made, and such persons do not make, any representation or warranty to the Parent, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

        4.    Appraisal Rights.    Each Stockholder agrees not to exercise any rights of appraisal that such Stockholder may have or acquire in connection with the Merger.

        5.    Miscellaneous.

          5.1    Term.    Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earlier of (i) the Closing, (ii) any termination of the Merger Agreement in accordance with its terms, and (iii) the delivery of written notice of termination by H Partners to Parent following any Fundamental Amendment (the earliest date, the "Termination Date"). For purposes of this Agreement, "Fundamental Amendment" means the execution by the Company, Parent and Merger Sub of an amendment to, or waiver or other modification by the Company, Parent or Merger Sub of (i) any provision of, the Merger Agreement that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration or (ii) Section 2.2(c)(ii) or 7.1(b)(iii) of the Merger Agreement (or any defined term to the extent used therein), in the case of this clause (ii), to the extent that such amendment, waiver or other modification could reasonably be expected to adversely affect any of the Stockholders, in their capacity as such, in any material manner. No termination shall relieve any party for any breach or inaccuracy in such party's representations or warranties set forth herein or for such party's breach or failure to perform its covenants and obligations herein.

          5.2    Fiduciary Duties.    Notwithstanding anything in this Agreement to the contrary: (a) no Stockholder makes any agreement or understanding herein in any capacity other than in such Stockholder's capacity as Beneficial Owner of Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by any Stockholder or any Representative of any Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any Subsidiary of the Company, acting in such Person's capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

          5.3    Amendment and Waiver.    This Agreement may be amended by, and only by, an instrument in writing signed by the parties hereto. Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of (i) any Stockholder, in the case of Parent, or (ii) Parent, in the case of any Stockholder, contained herein or in any document delivered pursuant hereto, (c) waive compliance by (i) any Stockholder, in the case of Parent, or (ii) Parent, in the case of any Stockholder, with any agreement contained herein or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

          5.4    Costs and Expenses.    Parent shall pay to H Partners all of the Stockholders' reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of H Partners' outside legal counsel) incurred by the Stockholders in connection with this Agreement; provided that such expenses shall not exceed $25,000. Such out-of-pocket expenses shall be payable as they are incurred upon request by H Partners. Parent shall bear its own costs and expenses (including all legal and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          5.5    Binding Effect.    Subject to Section 5.7, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors (including by operation of Law) and assigns.

          5.6    Entire Agreement; No Third Party Beneficiaries.    This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          5.7    Assignments.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.

          5.8    Execution in Counterparts.    This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.9    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:
Remy International, Inc. 600 Corporation Drive Pendleton, Indiana 46064
Attention:	John J. Pittas, President and CEO
David G. Krall, Senior Vice President & General Counsel
Facsimile:	(765) 221-6175
with a copy to:
Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603
Attention:	Brian J. Fahrney Scott R. Williams
Facsimile:	(312) 853-7036

if to any Stockholder, to:
c/o H Partners Capital Management, LLC 888 Seventh Avenue, 29th Floor New York, New York 10019
Attention:	Lloyd Blumberg
Facsimile:	(212) 265-4206
with a copy to:
Morris, Nichols, Arsht & Tunnell LLP 1201 North Market Street P.O. Box 1347 Wilmington, Delaware 19899-1345
Attention:	Eric S. Klinger-Wilensky
Facsimile:	(302) 498-62220

          5.10    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws principles of the State of Delaware or any other jurisdiction.

          5.11    Further Assurances.    The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

          5.12    Waiver of Jury Trial.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          5.13    Submission to Jurisdiction; Service of Process.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating hereto in any court other than the courts of the State of Delaware, as described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Delaware, as described above, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          5.14    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words "include," "includes" and "including" and words of similar import when used in this Agreement will mean "include, without limitation," "includes, without limitation" or "including, without limitation," unless otherwise specified. The word "or" shall not be exclusive. The term "parties" means Parent and each Stockholder, and "party" means any of them. To the extent there is any inconsistency between this Agreement and the Company Support Agreement, this Agreement shall prevail. Each party agrees that it has been represented by counsel in connection with this Agreement and that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is hereby expressly waived.

          5.15    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

          5.16    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[The rest of this page has intentionally been left blank.]

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

BORGWARNER INC.
By:	/s/ RONALD T. HUNDZINSKI
	Name:	Ronald T. Hundzinski
	Title:	Vice President and Chief Financial Officer

[Signature Page to Voting Agreement]

STOCKHOLDERS:
H Partners Management, LLC
By:	/s/ REHAN JAFFER
	Name:	Rehan Jaffer
	Title:	Managing Member
H Partners, LP
By:	/s/ REHAN JAFFER
	Name:	Rehan Jaffer
	Title:	Managing Member
H Partners Capital, LLC
By:	/s/ REHAN JAFFER
	Name:	Rehan Jaffer
	Title:	Managing Member

[Signature Page to Voting Agreement]

P H Partners Ltd.
By:	/s/ REHAN JAFFER
	Name:	Rehan Jaffer
	Title:	Managing Member
H Offshore Fund Ltd.
By:	/s/ REHAN JAFFER
	Name:	Rehan Jaffer
	Title:	Managing Member
/s/ REHAN JAFFER Rehan Jaffer

[Signature Page to Voting Agreement]

Executed solely for the purpose of acknowledging to and agreeing with the Stockholders that, to the extent there is any inconsistency between this Agreement and the Company Support Agreement, this Agreement shall prevail as between the Company and the Stockholders
REMY INTERNATIONAL, INC.
By:	/s/ JOHN H. WEBER
	Name:	John Weber
	Title:	Chairman

[Signature Page to Voting Agreement]

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

[UBS Letterhead]

July 12. 2015

The Board of Directors
Remy International, Inc.
600 Corporation Drive
Pendleton, Indiana 46064

Dear Members of the Board:

        We understand that Remy International, Inc., a Delaware corporation (the "Company"), is considering a transaction whereby BorgWarner Inc., a Delaware corporation ("Acquiror"), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, dated as of July 12, 2015 (the "Agreement"), among Acquiror, the Company and Band Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), Sub will undertake a series of transactions whereby the Company will become a wholly-owned subsidiary of Acquiror (the "Transaction"). Pursuant to the terms of the Agreement all of the issued and outstanding shares of the common stock, par value $0.0001 per share, of the Company ("Company Common Stock"), will be converted into the right to receive, for each outstanding share of Company Common Stock, $29.50 in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Excluded Shares and Dissenting Shares (each as defined in the Agreement)) of the Consideration to be received by such holders in the Transaction.

        UBS Securities LLC ("UBS") has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided investment banking and financial advisory services to the Company unrelated to the proposed Transaction, for which UBS and its affiliates received compensation, including having acted as financial advisor to the Company in its 2014 transaction with Fidelity National Financial, Inc. and Joint Lead Arranger and Bookrunner in the refinancing of the Company's debt facility in 2013. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Acquiror and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

        Our opinion does not address the relative merits of the Transaction or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction or any related transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the parties to the Agreement will comply with all material terms of the Agreement, and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material

D-1

term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Acquiror or the Transaction. We have not been authorized to solicit and have not solicited indications of interest in a transaction with the Company from any party.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and Acquiror; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

        In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock (other than Excluded Shares and Dissenting Shares (each as defined in the Agreement)) in the Transaction is fair, from a financial point of view, to such holders.

        This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,
/s/ UBS Securities LLC UBS SECURITIES LLC

D-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. REMY INTERNATIONAL, INC. 600 CORPORATION DRIVE PENDLETON, IN 46064 ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M95897-Z66378 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. REMY INTERNATIONAl, INc. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of July 12, 2015, as it may be amended from time to time (the “Merger Agreement”), by and among Remy International, Inc., a Delaware corporation, BorgWarner Inc., a Delaware corporation, and Band Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of BorgWarner Inc. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 3. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TIcKET Bring this ticket with you for admission to the meeting. REMY INTERNATIONAl, INc. Special Meeting of Stockholders 600 corporation Drive Pendleton, Indiana 46064 September 22, 2015, 10:00 a.m. local Time Note: If you plan to attend the Special Meeting of Stockholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Special Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Special Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Special Meeting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. M95898-Z66378 REMY INTERNATIONAl, INc. Special Meeting of Stockholders September 22, 2015, 10:00 a.m. local Time This proxy is solicited by the Board of Directors The undersigned stockholder of Remy International, Inc., a Delaware corporation, hereby acknowledges receipt of the notice of Special Meeting of Stockholders and proxy statement, dated August 18, 2015, and hereby appoints John J. Pittas and Albert E. VanDenBergh (each with power to act without the other and with power of substitution) as proxies, to represent the undersigned at the Special Meeting of the common stockholders of Remy International, Inc. to be held at 10:00 a.m. Local Time on September 22, 2015 at 600 Corporation Drive, Pendleton, Indiana 46064 and at any postponement or adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERlY EXEcuTED, WIll BE VOTED AS SPEcIFIED ON THE REVERSE SIDE. IF NO SPEcIFIcATION IS MADE, THIS PROXY WIll BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PlAN OF MERGER, FOR THE PROPOSAl TO APPROVE, BY NON-BINDING, ADVISORY VOTE, cERTAIN cOMPENSATION ARRANGEMENTS AND FOR THE ADJOuRNMENT OF THE SPEcIAl MEETING, IF NEcESSARY OR APPROPRIATE, TO SOlIcIT ADDITIONAl PROXIES. THE BOARD OF DIREcTORS REcOMMENDS A VOTE FOR EAcH OF THESE PROPOSAlS. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) continued and to be signed on reverse side Address changes/comments: